     As Filed with the Securities and Exchange Commission on August 2, 2000
                                            Registration Statement No. 333-41289
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------


                               AMENDMENT NO. 3 to

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                ELECTROPURE, INC.
           (Name of Small Business Issuer as specified in its charter)


    CALIFORNIA                          3589                        33-0065212
 (State or Other                 (Primary Standard                (IRS Employer
 Jurisdiction of             Industrial Classification               ID No.)
  Incorporation                     Code Number)
 of Organization)



            23456 South Pointe Drive, Laguna Hills, California 92653

                                 (949) 770-9347
                (Address and telephone number of principal executive offices)

                           --------------------------

                           FLOYD H. PANNING, President
                                ELECTROPURE, INC.

                            23456 South Pointe Drive

                         Laguna Hills, California 92653
                                 (949) 770-9347
      (Name, address and telephone number of Agent for service of process)

                           --------------------------

                          Copies of communications to:
                             Ronald P. Givner, Esq.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
                       300 South Grand Avenue, 34th Floor
                          Los Angeles, California 90071
                                 (213) 687-5329

          Approximate date of commencement of proposed sale to public:
                  As soon as practicable after the registration
                          statement becomes effective.

                           --------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------
                                                       Proposed       Proposed
                                                       Maximum         Maximum       Amount of
                                                       Offering       Aggregate    Registration
 Title of Each Class of Securities   Amount to be     Price Per       Offering          Fee
         to be Registered             Registered       Share(1)         Price
-------------------------------------------------------------------------------------------------
   Common Stock, $0.01 par value       7,461,458       $0.7810       $5,828,891        $1,527.17

     Previously paid...........................................................         2,743.02
                                                                                       ----------

Amount Due.....................................................................             None

--------------------


(1) Based on the closing bid price as reported on the Electronic Bulletin Board on July 24, 2000.

        The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

P R O S P E C T U S


                        7,461,458 SHARES OF COMMON STOCK


                                ELECTROPURE, INC.


The selling stockholders described in this prospectus may offer and sell from time to time up to 7,461,458 shares of common stock of Electropure, Inc. Electropure, Inc. will not receive any proceeds from the sale of these shares of common stock, but may receive proceeds upon the exercise of options and warrants for the shares.

The selling stockholders may sell the common stock offered hereby from time to time through the facilities of the Electronic Bulletin Board, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices.

The common stock is quoted on the Electronic Bulletin Board under the symbol "ELTP." On July 24, 2000 the bid price of the common stock on the Electronic Bulletin Board was $0.7810 per share.

Investing in the common stock involves risks. See "Risk Factors" beginning on Page 6.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY
--------------------------------------------------------------------------------

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

-----------------
THE COMPANY
-----------------


We have developed the EDI water purification system to provide high purity water on demand at the point-of-use. A point-of-use system provides treated water at specific sites within a facility as compared to a point-of-entry system which treats all water supplied to the entire facility. The EDI employs an electrochemical-based method of water purification, called electrodeionization, to remove ions, which are electrically-charged contaminants, through the use of specially treated resins and membranes under an applied electrical current. Our EDI system is aimed at the ultra-pure segment of the commercial and industrial water treatment markets. These markets include, among others, semiconductor, cosmetic companies, pharmaceuticals, pulp and paper companies, laboratories and petrochemical companies. At current output levels of 1/4 to 10 gallons per minute, the EDI design will give the same output capacity at one-third to one-fifth the cost of competitive treatment technologies. The design also allows for the ability to modularize the technology's capacity by connecting two or more EDI modules together to service installations up to 20 times or more the size of current output levels. Limited sales of this product began in 1997. In late 1999, we redesigned the EDI module to improve its integration into water treatment systems. We began selling the new EDI module, named XL by Electropure, in December 1999.

On February 17, 1998, we acquired the rights to exclusive membrane technology from Hydro Components, Inc., and have successfully developed commercial ion permeable membranes from the HCI technology which have now been integrated into our XL module. An ion permeable membrane allows ions to move, under direct current, through it while being impermeable to water. The ions are collected in a waste compartment and may be recycled or discharged with the facility wastewater. Our new ion permeable membranes have allowed us to offer more cost-sensitive models of our EDI product to a broader range of users for a wider range of uses.

In October 1997, we acquired an exclusive license to patent and intellectual property rights involving laser light scattering techniques for use in the detection and monitoring of toxicants in drinking water. We have successfully developed a working model of the Micro Imaging Technology System as a result of our research program to detect and identify toxicants in fluids in near "real time." Compared to other current technologies, real time means minutes rather than hours; hours rather than days. Our EDI product, a water purification device, and the MIT System under development for detecting and identifying contaminants, are not intended to be integrated into one product since one purifies water and the other is intended to detect impurities.

In May 1998, our Hydro Components Division began offering a line of water and wastewater treatment products for light commercial/industrial customers, including optical lens manufacturers, pharmaceutical and biotechnical firms, and power generation stations. We also offer solvent-based coated membranes used in electrodeposition of paint.

-------------------
THE OFFERING
-------------------

Securities Offered.......................................    7,461,458  shares of Common Stock.

Number of Shares of Common
Stock Outstanding........................................    8,877,341 shares*, with one vote per share.

Number of Shares of Class B Common
Stock Outstanding........................................    83,983 shares, with eight votes per share.

Number of Shares of Series B
Convertible Preferred Stock Outstanding..................    1,000,000 shares, with four votes per share.

Number of Shares of Convertible
Preferred Stock Outstanding..............................    2,600,000 shares, with one vote per share.

Use of Proceeds..........................................    Any proceeds received by the Company upon
                                                             exercise of options or warrants held by
                                                             Selling Shareholders will be
                                                             used for working capital.

Electronic Bulletin Board Symbol ........................    ELTP:     Common Stock.



---------------
RISK FACTORS
---------------


The securities offered hereby involve a high degree of risk. These includes the risks of investing in a company that has limited working capital and investing in securities that are subject to possible substantial dilution. There can be no assurance that we can successfully manufacture and market our EDI water purification product or any other proposed product or sell products at prices that will result in net income. Actual results of manufacturing, marketing and competitive conditions and other factors may require significant modification of our future operations from those planned operations described in this document.




--------

* Excludes 83,983 shares of Common Stock issuable upon conversion of Class B Common Stock, 1,000,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock and 5,151,327 shares issuable upon exercise of outstanding options or warrants. Also excludes 2,600,000 shares of Convertible Preferred Stock that became redeemable by the Company as of January 31, 1991 for $0.01 per share.

---------------------------
SUMMARY FINANCIAL DATA
---------------------------


We began sales of our patented EDI product in September 1997 and currently have orders for additional products pending. We do not anticipate that we will generate substantial revenues from the sale of these products until we can raise sufficient working capital to expand our manufacturing and marketing operations. In anticipation of this expansion, we relocated to our current, larger facilities in February 1998.



SUMMARY OPERATING STATEMENT DATA:



                                                         Fiscal Year                       Six Months
                                                       Ended October 31,                  Ended April 30,
                                                -----------------------------       --------------------------
                                                                                            (Unaudited)
                                                    1999             1998               2000              1999
                                                -----------       -----------       -----------       -----------
Sales ....................................      $   695,565       $   805,513       $   451,557       $   411,454
Cost of goods sold .......................          898,386           704,365           542,745           455,439
Gross profit (loss) ......................         (202,821)          101,148           (90,745)          (43,985)
Net loss .................................       (1,958,644)       (1,506,943)         (920,021)         (802,308)
Net loss per share, basic and diluted ....            (0.23)            (0.19)            (0.11)            (0.09)

SUMMARY BALANCE SHEET:



                                              October 31, 1999     April 30, 2000
                                              ----------------     ---------------
                                                                     (Unaudited)
Working capital ..........................      $    199,456       $    226,942
Total assets .............................         1,415,285          1,284,618
Total current liabilities ................           412,012            288,075
Accumulated deficit ......................       (21,018,249)       (21,938,270)
Stockholders' equity .....................           971,292            963,460
Stockholders' equity per common share ....              0.13               0.11

-------------------------------------------------------------------------------
                                  RISK FACTORS
--------------------------------------------------------------------------------


An investment in the common stock involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective purchasers, prior to making an investment in the common stock, should carefully consider, along with other matters referred to in this prospectus, the following risk factors and should consult with their own legal, tax and financial advisors with respect thereto.

This Prospectus contains forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a difference include, but are not limited to, those discussed in "Risk Factors." Prospective purchasers should carefully consider, among other factors, the following:

1. STAGE OF DEVELOPMENT OF THE COMPANY. In December 1999, we began sales of an EDI product, called the "XL," with redesigned components and membranes we developed utilizing the technology acquired from Hydro Components, Inc. in February 1998. Sales of this product have been limited to date and operating costs have exceeded initial revenues. No assurances can be given that we can manufacture sufficient EDI products at an economical cost, or sell products at a net profit. Further, no assurances can be given that EDI products or other products we offer will receive market acceptance. We are subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of new products, any of which risks are beyond our control. Further, with regard to the Micro Imaging Technology System we are developing, it is also subject to all the risks inherent in trying to adapt a technology for a new use. No assurances can be given that we can successfully develop or market any of these products.

While units of the high purity point-of-use EDI product have been placed in operation and have been operating efficiently for over two years, there is no assurance that the XL will be commercially viable. Actual results of the development activities, manufacturing processes, technological developments, market and competitive conditions, financial resources, results of operations and other factors may require significant modifications to all or part of our proposed business.

2. ACCUMULATED DEFICIT; OPERATING LOSSES; GOING CONCERN. From our inception in 1979 through April 30, 2000, we have accumulated a loss of $21,938,270 and a net stockholders' equity of $963,460. The accumulated loss is principally due to expenses incurred in the development of the EDI product, initial manufacturing start-up costs, initial marketing efforts, administrative expenses and interest, as well as the expenses associated with the research and development of the laser-based monitoring technology acquired in 1997. The report of our independent auditors for the fiscal year ended October 31, 1999 contains an explanatory paragraph as to our ability to continue as a going concern. Our financial statements have been prepared assuming that we will continue as a going concern. As discussed in the notes to the financial statements, our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes and in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

3. LIMITED PATENT PROTECTION. Delays incurred in marketing our EDI product may have allowed other companies to develop and commence production of similar products. Due to potential competitive pressures, our ability to capitalize on the features of the EDI product in the marketplace will be dependent on our ability to deliver products in sufficient quantities at competitive prices. Besides U.S. Filter Corporation, and GE Power Systems, other companies are believed to have products or are developing products using electrodeionization or similar technology.

We own a U.S. patent and limited foreign patents, with respect to some aspects of our technology for the EDI. The U.S. patent was granted in 1984 and, subject to payment of annual maintenance fees, will expire in August 2001. We may not be able to afford the expenses required to enforce any patent we may have now or in the future and no assurances can be given that any patents would be upheld if challenged, or if upheld, would provide us with meaningful protection. Further, once our U.S. patent expires in August 2001, our competitors could legally imitate our design approaches. We also rely on trade secrets and know-how that are not patentable. Although we have taken steps to protect our unpatented trade secrets and know-how, in part through the use of confidentiality agreements with our employees, consultants and contractors, there can be no assurance that:

-       these agreements will not be breached,
-       we would have adequate remedies for any breach, or
- our trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We have filed for patent protection on our membrane technology and with regard to the MIT System. Similar risks apply to these products and no assurances can be given that our patent applications will be approved in a timely fashion, or at all.

4. NECESSITY FOR ADDITIONAL FINANCING. From time to time we have experienced and continue to experience working capital shortfalls that slowed the development of the EDI product. We will be required to raise substantial amounts of new financing, in the form of additional equity investments or loan financing, to carry out our business objectives. There can be no assurance that we will be able to obtain additional financing on terms that are acceptable to us and at the time we require, or at all. Further, any financing may cause dilution of the interests of our current shareholders. If we are unable to obtain additional equity or loan financing, our financial condition and results of operations will be materially adversely affected. Moreover, our estimates of cash requirements to carry out our current business objectives are based upon various assumptions, including assumptions as to revenues, net income or loss and other factors, and there can be no assurance that these assumptions will prove to be accurate or that unbudgeted costs will not be incurred. Future events, including the problems, delays, expenses and difficulties frequently encountered by similarly situated companies, as well as changes in economic, regulatory or competitive conditions, may lead to cost increases that could have a material adverse effect on us and our plans. If we are not successful in obtaining loans or equity financing for future developments, it is unlikely that we will have sufficient cash to continue to conduct operations as currently planned. We believe that to raise needed capital, we may be required to issue debt or equity securities that are significantly lower than the current market price of our common stock.

In the opinion of management, available funds will satisfy our working capital requirements through August 2000. However, no assurances can be given that these proceeds will satisfy our working capital needs for the period estimated, or; that we can obtain additional working capital through the sale of common stock or other securities, the issuance of indebtedness or otherwise or on terms acceptable to us. Further, no assurances can be given that any equity financing will not result in a further substantial dilution to the existing shareholders or will be on terms satisfactory to us.

5. PRIOR AND POSSIBLE FUTURE DELAYS IN DEVELOPING TECHNOLOGY. The original concept for the EDI technology was a point-of-entry system to treat the entire house or facility. However, inherent difficulties in developing this model due to pre-treatment requirements and high production costs, led to the development of a smaller, point-of-use model of the EDI technology aimed at the high purity water treatment segment of the commercial and industrial water treatment markets. Further, at times we have been forced to significantly reduce operations or suspend sales activities due to limited resources or patent disputes. While we have resolved the patent disputes, limited resources could again delay the development and marketing of products. Further, delays can occur in the development or improvement of potential products, including our MIT System. Therefore, no assurances can be given as to when we will have the resources to aggressively market our current products or any other potential product.

6. RISK OF NEW PRODUCT AND TECHNOLOGY; PRODUCT LIABILITY. The proposed manufacturing and marketing of the EDI product, incorporating relatively new and unproved membrane technology, has inherent risks. No one can be sure how the products will operate over time under various conditions of actual use. Only a limited number of the XL products utilizing the new membrane technology and redesigned components have been placed in operation since 1999.

Even if the product is successfully manufactured and marketed, the occurrence of warranty or product liability, or retraction of market acceptance due to product failure or failure of the product to meet expectations could prevent us from ever becoming profitable. Failure of the product to operate as expected could lead to potential product liability suits. Development of new technologies for manufacture is frequently subject to unforeseen expenses, difficulties and complications and in some cases the development cannot be accomplished. Our competitors have significantly greater marketing and financial resources than us.

In the opinion of management, the new XL product demonstrates positive attributes, but any attributes of the EDI product must be balanced against the lack of any significant field operating experience of the product, the existence of established companies in the water purification field with greater financial resources, experience and developed products, the fact that the new EDI product has not been tested on a wide variety of water conditions, including hard water and unknown technological difficulties.

The same risks, as well as many of the risks described in the other Risk Factors discussed below, do or will also apply to the development of the MIT System for use in detecting dangerous items in fluids. Further, since the MIT System has not yet been adapted for its intended use, there is a risk that the technology cannot be adapted as contemplated. Further, even if we successfully adapt the technology as intended, there can be no assurances that the developed product will be commercially viable.

7. STATUS OF THE ELECTROPURE "EDI". In late 1990, we developed the point-of-use module of the EDI, aimed at the high purity water treatment market, which is able to desalt 1/4 - 10 gallons of water per minute of pre-treated tap water to a purity level exceeding one-megohm-cm, which is roughly less than 0.5 parts per million of total dissolved solids. We believe that this model, which has been sold in limited quantities, is significant in its ability to compete in terms of capital cost and product efficiency. In late 1999, we began sales of a redesigned model of the EDI, called XL, utilizing membranes developed with the HCI technology at a more competitive cost. Additional models of the EDI which will provide higher flow rates are contemplated for development. Additional models of the EDI, for applications other than high purity water treatment, may also result from the development of the HCI membrane technology.

No assurances can be given that the XL product will not need additional development work or require further modifications that may require re-engineering of parts and additional delays in mass marketing of the product. Further, no assurances can be given that we will successfully develop additional models of the EDI product.

We began research and development on the MIT System in December 1997 to detect and monitor contaminants in fluids. The first phase of our research proved the technology's viability, however, additional research and development is required before the technology can become commercially viable.

8. UNCERTAINTY OF MARKET ACCEPTANCE. We began selling our new EDI product which incorporates our patent-pending membrane in late 1999. Sales of this product have been moderate to date and there is no assurance that the product will attain significant market acceptance and generate adequate revenues. Generally, market acceptance of a new technology requires substantial efforts to inform potential customers of the new technology's distinctive characteristics and cost advantages. This effort is crucial in marketing the EDI product. We will seek to have potential purchasers invest in the EDI product instead of currently available equipment or to treat water that is currently not being treated. Although we are able to sell the XL product at a lower capital cost per gallon of water treated and in-house testing has demonstrated that the XL will have lower operating and maintenance costs than existing competitive products, we have not yet demonstrated that cost savings occur from frequent use over an extended time period. We have also not demonstrated that the XL can justify this capital cost or that the demand for high purity water equipment is sufficient to justify the cost. The price of the product is a critical factor in marketing.


Similar risks will apply to the use of any product which may be developed using the Micro Imaging Technology.


9. GOVERNMENT REGULATIONS AND CERTIFICATION. Requirements of a California law provide that water treatment devices which are sold for residential use be certified by the State Department of Health Services, or approved certification facility, if claims are made that the device will remove or reduce a contaminant for which a primary drinking water standard has been established. We make no such claims with regard to the EDI product. In addition, California law makes it illegal to make any false claims in connection with the sale of any water treatment product. Other states have similar laws.

If we are required to certify our EDI product, the regulatory process may be lengthy and require detailed laboratory and clinical testing procedures which may be costly and time-consuming. The process of obtaining regulatory approval and ensuring compliance with appropriate statutes and regulations typically requires the expenditure of substantial resources. Any delays or failure on our part to obtain regulatory approval and ensure compliance with appropriate standards could adversely affect our ability to earn product revenue and our results of operations, liquidity and capital resources.

The MIT System, when commercialized, will be subject to extensive regulation by numerous governmental authorities and regulatory agencies worldwide prior to introduction of the product. The process of obtaining required regulatory approvals may be lengthy and expensive depending on the jurisdiction. There can be no assurance that we will be able to obtain the necessary approvals to conduct clinical trials for the manufacturing and marketing of products, that all necessary clearances will be granted to us for future products on a timely basis, or at all, or that review or other actions by the regulatory agencies will not involve delays adversely affecting the marketing and sale of our products. In addition, the testing and approval process with respect to products which we may develop or seek to introduce may take a substantial number of years and involve the expenditure of substantial resources. There can be no assurance that the MIT System will be cleared for marketing by the regulatory agencies of the countries in which we seek to gain distribution rights. Failure to obtain any necessary approvals or failure to comply with applicable regulatory requirements could have a material adverse effect on our business, financial condition or results of operations. Further, future government regulation could prevent or delay regulatory approval of our products.

10. LARGER AND BETTER FINANCED COMPETITORS. There are many firms in the water purification and related industries, substantially all with financial resources, experience and technical staffs larger than ours. Large competitors include U.S. Filter, Ionics and GE Power Systems. Several firms have successfully developed products that meet some or most of the needs intended to be met by the EDI and have established strong market positions in these areas. These competitors may respond vigorously to any threat to their established market shares. In addition, other companies may be developing or planning the development of devices competitive with our current product.


11. CONTINUED TECHNOLOGICAL CHANGE. The technology upon which the EDI water purification product relies may undergo rapid development and change. There can be no assurance that the technology utilized by us will be competitive in light of possible future technological developments. Further, we cannot assure that our technology will not become obsolete or that we will have adequate funds to meet technological changes.


12. NEED FOR ADDITIONAL EMPLOYEES AND FACILITIES. We relocated our operations to a 30,201 sq. ft. facility in Laguna Hills, California in March 1998. Management estimates that the current facility will be adequate to conduct needed manufacturing activities. Our current employees are sufficient to conduct the manufacturing and administrative functions required at the present time. However, additional employees will be required once manufacturing operations increase and if we are successful in developing a product utilizing the Micro Imaging Technology. No assurance can be given that we can obtain these additional employees when required.

13. REQUIRED ROYALTIES. The total royalties granted per EDI sold is approximately $51.00 for each EDI product sold. Of that amount, a royalty of $42.00 per unit continues until the last patent related to this product expires. Currently, the last patent expires in August 2001. A $9 per unit royalty is payable until a maximum of $525,600 has been paid. Currently, the required royalties equal approximately 2.3% of net sales. Mr. Harry O'Hare, the founder of the Company, does not hold any royalties in the EDI but does have royalty rights in connection with two products he sold to the Company in 1987. There can be no assurances that our profitability will not be adversely affected by these royalty payments. As of the fiscal period ended April 30, 2000, we had accrued $13,175 in royalties due under the above arrangements.

14. FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS. Our revenues in the next several years may be uneven depending on the timing and sales of products or the potential licensing of technology. The timing of these events, if they occur, could have a significant effect on results of operations. The results of one quarter of operations are not necessarily indicative of results of operations for any subsequent quarters.

15. CONTROL OF THE COMPANY. As of July 24, 2000 Anthony M. Frank, Harry M. O'Hare, Sr. and the current officers and directors of the Company owned approximately 43.1%, 7.5%, and 7.6% of the voting power of the Company, respectively. As a result, these individuals, if they agreed to act in concert, are in a position to materially influence, if not control, the outcome of all matters requiring shareholder approval, including the election of directors.

16. DEPENDENCE ON MANAGEMENT. We are significantly dependent upon the continued availability of Floyd H. Panning, our President and Chief Executive Officer. The loss or unavailability of Mr. Panning for an extended period of time could have a material adverse effect on our business operations and prospects. To the extent that his services are unavailable for any reason, we will be required to procure other management and operating personnel. There can be no assurance that we will be able to locate or employ qualified personnel on acceptable terms. We have entered into an employment agreement with Mr. Panning. However, we do not maintain key employee insurance on Mr. Panning or on any other employee of the Company.


17. POSSIBLE VOLATILITY OF COMMON STOCK PRICE. The trading prices of the common stock may respond to variations in operating results and other events or factors, including, but not limited to, the sale or attempted sale of a large amount of the common stock into the market, as could occur from sales by the Selling Shareholders. In addition, the stock market has experienced price and volume fluctuations in recent years, particularly in the securities of smaller companies. These fluctuations have had a substantial effect on the market prices of many companies, often unrelated to the operating performance of the specific companies, and similar events in the future may adversely affect the market prices of the common stock.

18. RISK OF LOW PRICED STOCKS; INABILITY TO MEET NASDAQ LISTING REQUIREMENTS. The common stock is currently traded in the over-the-counter market and is listed on the Electronic Bulletin Board under the symbol "ELTP."

Our common stock is currently defined as a "penny stock." Unless exempt, for any transaction involving a penny stock, the broker/dealer must deliver, prior to any transaction, a disclosure schedule prepared by the Securities and Exchange Commission explaining important concepts involving:

-       the penny stock market,

-       the nature of the market,
-       terms used in the market,

-       the broker/dealer's duties to the customer,
- a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and
- the customer's rights and remedies in cause of fraud or abuse in the sale.


Disclosure also has to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. In addition, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Non-NASDAQ stocks are not covered by the definition of penny stock for:


-       issuers who have $2,000,000 in tangible assets, we do not meet this
- criteria, transaction in which the customer is an institutional accredited
- investor, and transactions that are not recommended by the broker/dealer.

For penny stocks, there are additional sales practice requirements on broker-dealers who recommend these securities to persons other than established customers and accredited investors. Generally, accredited investors would be institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For these transactions, the broker-dealer must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to sale. Securities are also exempt from these requirements if the market price is over $5.00 per share or, for warrants, they must be exercisable for more than $5.00.

As a result of the above requirements, trading in the common stock, which currently is a penny stock, may be severely limited and holders may experience difficulties in selling the securities, the market price for the securities may be less than they may otherwise be, news coverage regarding us may be more limited and we may find obtaining new financing to be more difficult. This reduced liquidity could result in a material adverse impact on the value of the securities. Currently, only a sporadic market exists for the common stock.


NASDAQ has recently significantly increased the requirements for initial and continued listing on the NASDAQ Small Cap Market and National Market. It is unlikely that the Company, in the near future, will be able to meet even the initial listing requirements for the Small Cap Market. The recently announced proposed changes to listing on the Electronic Bulletin Board will not effect the Company, but would require brokers to deliver an explanation of the differences between the Electronic Bulletin Board and NASDAQ.

19. LARGE NUMBER OF EXISTING WARRANTS AND OPTIONS. Currently, there are 5,151,327 warrants and options outstanding, exercisable at prices ranging from $0.28 to $15.00 per share and expiring through August 2009. For the term of the options and warrants, the holders thereof will have an opportunity to profit from the rise in the market price of the common stock without assuming the risks of ownership. The existence of all of these options and warrants may have an adverse effect on the terms upon which we may be able to obtain additional capital. Furthermore, it might be expected that the holders of all of the options and warrants would exercise their options at a time when we could obtain equity capital on terms more favorable than those provided for by the options and warrants.


20. NO DIVIDENDS. We have not paid cash dividends on the common stock and do not anticipate paying any cash dividends for the foreseeable future.

--------------------------------------------------------------------------------
                                 DIVIDEND POLICY
--------------------------------------------------------------------------------

We have not paid any dividends on the common stock since incorporation. We anticipate that, in the foreseeable future, earnings, if any, will be retained for use in the business or for other corporate purposes and it is not anticipated that cash dividends will be paid. Payment of dividends is at the discretion of the Board of Directors and may be limited by future loan agreements or California law. Under California law, if a corporation does not have retained earnings, it may pay dividends provided that after giving effect thereto:


- the sum of the assets of the corporation, exclusive of good will, capitalized research and development expenses or deferred charges, would be at least equal to one and one-quarter times its liabilities, not including deferred taxes, deferred income and other deferred credits, and

- the current assets of the corporation would be at least equal to the current liabilities or, if the average of the earnings of the corporation before taxes on income and for interest expense for the two preceding fiscal years was less than the average of interest expense of the corporation for those fiscal years, the current assets would be at least equal to one and one-quarter times its current liabilities.



--------------------------------------------------------------------------------
                                 USE OF PROCEEDS
--------------------------------------------------------------------------------


We will not receive any proceeds upon the sale of any shares of common stock by the Selling Shareholders, but will receive funds upon the exercise of options or warrants held by the Selling Shareholders. Any proceeds received will be used to pay the estimated expenses of this offering and for working capital, including, salaries, rent, overhead, marketing, production and costs associated with our research and development programs.

--------------------------------------------------------------------------------
                                  MARKET PRICES
--------------------------------------------------------------------------------


Our common stock is currently quoted in the OTC Electronic Bulletin Board market as a "penny stock" under the symbol "ELTP." The following table sets forth the high and low bid prices for the common stock, as reported on the Bulletin Board or "pink sheets," for the quarters that the securities were traded. The quotations reflect inter-dealer prices, without retail mark-up or mark-down or commissions and may not represent actual transactions.



                                                                  -------------------
                                                                     COMMON STOCK
                                                                      BID PRICES
                                                                  -------------------
                                                                     HIGH      LOW
     --------------------------------------------------------------------------------
     FISCAL 1998      First Quarter                                  2-1/8     1/2
     --------------------------------------------------------------------------------
                      Second Quarter                                 3-3/4     7/8
                       --------------------------------------------------------------
                      Third Quarter                                    3      1-3/8
                      ---------------------------------------------------------------
                      Fourth Quarter                                 1-3/4    13/16
     --------------------------------------------------------------------------------
     FISCAL 1999      First Quarter                                  1-1/2     1/2
     --------------------------------------------------------------------------------
                      Second Quarter                                 1-6/16     1
                      ---------------------------------------------------------------
                      Third Quarter                                  1-3/16    1/2
                      ---------------------------------------------------------------
                      Fourth Quarter                                 13/16    11/16
     --------------------------------------------------------------------------------
     FISCAL 2000      First Quarter                                   7/8     11/16
                      ---------------------------------------------------------------
                      Second Quarter                                1-25/32   15/32
                      ---------------------------------------------------------------
                      Third Quarter (through July 24, 2000)          1-1/8    25/32
     --------------------------------------------------------------------------------



The market for the common stock is sporadic and quoted prices may not represent the true value of the securities.

As of July 24, 2000 the Company had approximately 760 holders of record of its common stock.


--------------------------------------------------------------------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

-----------------------------------------------
FISCAL YEARS ENDED OCTOBER 31, 1998 AND 1999
-----------------------------------------------


Sales of our EDI products for the fiscal years ended October 31, 1998 and 1999 were $372,742 and $278,943, respectively. These figures do not represent sales of our XL model which we first offered for sale in December 1999. Sales of our Hydro Components line of products amounted to $432,771 and $416,622 for the fiscal years ended October 31, 1998 and 1999, respectively. Our aggregate sales decreased for the fiscal year ended October 31, 1999 by $109,948 as compared to fiscal 1998 primarily due to several factors:

- the current economic downturn in Japan and Europe accounted for an approximate 10% reduction in sales;

- we lowered the selling price of the EDI module to be more cost competitive during the latter part of fiscal 1999 from approximately $5,000 to $4,000 per module;

- marketing efforts to sell the EDI products were reduced during the latter part of the fiscal year as design changes for the products were being completed, and

- the loss of primary marketing personnel resulted in reduced marketing efforts for our Hydro Components products.

Cost of goods sold increased during the fiscal year ended October 31, 1999 by $194,021 as compared to fiscal 1998 due to an increase of manufacturing overhead and the write-off of obsolete inventory during the current fiscal year.

Research and development expenses for fiscal 1999 increased by $205,787 compared to fiscal 1998 due to an increase in salaries for research and development personnel and as a result of the allocation of overhead expenses to the program which we initiated in December 1997 to develop the Micro Imaging Technology acquired from Wyatt Technology Corporation in late October 1997. In addition, approximately $60,000 was expended on research and development of our ion permeable membranes and a power supply being developed by Mr. Heidmann for the EDI product. No similar development activities occurred during fiscal 1998.

General and administrative expenses for fiscal 1999 increased compared to fiscal 1998 by $306,071, the primary component of which resulted from increased expenses relating to outside consultants, legal and accounting fees, and the issuance of a $67,127 bonus to Hydro Components upon the successful development of our new EDI membranes. In addition, during fiscal 1999, we realized $78,000 in income on the sub-lease of approximately 10,000 square feet of the facility which we currently lease. We will continue to sub-lease this portion of the premises until we require the use of the area involved.

Interest income and expense activity is reflected as a net figure and represents a decrease of $408,706 in interest expense for the fiscal year ended 1999 as compared to the prior year. Interest income for fiscal 1999, in the sum of $14,252, arose from short-term investments. The primary component of interest expense in fiscal 1998 was a $400,175 expense realized by the issuance of convertible debt of $400,000 in loans by a principal shareholder.


We realized a net loss of $1,958,644 for fiscal 1999, representing an increase of $451,701 from the prior year level. The increase was primarily due to a reduction in sales, the bonus issued to Hydro Components and increases in salaries, consulting fees, legal and accounting expenses.


----------------------------------------------
SIX MONTHS ENDED APRIL 30, 1999 AND 2000
----------------------------------------------

References to 1999 and 2000 are for the six months ended April 30, 1999 and 2000, respectively.

Sales increased in fiscal 2000 by $40,103 as compared to fiscal 1999 primarily due to enhanced efforts to market our new EDI product line, the XL, and our new ion exchange membrane products. The increase in sales was partially offset by a decrease in sales of our Hydro Components products due to a temporary decrease in marketing personnel during the period. For the six months ended April 30, 1999 and 2000, sales of our EDI products amounted to $201,001 and $231,778, respectively. Sales of the XL model accounted for approximately 31% of EDI revenues for the period ended April 30, 2000. For the six months ended April 30, 1999, we had Hydro Components sales revenues totaling $210,453. Sales revenues were $219,779 for the six months ended April 30, 2000, including $43,846 in revenues from the addition of membrane products to the Hydro Components line.

Costs of goods sold for fiscal 2000 increased by $86,863 as a result of increases in sales activity for our new Hydro Components membrane line as well as due to the allocation of depreciation expense on new manufacturing equipment placed in service in fiscal 2000.

Research and development expenses for fiscal 2000 decreased by $27,053 compared to fiscal 1999. These expenses primarily arise from the program which we initiated in December 1997 to develop the MIT System for detecting and identifying contaminants in fluids. The decrease primarily results from a reduction in equipment expenditures and consulting expenses related to the program as well as a reduction in amortization expense relating to our Micro Imaging Technology which was fully amortized as of the fiscal year ended October 31, 1999.

General and administrative expenses for fiscal 2000 increased by $92,678 as compared to fiscal 1999. The increase results primarily from an increase of $123,446 in salaries and an increase of $86,334 in operating expenses such as in legal and accounting fees and rent expense. These increases were partially offset by a $117,102 decrease in consulting expenses in fiscal 2000.

Interest income arose from short-term investments and decreased by $1,757 for the fiscal period ended April 30, 2000 as compared to the prior year period, reflecting a reduction in available working capital. Interest expense for fiscal 2000 was $3,571, with no comparable activity during the prior period. Interest expense arises, primarily, from equipment and automobile financing activities.

We realized a net loss before income taxes of $919,221 for fiscal 2000, representing an increase of $117,713 from the prior year level. The increase was primarily due, as noted above, to increases in salaries, operating expenses and costs of goods sold.

LIQUIDITY AND CAPITAL RESOURCES

At April 30, 2000, we had working capital of $226,942. This represents a working capital increase of $27,486 compared to that reported at October 31, 1999 and reflects the fact that we substantially offset our customer deposits with the delivery of EDI products during the period while maintaining comparable inventory levels. In addition, we converted $400,000 in short term loans into common stock during the period.

Our primary sources of working capital have been from short term loans and from the sale of private placement securities. In February 2000, we borrowed $100,000 from Mr. Anthony Frank, a majority shareholder, at a 10% annual interest rate. Between February and April 2000, we received $765,206 and a $300,000 note receivable from the sale of 1,065,206 shares of common stock and 532,603 warrants to purchase common stock at $2.00 per share. Of the proceeds received, $400,000 represented the conversion of principal loans, plus $5,206 in accrued interest, on loans we had received between December 1999 and February 2000 from Mr. Anthony Frank.

During the latter part of fiscal year 1999, we curtailed our marketing activity on the EDI product while modifications could be effected to the EDI design and the ion permeable membrane derived from the Hydro Components acquisition could be developed. Sales began in late December 1999 of the XL, which incorporates the more cost-effective ion permeable membranes. Sales of EDI products increased in the second quarter of fiscal 2000 by 6% and are expected to continue to increase through the latter part of fiscal 2000.

PLAN OF OPERATION

In the opinion of management, available funds and funds to be realized from the note receivable from private placement subscriptions discussed above will satisfy our working capital requirements through August 2000. We intend to fund our working capital requirements by increasing marketing efforts for all of our products. In addition, we have taken the initial steps to form two Nevada corporations which are wholly-owned subsidiaries of Electropure:

- Micro Imaging Technology was formed in February 2000 and will conduct research and development operations on the detection and identification of fluid-borne microorganisms. We filed a patent application on this technology in February 2000. It is contemplated that, within the next 60 days, we will enter into an arrangement with MIT to transfer all patent rights, in exchange for a combination of stock, options and cash, as well as a percentage of future revenues.

- We formed Electropure EDI, Inc. in February 2000 to conduct manufacturing and sales operations for the EDI line of products.

Currently, we are seeking short term working capital through loans and/or the sale of private placement securities so that we may expand our EDI marketing efforts and further the MIT research program. This approach is intended to optimize the value of the MIT System when we are in a position to discuss licensing and/or joint venture arrangements with potential candidates. Similar arrangements may arise for our EDI technology although we are not conducting any licensing or joint venture discussions for either the EDI or MIT technology at the current time. The implementation of these strategies will be dependent upon our ability to secure sufficient working capital in a timely manner. However, no assurances can be given that available funds will satisfy our working capital needs for the period estimated, or that we can obtain additional working capital through the sale of common stock or other securities, the issuance of indebtedness or otherwise or on terms acceptable to us. Further, no assurances can be given that any equity financing will not result in a further substantial dilution to the existing shareholders or will be on terms satisfactory to us.

We will be required to raise substantial amounts of new financing, in the form of additional equity investments, loan financing, or from strategic partnerships, to carry out our business objectives. There can be no assurance that we will be able to obtain additional financing on terms that are acceptable to us and at the time required by us, or at all. Further, any financing may cause dilution of the interests of our current shareholders. If we are unable to obtain additional equity or loan financing, our financial condition and results of operations will be materially adversely affected. Moreover, estimates of our cash requirements to carry out our current business objectives are based upon various assumptions, including assumptions as to our revenues, net income or loss and other factors, and there can be no assurance that these assumptions will prove to be accurate or that unbudgeted costs will not be incurred. Future events, including the problems, delays, expenses and difficulties frequently encountered by similarly situated companies, as well as changes in economic, regulatory or competitive conditions, may lead to cost increases that could have a material adverse effect on us and our plans. If we are not successful in obtaining loans or equity financing for future developments, it is unlikely that we will have sufficient cash to continue to conduct operations, particularly research and development programs, as currently planned. We believe that in order to raise needed capital, we may be required to issue debt or equity securities that are significantly lower than the current market price of our common stock.

                            ------------------------
                                    BUSINESS
                            ------------------------


We manufacture and market the "EDI" series of patented electrodeionization water treatment devices for commercial and industrial high purity water applications. The EDI product is marketed to original equipment manufacturers, also known as OEM's, as a specialized component for water treatment systems designed to provide ultrapure water to market segments whose major customers include, but are not limited to, semiconductor, pharmaceutical and power generation companies, as well as laboratories and petrochemical companies.


The current EDI design is able to desalt pre-treated tap water, filtered and generally softened by reverse osmosis to a purity level exceeding ten megohm-cm, or roughly 0.2 parts per million of total dissolved solids, at a rate of up to 10 gallons per minute on demand. Unlike an ion exchange membrane which is impermeable to water, reverse osmosis forces water, under pressure, through a membrane that is impermeable to most contaminants. Modularized designs, which allows for the connection of additional modules in parallel formations, increase a system's capacity exponentially to service installations requiring up to hundreds of gallons per minute. In addition to its cost-effective operation, a major environmental and competitive benefit of the EDI technology is that it does not require the addition of chemicals for resin regeneration. Most other competitive processes require the addition of these elements.


We also began sales of light commercial/industrial water and waste water treatment equipment in May 1998. Included in the product line, known as the Hydro Components line of products, are high quality sanitary heat exchangers, sample coolers for sterile steam and water, ion exchange filter cartridges, and ion exchange membranes for electrodialysis, electrodeposition, and electrochemical separations.


In February 1998, we acquired the rights to exclusive membrane technology from Hydro Components, Inc. See "BUSINESS - Acquisition of Intellectual Properties - Ion Exchange Membrane Technology." We then began a research project utilizing the acquired technology to develop ion permeable membranes for use with the EDI product. We have successfully developed membranes which will allow us to offer more cost-sensitive models of the EDI product to a broader range of users for a wider range of uses.

In October 1997, we acquired an exclusive license to patent and intellectual property rights involving laser light scattering techniques to be utilized in the detection and monitoring of toxicants in drinking water. This acquisition provides the basis for our proposed development of near "real-time" drinking water monitoring systems. This technology and the EDI technology are not intended to be integrated into one product. See "BUSINESS - Acquisition of Intellectual Property - Micro Imaging Technology" and "BUSINESS - Micro Imaging Technology."


We were incorporated in December 1979 in California under the name HOH Water Technology Corporation and changed our name to Electropure, Inc. in 1996. Our address and telephone number is: 23456 South Pointe Drive, Laguna Hills, California 92653, (949) 770-9347.

------------------------------------
THE MARKET FOR WATER PURIFICATION
------------------------------------


Water is essential to life and potable water, that which is fit for human consumption, is a necessity for which a market will always exist. Growing population has increased demand for potable water just as the waste and pollution created by the enlarging population has reduced nature's ability to supply potable water. The United Nations focused attention on the world's water problem in 1980 and allocated $300 billion to the development of solutions to the problem. Beyond the need for water which is merely fit for human consumption is the demand for "high purity" water which is usable for purposes other than drinking, such as cleaning or industrial processing. Such water requires the removal of contaminants that interfere with the intended use. In fact, examination of municipal water use reveals that less than one percent of the water is actually used for human consumption, the remainder being used by industry, irrigation, bathing, laundry, etc. Enhanced treatment of water at the point of use, therefore, is an economically viable solution for compliance with stringent standards imposed by users of high purity water. The three largest markets for ultrapure water, wherein the EDI product finds it market, are power generation, semiconductor and pharmaceutical industries. According to a report by The McIlvane Market Research Company in the January 1999 Journal of Ultrapure Water, the total capital to be spent for ultrapure water in the year 2001 is approximately $2.8 billion, with the vast majority being spent by these three segments.

In 1997, the market for ultrapure water was estimated by McIlvane at $1.7 billion. If these figures are accurate, this market will have grown by more than 60% in a mere five years. Given the general deterioration of the world's water supplies, this growth is likely to continue and expand as the cost of treatment falls. Advanced manufacturing technologies and the tremendous expansion seen in electronics, pharmaceuticals and bio-tech firms in the last decade alone, have been the precursors of an increased need for high purity process water and for water purification equipment. The industry is in a major growth cycle and there are about 40 major companies in the world active in supplying goods and services with an estimated 13,500 customers in the United States.

During the six months ended April 30, 2000, approximately 89% of our sales revenues for EDI products were made to foreign customers. Mihama Corporation is our largest customer to date, accounting for 65% of product sales during the period. Mihama Corporation is a Japanese trading company marketing and servicing our EDI products to OEM's in that region. Waterman Purification Ltd. in Ireland represented approximately 8% of EDI sales during the period.


---------------------------------------------
CURRENT TECHNOLOGIES IN WATER PURIFICATION
---------------------------------------------

Water purification is a relative term referring to removing selected, but not all, of a limited number of contaminants depending on the expected use to be made of the water. There are three general types of water purification processes:

        1. Physical processes which depend simply on physical properties of the impurities, such as particle size, specific gravity and viscosity. Examples of this type of process are reverse osmosis, distillation, screening, sedimentation, filtration and gas transfer.

        2. Chemical processes which depend on the chemical properties of an impurity or utilize the chemical properties of added reagents. Examples are ion exchange, electrodialysis, chlorination, coagulation and precipitation.

        3. Biological processes which utilize biochemical reactions to remove soluble or colloidal organic impurities. Examples are biological filtration and the activated sludge process.

----------------------
THE EDI TECHNOLOGY
----------------------

The need to satisfy the increasing demand for high purity water in a variety of industries can now be achieved through our patented electrodeionization process. The EDI design combines two well-established water desalination technologies -- electrodialysis and ion exchange deionization. Through this technique, dissolved salts can be removed at low energy costs, and without the need for chemical regeneration; the result is high quality water of multi-megohm/cm resistivity that can be produced continuously at substantial flow rates.

The EDI module has been proved to be an effective new electrodeionization process and can be used for a broad range of process applications, including the supply of high water quality for the food and beverage industry, for microelectronics production, biomedical and laboratory use, pharmaceutical compounders and for general industry. The advantages of having a dependable and high quality water source which requires no chemical regeneration, coupled with low operation and maintenance costs, makes the EDI process an attractive and environmentally-safe alternative compared with other deionization processes.

We have recently redesigned the EDI module, now called "XL by Electropure", to improve integration into water treatment systems with all water connections on the module face and all electrical connections on the rear of the module. The EDI module is 9" wide and 22" high and ranges in depth from 6" to 14" for flow rates ranging from 1/4 to 10 gpm, respectively. The product has no moving parts and is capable of continuously producing ultrapure water. The module is marketed to original equipment manufacturers of water treatment equipment for incorporation into a water supply system complete with pre-treatment components such as reverse osmosis, filters, softeners, etc., a power supply, and desired gauges and monitors. This system would then be connected to the incoming water line, to a drain line and to an electrical source. A singular module is designed to service the small industry users. For higher flow rate requirements, the existing EDI module has been successfully combined in parallel formations to provide multi-gallons per minute of multi-megohm quality water. Larger systems, which produce 25 - 200 gpm, would be marketed to medium scale users. We plan to design a higher capacity version of the EDI module that will be intended to provide volumes of high purity water at 15 gpm or more from a single module. We believe that this model, if it can be developed, will become the primary product line for desired high purity flow rates in the 25-200 gpm market segment.


--------------------------------------------------------------------------------
                                  XL-500 MODULE
--------------------------------------------------------------------------------







                                    [GRAPHIC]













                             (6 to 10 GPM Flow Rate)

We believe that the major advantage of the EDI technology over systems utilizing ion exchange resins only is the efficient recharging of the resins without the extensive use of caustic and acid chemicals which add excessive contamination and cost to the system's waste water. We believe that the primary advantage of the EDI technology over products using distillation and reverse osmosis is its ability to utilize electrical and chemical properties of the water molecule and of naturally occurring salts, instead of merely physical properties, in separating water from the dissolved mineral ions. The EDI can operate without booster pumps or holding tanks and the EDI module achieves a high flow rate with relatively smaller sized and less expensive equipment.

EDI technology requires less maintenance than existing systems but requires more stringent pretreatment of entry water. Maintenance is a major problem with conventional electrodialysis and reverse osmosis units, particularly the clogging of membranes. Thus, the advantages of the EDI technology system, as compared to some conventional water treatment systems, include the following:

          - lower maintenance since nothing is consumed except small amounts of electricity. If at all necessary, chemicals are added less frequently than existing equipment.

          - large flow rate relative to its size, as compared to conventional systems that purport to treat the same flow rates.

Our belief as to the expected advantages of the EDI technology is based upon our experience with prototypes, pilot production units, products sold by our former licensee, and the approximately 150 EDI products sold through October 31, 1999. The EDI technology incorporates a number of design improvements to the original EDI patent. We intend to conduct continued product development on the EDI technology, with an eye toward improving the technology while reducing manufacturing costs, and allowing us to expand our market reach.


Development of new technologies for manufacture, such as the EDI technology, is frequently subject to unforeseen expenses, difficulties and complications and in some cases such development cannot be accomplished. In the opinion of management, the EDI technology has demonstrated positive attributes, but any positive attributes must be balanced against the lack of any substantial operating experience, the existence of established companies in the water purification field with greater financial resources, experience and developed products, and unknown technological difficulties. Consequently, no assurances can be given as to if and when the product discussed above will be successfully marketed and sold.

Similar risks will apply to the use of any product which may be developed using the Micro Imaging Technology System and the ion permeable membrane which has been developed using the Hydro Components technology and is now being incorporated into the EDI module.


-------------------------------
THE HYDRO COMPONENTS LINE
-------------------------------


We began offering for sale our Hydro Components line of products in May 1998. The Hydro Components line includes water and wastewater treatment products for light commercial/industrial markets such as optical lens manufacturers; sterile steam samplers for pharmaceutical and biotechnical firms; industrial steam samplers for power plants, pulp and paper mills and refineries; and high-flow deionizers sold through catalog houses for humidification, rinse water, cooling water and small laboratories. The Hydro Components line also offers solvent-based coated membranes which are sold to OEM's of stabilizing equipment for electrodeposition automotive and appliance painting. Our largest customer for this new membrane line of products, Purolite, accounted for approximately 94% of the total $43,846 in membrane revenues for the six months ended April 30, 2000.

Our largest customers of non-membrane products sold by Hydro Components, Lenscrafters and McMaster-Carr, represented approximately 41% and 12%, respectively, of our $175,933 in non-membrane product revenues during the period ended April 30, 2000.

Less than one percent of sales of our Hydro Components products are made to foreign customers.

-----------
MARKETING
-----------

The EDI module was developed for the ultrapure light industrial segment of the water treatment market, i.e., pharmaceuticals, electronics, medical and research laboratories. We sell these products through manufacturers of commercial water treatment equipment in the United States and in foreign countries. We have patents for its EDI technology in the following foreign countries: Austria, Belgium, France, Great Britain, Luxembourg, Switzerland and Germany.


          ULTRAPURE MARKET. We believe that a substantial market currently exists for EDI technology in the commercial and light industrial market sector where ultrapure water is a necessity in manufacturing and where chemically pure water is demanded for laboratory uses. The electro-regeneration feature of the EDI technology is considered a significant advantage over existing demineralization technology. The existing XL module will provide ultrapure water at a rate of 1/4 to 10 gpm and higher volumes in parallel formations, which is generally ample for the needs of the OEM's marketing to these various end users. The total market for water system capital equipment is estimated at $56 billion for the year 2000(1), of which over $2 billion is expected to be spent in the high purity water treatment segment where the XL model finds its market.

Our marketing strategy is to identify and target independent operating water equipment manufacturers where the EDI technology can either be incorporated into or replace other components in the water treatment systems currently offered by these manufacturers. We have no current intentions of entering into formal supply agreements with any potential customers. We have initiated our marketing strategy both in the U.S. market and overseas through advertising, both independently and in cooperation with several of our larger customers. We have also developed sales literature, demonstration materials, and trade show follow-up material in order to increase awareness of our product. We have and will continue to participate in a number of widely attended trade shows and conferences to increase product awareness and to capture sales leads.


--------------------------
GOVERNMENT REGULATION
--------------------------


A California law provides that water treatment devices that are sold for residential use be certified by the State Department of Health Services, or approved certification facility, if claims are made that the device will remove or reduce a contaminant for which a primary drinking water standard has been established. We make no such claims for our EDI technology or any other product we offer. In addition, California law makes it illegal to make any false claims in connection with the sale of any water treatment product. Other states have similar laws.

We believe that the EDI ultrapure technology, which is not intended for drinking water applications, is not subject to the above laws. However, if we offer industrial applications of the EDI point-of-use technology, i.e., hospitals, these products will require approval by Underwriter's Laboratory or equivalent organization. We will seek all necessary approvals or certifications for our current and future products.
---------------------------
(1) McIlvane, R., The McIlvane Market Research Company, personal communication, December 1998, published in Ultrapure Water, January 1999.

---------------------
PRODUCTION METHODS
---------------------

        EDI TECHNOLOGY - The EDI module is composed of various components. All internal parts are made of engineered thermoplastics, except the membranes, electrodes and electronics. We have previously purchased tooling and molds required for component plastic parts and contracts for the production of the plastic parts and electrodes for the EDI product. The membranes utilized in the EDI product were purchased from outside sources until we recently began manufacturing membranes based on the technology acquired from Hydro Components. No assurances can be given that the membrane that we have recently developed will prove to be efficient for long term use with the EDI product. All final assembly is completed at our Laguna Hills, California manufacturing facility. Production and assembly functions have been designed with the flexibility to produce customized variations of the EDI for specialized usage.

        HYDRO COMPONENTS LINE - Except for the membranes offered by us, the Hydro Components line of products consists of component parts purchased from unaffiliated third party suppliers or sub-contractors and assembled by us into the finished product. The membranes sold under the Hydro Components line are specially treated by us and currently are fabricated by an outside source. These membranes are not the ion permeable membranes utilized in our EDI product.


-----------
WARRANTY
-----------


We offer a one year limited parts and labor warranty for the EDI module and may, in the future, contract with others to provide warranty service. However, we have not made any arrangements with any persons to provide warranty service and we may not be able to locate competent persons to perform the services at an acceptable price. We have not experienced significant warranty returns to date; however, no assurances can be given that future warranty expenses will not be significant.

Suppliers of components utilized in the Hydro Components line of products provide limited parts and labor warranties, generally one year or less, which we pass on to our customers. No additional warranties are offered by us at this time.


-------------------
SOURCES OF SUPPLY
-------------------


We utilize selected vendors and suppliers for the materials used to build the products that we currently offer due to the economic benefits derived from working with these vendors on a regular basis. Most of the materials we use are in broad supply. In a limited number of cases, although alternative suppliers are available, some of their components have different attributes, higher prices or are in limited supply. If we are required to use alternative sources for materials, such as the resin components for our EDI products and the resins used to manufacture our ion exchange membranes, it could result in higher manufacturing costs or lower revenues due to production delays, products shortages or quality assurance problems. We do not have a long term supply agreement with any vendor or supplier of materials that guarantees any product quantities, prices, delivery or lead times. We purchase all of the materials used to build our products on a purchase order basis. We have not experienced any significant delays in obtaining parts and materials for our products, and we believe that our relationships with our suppliers are good and that the material availability is adequate at this time.


--------------------------------------
ACQUISITION OF INTELLECTUAL PROPERTIES
--------------------------------------

        EDI COMPONENTS


Effective August 5, 1997, we entered into a License Termination Agreement with EDI Components terminating the July 1992 agreements which granted EDI Components a security interest in and exclusive manufacturing and marketing rights to our patented water purification technology. Under the termination agreement, 362,500 shares of our common stock were issued to the investors of EDI Components in amounts commensurate with their capital investment in that entity. We have agreed to issue Additional Shares upon the common stock first having a per share value for thirty consecutive trading days equal to or in excess each of $3.00, $4.00 and $5.50 per share trigger value. The 362,500 shares issued and the additional 516,479 contingently issuable shares were valued at $0.3125, the market price per share at the date of termination of the agreement, which totals $274,681. This amount was recorded as research and development expense.


        ION EXCHANGE MEMBRANE TECHNOLOGY


        On February 17, 1998, we paid Hydro Components, Inc. the sum of $200,000 under the terms of an Assignment Agreement to acquire the rights to exclusive ion exchange membrane technology for use with its EDI water treatment technology. HCI also provided the know-how and technical support to develop extruded membranes with ion exchange materials. In April 1999, in an addendum to the agreement, HCI was granted a $67,127 bonus for the successful development of the membrane technology that is now being incorporated into our new EDI module.


        MICRO IMAGING TECHNOLOGY


On October 25, 1997, we issued 2,100,000 shares of common stock, valued at $447,146 by independent appraisal, to Wyatt Technology Corporation as consideration for the transfer by Wyatt of an exclusive worldwide license to intellectual property related to drinking water monitoring technology. The agreement encompassed exclusive patent rights, software, technical support, manufacturing services and other know-how based on Wyatt's multi-angle laser light scattering instrumentation and techniques to detect and monitor the presence of mutagens, carcinogens, and metabolic toxins in fluid. We refer to this technology as our Micro Imaging Technology.


In May 1998, the initial research phase proved, in a laboratory environment, a capability of the technology for identification and measurement of Cryptosporidium and Giardia cysts. We initiated further research efforts based on these successful results. See "LEGAL PROCEEDINGS."

---------------------------------
PATENTS AND LICENSE AGREEMENT
---------------------------------


Some technology used by the EDI technology is covered by U.S. Patent No. 4,465,573, issued on August 14, 1984, to Harry M. O'Hare, Sr. This patent expires in August 2001. Corresponding foreign patents have been granted on the EDI technology in Austria, Belgium, France, Great Britain, Luxembourg, Switzerland and Germany. Improvements in the EDI technology involve upgrades of various components, including ion permeable membranes, front and rear manifolds, and product water and waste water compartments. These improvements increase performance quality and decrease production costs. The existence of a patent for the EDI technology may not provide us any meaningful protection because of technological changes, the decision of courts not to uphold all or part of a patent, or because of the limited financial resources that may be available to enforce our patent rights. We have recently filed a patent application with regard to the ion permeable membrane technology acquired from Hydro Components and we have filed a patent relating to our MIT System. Because the governmental review and approval process associated with filing for patent protection on new products can be lengthy, we cannot be certain when, or if, patents will be issued for any of our pending applications.

We have not secured a registered trademark or trade name for "EDI", "XL", "Hydro Components", or "Micro Imaging Technology."

Harry M. O'Hare, Sr., the inventor of the EDI technology, entered into a License Agreement with us in 1986. The License Agreement grants to us an exclusive worldwide license to manufacture, use and sell the EDI technology and other water purification products covered by the current patent and any improvements thereon or under corresponding foreign patents for the life of the patents. Under the terms of the License Agreement, we are obligated to pay to the individuals who have royalty rights in the EDI technology, a royalty of approximately $42.00 for each EDI technology system, which has a capacity of from six to twenty gallons per minute, sold or placed in service by us and our licensees during the life of the patent. Royalties of approximately $9.00 per the EDI technology are also payable until a maximum of approximately $525,600 is paid at which time the additional royalties will terminate. In May 1987, Mr. O'Hare assigned all of his interest, including rights to future royalties, in the patent covering the EDI technology to us.


----------------------------
RESEARCH AND DEVELOPMENT
----------------------------


During fiscal 1999, we expended $650,897 primarily on our research program to develop a drinking water monitoring system derived from the technology acquired from Wyatt in October 1997. We concluded Phase 1 research on the proposed drinking water monitoring technology and initiated phase two of our research program in 1998. During the six-month period ended April 30, 2000 we expended an additional $213,158 on this program and we expect to continue to incur additional research and development costs on this MIT System project through product development. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources."

--------------------------

MICRO IMAGING TECHNOLOGY

--------------------------


The technology transferred under the October 25, 1997 agreement with Wyatt Technology Corporation had at inception two main areas for exploitation:


- Detection and early warning of dangerous particulate materials such as parasites and other organisms, i.e., bacteria, viruses, spores, etc. If the initial efforts were successful, future efforts were to be directed to include detection and early warning of asbestos fibers and similar materials that pose a health hazard to the consumer.

- Detection and early warning of dangerous soluble substances such as mutagens, carcinogens and metabolic poisons.


The latter technology area had already been confirmed, although never commercialized, during a study by Wyatt for the U. S. Army through a Small Business Innovative Research program conducted approximately a decade ago. To transform the former area into a viable product line will require the development of specialized instrumentation for the implementation of the methods developed and patented under that program, market studies, and the establishment of a marketing plan to target water consumer delivery agencies. For this reason, the latter market may well represent a major opportunity on a worldwide basis for future growth of consumer market products and the currently available instrumentation and methods being developed by us appear to provide a more immediate path to developing the technology for this concept.

Our initial research and development efforts focused on, and have thus far proven successful in a laboratory setting, the detection and monitoring of parasites, primarily Cryptosporidium and Giardia(2), in drinking water sources. Since these parasites form cysts that have a protective shell, they are particularly dangerous and difficult to remove as they are resistant to normal treatment levels of chlorine.

The Center for Disease Control and the Environmental Protection Agency have developed a national "surveillance system" to monitor and track the incidences of water borne diseases, including those associated with Cryptosporidium and Giardia contamination. However, this system relies upon standard water sample gathering and analysis and recognition of outbreaks after they occur. The CDC documents an average of 15 to 20 waterborne outbreaks throughout the country each year. Experts speculate, however, that the numbers are much higher since illnesses caused by waterborne diseases are often mistaken for the stomach flu or intestinal disorders. In 1997, the CDC reported 1,770(3) cumulative Cryptosporidiosis cases in the U.S. alone. Cryptosporidiosis was brought to national attention in 1993 in a Milwaukee incident, when more than half of the total population of the city became ill, with more than 4,000 hospitalized and 100 deaths. Particularly susceptible were immunocompromised persons.

-------------------
(2) Cryptosporidium (Cryptosporidium parvum) and Giardia (Giardia lamblia) are waterborne protozoan parasites which contaminate water sources such as wells, rivers, streams, and lakes, generally through animal and fowl fecal deposits.

(3) CDC Morbidity and Mortality Weekly Report 46(47):1121, 1997 (week ended November 22, 1997).

The current method for water quality sampling is labor intensive, expensive, sporadic, time consuming, and results are untimely for corrective action. In the monitoring for bacteria or parasite detection, for example, workers will collect samples at distribution points, influent points or effluent points. These samples will then be transported to laboratories that are equipped to provide detection and identification of the contaminants in question. Samples are then physically separated to allow for microscopic visual identification by trained technicians. Standard turn-around time for information is one to two days, although some tests can often be run in as little as a few hours. Expenses increase dramatically if a quick, few hour turn-around is requested or required.


This method of "surveillance" is recognized as woefully inadequate by the water industry. While it serves to provide incidence statistics, it is operationally ineffective since problems are detected after the water already has been delivered. By the time positive detection is made, it is not possible to take corrective action to prevent exposure. Corrective actions are limited to often overblown solutions such as general boil orders or a total water system shutdown. These actions serve to only limit the initial outbreaks, rather than to prevent them.

A system that would provide for "real-time" contaminant detection and monitoring could prevent or limit outbreaks, save lives and be less expensive. The availability of this technology would clearly represent a leap forward in water delivery and monitoring. The proposed system would monitor the laser light scattering properties of each particle passing through the detector region and software would examine the measurements and decide whether the particle was a parasite.

Potential customers for the proposed water monitoring system would include local water utilities, both private and municipal; state water utilities and water quality and health agencies; Federal government agencies such as EPA, DoD, DoE, CDC; wastewater treatment plants; ground water and well users; and potentially, as the cost of the sensors and system decreases, homeowners.


We believe development of an MIT System for clinical laboratory and food processing applications will be achieved more rapidly because of the specialized instrumentation required for water monitoring. Consequently, we have focused our research efforts to address these areas, each of which would reap cost and efficiency benefits similar to the proposed water monitoring device. This technology has already demonstrated identification of the bacteria E.coli, listeria and salmonella.

The clinical and food processing applications for our MIT System will undergo stringent and lengthy regulatory approval processes, including clinical trials. We anticipate that the MIT System for clinical and food processing applications will be offered for sale, assuming approvals are forthcoming, in late 2002. However, no assurances can be given as to when or if we may offer an MIT System for sale.

Although the water monitoring application for the MIT System will not require regulatory review and approval, this application will require more extensive development efforts because of the vast array of contaminants commonly found in water and the need to configure a unique method and apparatus for isolating the water being tested. For these reasons, we expect that a practical device for the water monitoring application of our technology will not be commercialized until we have successfully introduced and gained acceptance of an MIT System in the clinical and food processing market segments.

Based on a very preliminary evaluation of market needs and the size and number of possible customers, the market potential for the MIT System in all of the above domestic market areas is estimated to be over $1 billion annually. More detailed market validation will be conducted as our research program continues.



-------------
COMPETITION
-------------


The EDI technology competes with only three principal competitors: on-site regeneration, service deionization and electrodeionization. U.S. Filter licensed electrodeionization technology from Millipore Corporation in 1989 and continues to work closely with its technical staff. U.S. Filter/Ionpure(4) manufactures and markets electrodeionization systems for the high purity industrial segment with capacities ranging from 20 liters/hours to 100 gallons/minute. Compared to our point-of-use EDI technology, the U.S. Filter equipment is more expensive, but still offers substantial operating cost savings over service or batch deionization. Comparison tests have shown that our EDI technology is also more efficient than the U.S. Filter/Ionpure product, resulting in better performance and a lower operating cost. Ionics, Inc., G. E. Power/Ecell Inc., and Christ, Ltd. also manufacture and market electrodeionization technology.

The technology directly competitive with electrodeionization is service deionization. The service deionization industry is composed of a few larger companies such as Arrowhead Industrial Water, U. S. Filter, and Continental Water, as well as hundreds of smaller entities, some of which are dealerships of U.S. Filter/Culligan and other water conditioning companies. The EDI unit can reduce operating costs of producing high purity water by up to 40% in comparison to service deionization. Our marketing challenge will be to convince water equipment manufacturers to utilize the EDI technology rather than conventional ion exchange resin deionization. With service deionization, the customer does not have to purchase capital equipment as he does with EDI, so the service deionization system can be upgraded or down-sized with no substantial cost to the customer. The customer pays for the water on either a cost-per-gallon basis, or a cost-per-regeneration basis. Regeneration is done at the service company's facility so that the customer does not have to handle or dispose of resulting toxic chemical waste.

Substantially all companies in the water treatment market are established in the field, including the well-known firms mentioned above and others. All of these companies are larger and better financed, have established products and an established customer base and can accordingly devote more resources to research and development, production and marketing activities. In addition, it is possible that the water purification industry may be the subject of technological innovation or other factors that may attract additional competition in the future. We believe, however, that the EDI technology and our technical know-how may be significant in our ability to compete.

------------------------
(4) Pursuant to a March, 1999 acquisition, U.S. Filter became a wholly owned subsidiary of Vivendi, a French environmental service provider and leader in water treatment and distribution services.

Our ion permeable membrane technology is intended to reduce dependence on outside suppliers for this component of the EDI product as well as to significantly reduce the cost of this component. The cost reduction in the membrane component of the EDI product has resulted in a substantial increase in the cost competitiveness of our product. Where the selling price of the 5 gpm EDI module was $5,000, the comparable XL model incorporating our new membranes is being offered at $2,100 and a 10 gpm EDI module is offering at $3,000. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources."

With regard to the proposed Micro Imaging Technology System, there are established methods of testing currently employed by both public and private agencies. However, these methods are labor intensive, expensive and time consuming, and do not provide the near "real time" monitoring capabilities which our product, if it can be developed, would purport to offer.


-----------
EMPLOYEES
-----------


As of July 24, 2000, we employed sixteen full-time employees, of which eight were engaged in marketing, development, production and design; five in administrative, accounting and clerical functions; and three are engaged in research and development of the Company's proposed MIT System. To implement our proposed business, we will have to hire additional employees in 2000. However, we cannot predict with any certainty when we will hire any additional personnel. We believe that our relationship with our employees is good and we are not a party to any collective bargaining agreement. Our future success will be dependent upon our ability to attract and retain qualified personnel.



--------------------------------------------------------------------------------
PROPERTIES
--------------------------------------------------------------------------------


We currently lease, with an option to purchase, a 30,201 sq. ft. facility in Laguna Hills, California and pay a gross lease payment of $16,480 per month, which includes taxes, insurance and major repairs. In March 1998, we sub-leased approximately 10,000 sq. ft. of this facility to an unaffiliated third party which utilizes the space to warehouse and distribute heating and cooling parts and equipment. Under the terms of the two-year agreement, extended through December 2000, the sub-lessee pays us $7,000 per month. Management believes that its present facilities are adequate for all of its current operations, and those contemplated for the foreseeable future.

On July 29, 1999, we paid $15,000 and exercised an option under the lease to purchase the building for the sum of $2,300,000. Based upon present market values in this area, the current value of the building exceeds $3,000,000.. Under the lease, the Lessor has 18 months within which to complete the sale. We will continue to pay rent as required in the lease with applicable increases until the sale has been completed.


--------------------------------------------------------------------------------
                                   LITIGATION
--------------------------------------------------------------------------------

In July 1999, we entered into an agreement to settle the February 1999 lawsuit we brought against Wyatt Technology Corporation for breach of the October 1997 Technology Transfer Agreement by which we obtained a license to use and develop laser-based technology and patents held by Wyatt. The lawsuit, brought in the Orange County Superior Court of California, Case No. 805529, alleged that Wyatt had failed and refused to provide the technical support indicated under the original agreement in an attempt to bring about a rescission of the license.

The settlement with Wyatt provided that each party has the right to utilize the licensed technology as developed through Phase I of our research program which proved, in principle, that the instrument under development can perform instantaneous microbe identification by measuring the light scattered by particles as they pass through a laser beam. This research program formed the basis for further research from which our MIT System has developed. The settlement also provided for the return by Wyatt of 1.95 million of the 2.1 million common shares it received from us under the original license agreement. Warrants to purchase 10,000 shares of common stock at $1.38 per share issued to Clifford Wyatt, an officer of Wyatt, were also cancelled as part of the settlement. Mr. Clifford Wyatt resigned as a Director of Electropure in April 1999.

In August 1999, a Cross Complaint for breach of contract, misrepresentation and negligence was filed against us and other unaffiliated defendants by Douglas B. Platt d/b/a East-West Technic Group, the defendant in a Los Angeles Superior Court action, Case No. GC 023410, brought by Starr Surgical Company, Inc. The cross-complaint charged us with breach of contract, misrepresentation and negligence in connection with the sale to Platt of an EDI module subsequently provided by Platt to Starr. Specifically, Platt alleged that the EDI module could not be operated on a non-continuous basis. Our position was that our EDI module performed in accordance with specifications and we instructed counsel to aggressively defend against the cross-complaint. However, to avoid the cost of defending this matter through a lengthy trial, in April 2000 we agreed to a settlement. The settlement provided for equal payments to Staar of $6,000 each by Platt, Electropure and Universal Aqua Technologies, who manufactured the water treatment system supplied to Staar.

--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------

----------------------------------
DIRECTORS AND EXECUTIVE OFFICERS
----------------------------------

Our directors and executive officers are as follows:



               -----------------------------------------------------------------
               NAME                             AGE              POSITION
               -----------------------------------------------------------------
               William F. Farnam *               79        Director (Chairman)

               Randall P. Frank *                38             Director

               Randolph S. Heidmann *            49             Director

               Arthur Lipper III *               68             Director

               Floyd H. Panning *                72      Director, President and
                                                         Chief Executive Officer

               Catherine Patterson               47      Chief Financial Officer
                                                              and Secretary

---------------------------


* All directors currently serve as members of the Audit Committee, with Mr. Lipper as the Chairman of the Committee.

WILLIAM F. FARNAM, 79, was named to the Board of Directors on August 5, 1997. Mr. Farnam spent 1967 through 1968 as General Manager on construction of The Los Angeles Forum for sports entrepreneur Jack Kent Cooke. He served the City of Inglewood, California for 20 years, as Public Works Director and City Engineer and went on to become the Assistant City Manager there from 1980 to 1982. Between 1983 and 1984, he served as Project Engineer for the Park Place Associates Poker Casino in Southern California. He provided engineering consulting services for various municipalities from 1985 through 1990 when he retired. Mr. Farnam is a Registered Professional Civil Engineer in the State of California and received a Bachelor of Science Degree in Electrical Engineering from the University of Southern California and is a Management Studies Graduate from the University of California at Los Angeles.

RANDALL P. FRANK, 38, joined the Board of Directors on October 25, 1997. Mr. Frank, is the son of Anthony M. Frank, who is the former Postmaster General of the United States and is a substantial shareholder. Between 1992 and 1995, Randall Frank worked in sales and marketing for Sonnet Systems, a Northern California firm which offers computerized currency exchange services. He has been engaged since 1995 as an insurance underwriter with Five Star Managers, LLC in San Francisco, California, an insurance firm whose primary business is underwriting trustees for union and corporate employee benefit plans. Mr. Frank received a B.A. degree from the University of California at Berkeley and a Masters degree in International Management from the American Graduate School of International Management, also known as Thunderbird.

RANDOLPH S. HEIDMANN, 49, was employed by us between September 1990 and November 1991 as an electronics instrumentation design engineer to continue development work on innovative electronic components which we planned to engineer into our product line. He was named to the Board of Directors in September 1991. Prior to joining us, he spent nine years with Teledyne Electronics where he was responsible for data acquisition subsystems design for telemetry products. He has participated in the development of a variety of consumer electronics products and custom production test equipment. Between 1991 and June 1999, Mr. Heidmann served as an electrical engineer for Photonic Detectors, Inc. in Simi Valley, California. Currently, Mr. Heidmann provides independent electrical engineering consulting services. He holds a BS degree in Physics from the University of California at Davis.


ARTHUR LIPPER III, 68, has provided financial and management consulting services to us since May 1998 and was elected to the Company's Board of Directors in June 1999. Mr. Lipper is an internationally known investment banker, financier and management consultant. He has been Chairman and Chief Executive Officer of British Far East Holdings Ltd. since August 1989 and President and CEO of Communications Management Associates since January 1994. These are privately owned companies which provide and arrange financing and offer financial and management advisory services. Mr. Lipper has been affiliated with the international financial community since 1954 and currently serves as a director or advisor to a number of publicly traded and privately owned companies including, among others, Lion Brothers, an embroidered emblem manufacturer with facilities in the United States and China; MeterNet, providing set top box Internet access to television sets, Cargo4less.com, an internet marketed international freight forwarding service matching customer bids and service offerings; and Cavion.Com which services the electronic communications and processing needs of credit unions.

Mr. Lipper is the author of numerous financial and investment-related books and publications and has served as the Chairman, Publisher and Editor-In-Chief of Venture Magazine. He is a member of the Financial Analysts Society of San Diego, the San Diego Press Club, and the University of California, San Diego Faculty Club. He has been a Trustee of the Kenan Institute of Private Enterprise of the Kenan-Flagler Business School at the University of North Carolina. Mr. Lipper has also served as a Director of the National Schools Committee for Economic Education and has served as Chairman and co-founder of the New York & Foreign Securities Corporation and Chairman of the Arthur Lipper Corporation and international subsidiaries, both New York Stock Exchange member firms. Mr. Lipper's stock and commodity exchange memberships have included the New York Stock Exchange, American, Midwest, Pacific Coast, Detroit, Boston, Philadelphia, Bangkok, NY Comex and NY Futures Exchange.

FLOYD H. PANNING, 72, joined the Board of Directors and was engaged by us as President and Chief Executive Officer in August 1997. Mr. Panning came out of retirement in April 1992 to establish EDI Components and form a license relationship with us to manufacture and market the EDI technology. He has been the president of EDI Components since 1992. Prior to forming EDI Components, Mr. Panning had founded two million-dollar revenue producing businesses that were sold in 1982. In 1972, he founded Formatron, Inc., a manufacturer of rotational molded plastic products such as plating and chemical storage tanks, and many other polyethylene and polypropylene containers. In 1963, he acquired Mills Engineering Co., a manufacturer of high quality aluminum products. As owner/operator he expanded the firm from a limited local sales organization by establishing major national and international accounts with Fortune 100 companies and major municipalities.

CATHERINE PATTERSON, 47, became our Secretary in May 1989, was Assistant Secretary from May 1986 to May 1988, held the position of Treasurer from August 1984 to February 1986, and was a director for a short time in 1984. In June 1990, she became Chief Financial Officer. From 1971 until she joined us in 1981, she was a legal secretary for various Michigan law offices, including General Motors Corporation, where she dealt closely with various corporate sectors and counsels throughout the United States and Puerto Rico and portions of Canada and South America.

Directors serve until the next Annual Meeting of Shareholders when their successors are elected and qualified. Mr. Panning has a right to nominate one director. See "MANAGEMENT - Employment Agreement." Officers, subject to any employment agreements, serve at the pleasure of the Board of Directors.

-------------
Key Employees
-------------

Michael Snow, 43, a Ph.D. in Chemical Engineering, is General Manager of Electropure EDI, Inc., a wholly owned subsidiary. Dr. Snow has nine years experience in water purification industries and fourteen years experience in product development and marketing of consumer, environmental, and membrane separation devices. Dr. Snow has an extensive background in manufacturing and quality control as well as budget and profit and loss responsibility. Prior to joining Electropure in October 1998, he was Vice President of Research and Development for Desalination Systems, Inc. from February 1992 to November 1995 where he was responsible for new product development and manufacturing processes. From November 1995 to August 1998, Dr. Snow served as General Manager of the Membrane Division of Osmonics/Desal where he was responsible for overall operations and key customer sales for their $10 million annual membrane production operation. He received his Bachelor of Science degree in Engineering from U.C.L.A., and his Master of Science and Ph.D. degrees in Chemical Engineering from M.I.T.


David Haavig, 46, a Ph.D. in Physics, joined Electropure in May 1998 as General Manager of Micro Imaging Technology, its wholly owned subsidiary. Dr. Haavig has over 25 years experience in instrument design in computer software with applications in optical measurements and analysis. From August 1991 to May 1998, he served as Electrical Design Engineer for San Diego-based Science Applications International Corporation, where he was responsible for the mechanical and electrical design of microprocessor controlled, autonomously controlled instruments. He also served as project manager and technical director on various system development projects. Dr. Haavig received his Bachelor of Science degree in Physics (Cum Laude) from the University of Seattle and his Master of Science and Ph.D. degrees in Physics from Purdue University.

-----------------------------------------------------------
Section 16(a) Beneficial Ownership Reporting Compliance
-----------------------------------------------------------


As of the date of this report, all current directors, officers and beneficial owners of more than 10 percent of any class of equity securities have filed all reports required by Section 16(a) of the Securities Exchange Act of 1934. The following table provides information regarding any of the reports which were filed late:


    -------------------------------------------------------------------------------------------
              NAME OF                           TYPE OF                  NO. OF TRANSACTIONS
          REPORTING PERSON                  REPORT FILED LATE               REPORTED LATE
    -------------------------------------------------------------------------------------------
    William F. Farnam             Form 4 - Statement of Changes in
                                                 Beneficial Ownership             2
    Anthony M. Frank              Form 4 - Statement of Changes in
                                                 Beneficial Ownership             2
    Randall P. Frank              Form 4 - Statement of Changes in
                                                 Beneficial Ownership             2
    Randolph S. Heidmann          Form 4 - Statement of Changes in
                                                 Beneficial Ownership             2
    Arthur Lipper III             Form 4 - Statement of Changes in
                                                 Beneficial Ownership             1
    Floyd H. Panning              Form 4 - Statement of Changes in
                                                 Beneficial Ownership             2
    Catherine Patterson           Form 4 - Statement of Changes in
                                                 Beneficial Ownership             1
    Clifford D. Wyatt(1)          Form 3 - Initial Statement of
                                                 Beneficial Ownership             1

-----------------
(1)     Clifford D. Wyatt resigned from the Board of Directors on April 14,
        1999.

------------------------------
MANAGEMENT COMPENSATION
------------------------------


In November 1999, the Board of Directors established a Compensation and Benefits Committee to oversee compensation and benefits, i.e., option and warrant grants, to employees and service providers. The following Directors currently serve on this Committee: Randall P. Frank, Arthur Lipper III and William F. Farnam as Chairman.

We had no executive officer whose annual compensation was more than $100,000 per year for the fiscal years ended October 31, 1999, 1998 and 1997. Floyd Panning, who joined us as Chief Executive Officer in August 1997, is being compensated at the rate provided in his employment agreement that is described below under "Employment Agreement."


The following table sets forth summary information regarding compensation paid for the years ended October 31, 1999, 1998 and 1997 to the chief executive officer.

           ---------------------------------------------------------------------------------------
                                                                 OTHER ANNUAL
                     NAME AND                                    COMPENSATION      AWARDS
                 PRINCIPAL POSITION     YEAR      SALARY($)        ($)(1)        OPTIONS(#)
           ---------------------------------------------------------------------------------------
            FLOYD H. PANNING
                  President and         2000*      $50,400           -                 -
                  Chief Executive
                  Officer               1999       $97,751           -                 -

                                        1998        87,346           -           250,000(2)

                  From August           1997       $12,000           -           125,000(3)


*       Through April 30, 2000.


(1) We are not required to report the value of personal benefits unless the aggregate dollar value for 1999 was at least 10 percent of the executive officer's salary and bonus or $50,000.


(2) In March 1998, we granted Mr. Panning 250,000 options to purchase common stock at an exercise price of $1.125 per share. The options, which expire in March 2008, vest in increments of 50,000 over a five-year period beginning on the grant date.


(3) See "Employment Agreement."

---------------------------------------------------------------
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
---------------------------------------------------------------


Compensation of executive officers is determined by the Board of Directors. In connection with the License Termination Agreement with EDI Components, the Board of Directors negotiated Mr. Floyd Panning's Employment Agreement as President and Chief Executive Officer of Electropure.


--------------------------
EMPLOYMENT AGREEMENT
--------------------------


Effective August 5, 1997, we entered into a five-year Employment Agreement with Floyd Panning where he became the President and Chief Executive Officer. Mr. Panning has the unilateral option to extend his employment for a period of two years. The agreement provides Mr. Panning with five weeks' vacation, the use of a car and cellular telephone and participation in any benefit programs offered by us. Pursuant to the terms of the agreement, Mr. Panning also received 125,000 warrants to purchase common stock at $0.28125 per share. The warrants are exercisable in increments of 25,000 annually beginning with the date of the agreement. The agreement also provides for the following:

- A base monthly salary of $6,500 increasing to $8,000 per month once we had realized a minimum of $1 million in financing. Each year thereafter, the base salary shall automatically increase by an amount equal to five percent. Mr. Panning's base salary is $8,400 per month as of February 2000.

-        Upon realizing the above minimum financing, we agreed to reimburse Mr.
         Panning for $63,700 in wages deferred while he was employed at EDI Components. A $25,000 promissory note issued by Mr. Panning, in consideration for his exercise of 50,000 warrants to purchase common stock at $0.50 per share, will be satisfied with the deferred wages, net of normal federal, state and local income and payroll taxes. Mr. Panning agreed to waive any remaining balance of deferred wages after payment of the promissory note with interest.


- Mr. Panning has the right to nominate, subject to shareholder approval, one person to the Board of Directors during the term of his employment. In the meantime, Mr. Panning has been named to the Board of Directors as his nominee.

- Mr. Panning may, without cause, terminate his employment and retain the right to the following percentage of his base monthly salary:

                      ------------------------------ --------------------------
                                 YEAR OF                      PERCENT
                               TERMINATION                   OF SALARY
                      ------------------------------ --------------------------
                                    1                           60%
                                    2                           70%
                                    3                           80%
                                    4                           90%
                                    5                          100%
                                    6                           0%
                                    7                           0%


- Any termination of employment by us shall immediately vest all 125,000 warrants granted to Mr. Panning under the agreement. In addition, termination by us of Mr. Panning's employment without cause, shall automatically accelerate the issuance of Additional Shares due EDI's investors under the License Termination Agreement at the then fair market value; provided, however, Mr. Panning's successor has not been approved by simple majority vote of EDI Components' investors, excluding Mr. Panning.


-----------------------------
COMPENSATION OF DIRECTORS
-----------------------------


In August 1997, we authorized an annual issuance of 10,000 ten-year warrants to purchase common stock to each Director for service to the Company at a 25% discount to the fair market value of the common stock as of the date of grant. In August 1998, 10,000 warrants to purchase common stock were issued to each of the then five Directors at an exercise price of $1.375 per share.

In August 1999, in accordance with the above resolution, we issued 10,000 ten-year warrants to purchase common stock to each of the five Directors at an exercise price of $0.9375 per share.

--------------------------------------------------------------------------------
                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

                       ---------------------------------
                             PRINCIPAL SHAREHOLDERS
                       ---------------------------------


The following table sets forth information as of July 24, 2000 with respect to the common stock, Class B common stock, Series B Preferred Stock and Convertible Preferred Stock owned by the only persons known by us to own beneficially 5% or more of any of these classes of stock, by each director and by all directors and officers as a group.



------------------------------------------------------------------------------------------------------------------------------------
                                 COMMON                  CLASS B              SERIES B             CONVERTIBLE         % OF
                                 STOCK         % OF      COMMON      % OF    PREFERRED     % OF      PREFERRED   % OF   VOTING
        NAME                     (1)(2)       CLASS       STOCK      CLASS   STOCK(3)     CLASS      STOCK(4)   CLASS  POWER(5)
-----------------------------------------------------------------------------------------------------------------------------------

William F. Farnam                126,918        1.0%          --       --           --       --           --       --       *

Anthony M. Frank
320 Meadowood Court
Pleasant Hill, CA  94523       5,187,551       36.9%          --       --    1,000,000      100%          --       --     43.1%

Randall P. Frank(7)              413,898        2.9%          --       --           --       --           --       --      1.9%

Randolph S. Heidmann              30,000         *            --       --           --       --           --       --       *

Arthur Lipper III(6)                  --         --           --       --           --       --           --       --      --

Harry M. O'Hare, Sr.
2035 Huntington Dr. #1
S. Pasadena, CA  91030             2,500         *        83,983      100%          --       --      931,629     35.8%     7.5%

Floyd H. Panning
23456 South Pointe Drive
Laguna Hills, CA 92653           836,792       6.0%           --       --           --       --        7,500       *       4.0%

Catherine Patterson              210,112       1.5%           --       --           --       --        2,906       *       1.0%

All officers and directors
as a group (6 persons)         1,617,720      11.5%           --       --           --       --       10,406       *       7.6%
---------------------
*  Less than 1%
** Includes address of five percent or more shareholders of any class.
------------------------------------------------------------------------------------------------------------------------------------



(1) Excludes 83,983 shares of common stock issuable upon conversion of Class B common stock, which carry eight votes per share. If these shares of common stock were included, Mr. O'Hare and all officers and directors, as a group would own 86,483 shares (1.0%) and 1,617,720 shares (11.4%) of common stock, respectively.


(2) Includes currently outstanding warrants or options to purchase an aggregate of 5,151,327 shares of common stock.


(3) The Series B Convertible Preferred Stock is convertible into common stock, on a share-for-share basis, at the option of the holder or automatically if:

        -       we make a public offering of its securities, or

        - if our securities are listed on NASDAQ or a national securities exchange market system.

(4) The Convertible Preferred Stock was convertible into common stock only if specified earnings or market prices of the common stock were achieved prior to October 31, 1990. The specified earnings and market prices were not achieved and as of January 31, 1991, we were required to redeem these shares at $0.01 per share. We intend to redeem the Convertible Preferred Stock during fiscal 2000.

(5) Reflects the voting rights of the common stock and Convertible Preferred Stock, each of which carries one vote per share; Class B common stock, which carries eight votes per share; and Series B Convertible Preferred Stock, which carries four votes per share.


(6) Excludes warrants to purchase 175,000 shares of common stock at $1.06 per share, expiring on May 14, 2006 and 10,000 options to purchase common stock at $0.9375 per share, expiring on August 13, 2009, all of which are beneficially owned by Communications Management Associates for which Arthur Lipper III disclaims beneficial ownership. Arthur Lipper III is an executive officer of Communications Management and has no control over the disposition or the voting control, if any, of the securities.


(7) Mr. Randall Frank is the son of Anthony M. Frank.. See "MANAGEMENT - Directors and Executive Officers."

In order to comply with conditions imposed by the Commissioner of Corporations of the State of California, in connection with the public offering of Units in June 1987, Harry M. O'Hare, Sr. and his former, late wife, Sandra O'Hare, agreed that until these conditions are lifted by order of the Commissioner, all the shares of Class B common stock and Convertible Preferred Stock held by them (except for 107,848 shares of Convertible Preferred Stock issued in July 1988 to Harry M. O'Hare, Sr.) and any common stock received upon conversion of the Class B common stock and Convertible Preferred Stock, will be subject to the following conditions which shall be referenced in a legend on the certificates for the shares:

- the shares will not participate in dividends, other than stock dividends;

- the shares will not participate in any distribution of assets in the event of liquidation; and

- the shares may not be transferred without prior written consent of the Commissioner except for transfer pursuant to order or process of any court.

The issuance of an order lifting the conditions is in the sole discretion of the Commissioner. However, under the Commissioner's Rules, such an order will generally be issued when we have demonstrated a satisfactory earnings record, as defined in the Rules, and we understand that in practice such an order will also be issued in the event of a merger, consolidation, or liquidation in which the holders of the common stock have received a satisfactory return on the shares.

In October 1998, we agreed to seek the approval of our shareholders to enter into an agreement with Mr. O'Hare and two of his creditors which would support a petition to the Commissioner for removal of the above restrictions. The petition is currently under review by the Commissioner and, if approved, the agreement provides for the transfer of all our securities held by Mr. O'Hare's to the creditors, including us, in exchange for monthly payments of $1,000 and extinguishment of debt owed by Mr. O'Hare. Our shareholders approved the agreement at the Annual Meeting of Shareholders held on June 26, 1999.


--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

----------------------
MR. WILLIAM FARNAM
----------------------


On October 8, 1998, Mr. Farnam exercised 1,250 and 1,668 warrants to purchase common stock that had been assigned to him by the original holder of the warrants on October 2, 1998. In a September 1998 private placement offering, the original $9.00 and $15.00 exercise price of the warrants had been reduced to $1.00 per share.


----------------------
MR. ANTHONY FRANK
----------------------


In fiscal year 1998, we borrowed $400,000 from Mr. Frank and issued notes which provided for conversion of the loans into shares of our common stock at any time. The intrinsic value of the beneficial conversion features was determined, and additional paid-in capital and interest expense of $400,000 was recognized. We issued 206,186 and 136,473 shares of common stock in connection with the conversion of the notes payable on January 29, 1998 and March 25, 1998, respectively. Consequently, a total of 342,659 shares of common stock were issued to Mr. Frank at fair market value of $672,897 in connection with the conversion of the notes payable and accrued interest totaling $409,847.

On January 15, 1999, Mr. Frank purchased 1,000,000 shares of Series B Convertible Preferred Stock, $1 par value, for $1 million. Each share of Series B Stock carries four votes per share and is convertible into common stock, on a share-for-share basis, at any time at Mr. Frank's option. The Series B Preferred Stock is also automatically convertible, however, if either of the following events occur:


- We shall make a public offering of any of its securities under the terms of an underwriting agreement with a securities dealer or underwriter; or

- The common stock shall be admitted for listing on a national securities exchange market system or the NASDAQ System where it may then be traded.

In July 1999, Mr. Frank purchased 900,000 shares of common stock and 450,000 three-year warrants to purchase common stock in a private placement offering and paid the sum of $900,000. The warrants are exercisable at $2.00 per share and are redeemable by us for $0.05 each if the common stock shall equal or exceed $4.00 per share for thirty consecutive trading days.

On December 13, 1999 Mr. Frank executed a two-year convertible term note by which Mr. Frank has agreed to loan to us $200,000 at the rate of 10% annual interest. Mr. Frank loaned us an additional $100,000 under similar terms on January 25, 2000 and on February 10, 2000. On February 25, 2000 Mr. Frank converted these principal loans, plus $5,206 in accrued interest thereon, into
16.2 Units of a private placement offering, each Unit consisting of 25,000 shares of common stock and 12,500 three-year warrants to purchase common stock at $2.00 per share. The warrants are redeemable by us at $0.05 per warrant at any time the common stock shall equal or exceed $4.00 per share for thirty consecutive trading days.

On March 6, 2000 Mr. Frank purchased an additional twenty Units of the above private placement offering for the purchase price of $25,000 per Unit, or a total of $500,000.


--------------------
MR. RANDALL FRANK
--------------------


Randall Frank is the son of our majority shareholder, Anthony M. Frank.

On September 21, 1998, Mr. Frank exercised 1,250 and 1,112 warrants to purchase common stock at $1.00 per share in a private placement offering that temporarily reduced the original $9.00 and $15.00 exercise price of the warrants.


-----------------------------
MR. RANDOLPH S. HEIDMANN
-----------------------------


Between August 1998 and October 31, 1999, we paid Mr. Heidmann a total of $42,000 under an arrangement to develop exclusive technology relating to a new design of a power supply which may be used with the EDI water treatment product. The parties intend to negotiate an agreement where we will acquire the rights to said technology once a prototype has been developed. Funds paid to Mr. Heidmann under this arrangement will be credited toward the acquisition price to be negotiated. Since November 1, 1999, an additional $11,500 has been paid to Mr. Heidmann under this arrangement.


-----------------------
MR. ARTHUR LIPPER III
-----------------------


In May 1998, we entered into a three-year agreement with Communications Management Associates for financial and management consulting services at the rate of $2,500 per month. Mr. Lipper is the president of Communications Management and is the primary contact for us under the consulting arrangement. Concurrent with the commencement of the agreement, we granted Communications Management 25,000 warrants to purchase common stock and 50,000 warrants each year thereafter for a period of three years. The warrants are exercisable at $1.06 per share and expire on May 13, 2006.


--------------
MR. PANNING
--------------


On March 25, 1998, Mr. Panning was granted 250,000 ten-year warrants to purchase common stock at $1.125 per share. The warrants are exercisable in annual increments of 50,000, beginning on the grant date, to vest over a five-year period; provided, however, that Mr. Panning is employed by us on the exercise date.


---------------
MISCELLANEOUS
---------------


The Board of Directors has adopted a policy that no transaction between us and any officer, director, employee or members of their family shall be entered into without the full disclosure of the transaction to and the approval of the transaction by the non-interested members of the Board of Directors. Furthermore, except for routine supply and sales agreement, no agreements will be entered into regarding royalties, distributorships, supply agreements, sales agreements, the borrowing of money or the sale or granting of securities or options or the leasing or buying of property by us, or any other type of contract over three months or $50,000 without the approval of the Board of Directors.


--------------------------------------------------------------------------------
                              SELLING SHAREHOLDERS
--------------------------------------------------------------------------------


The following table shows the names and positions, if any, with us of the Selling Shareholders, the number of shares of common stock beneficially owned by each of them as of July 24, 2000, the number of shares covered by this Prospectus and the number of shares and percentage, if over 1%, these individuals would beneficially own if all of the shares covered by this Prospectus were fully sold:

                                                                                  Number of         After
                                                            Number of              Shares         Offering
                                           Number of          Shares             Owned After      Percent of
Name and Position                            Shares         Covered by               This          Class, if
with us, if any                             Owned(1)        Prospectus            Offering(1)    Greater than 1%
----------------------------------------------------------------------------------------------------------------
Addison, John                                 14,946             3,612(2)            11,334
Aguirre, Gilbert G.                           56,250            18,750               37,500
AM-FM Enterprises
 Beneficial owner: Mark Langdon                4,446             1,112(2)             3,334
Amato, Frank L.                                2,100               500(2)             1,600
Arndt, Douglas                                 2,673             2,000(2)               673
Austin, Jackson                                5,250             1,250(2)             4,000
Barber, George                                 8,890             2,223(2)             6,667
Barrett, Robert                                5,250             1,250(2)             4,000
Belk, John                                    13,337             3,335(2)            10,002
Bias, Alan                                     2,223               556(2)             1,667
Blaine Group, The
 Beneficial owner: Devon Blaine                2,500             2,500                   --
Bone, Alan                                       890               223(2)               667
Boston, E. A.                                  5,576               112(2)             5,464
Brown, Michael                                10,846             1,112(2)             9,734
Campbell, Eric                                 2,667               667(2)             2,000
Carrillo, Ciro                               104,167            39,167(2)            65,000
Clanin, Thomas                                 2,625               625(2)             2,000
Communications Mgmt. Assoc.(5)               185,000           175,000(2)            10,000
Crosson, Albert                                5,250             1,250(2)             4,000
Cruver, James E. - Former Director
  and Former President                         4,446             1,112(2)             3,334
Cummus, Ann                                    4,446             1,112(2)             3,334
Curtis, Tom                                    1,050               250(2)               800
Danna, Gay                                     1,779               445(2)             1,334
Dargenzio, Alfonso                           158,971            50,000              108,971

                                                                                  Number of         After
                                                            Number of              Shares         Offering
                                           Number of          Shares             Owned After      Percent of
Name and Position                            Shares         Covered by               This          Class, if
with us, if any                             Owned(1)        Prospectus            Offering(1)    Greater than 1%
----------------------------------------------------------------------------------------------------------------
Das, Philip                                       2,625            625(2)          2,000
Economic Development Bank
  for Puerto Rico(7)                            200,000        100,000(2)        100,000
Edwards, Heather Tarlow                           4,552          4,552                --
Egan, William                                     2,667            667(2)          2,000
Ensch, Thomas                                       662            125(2)            537
Farnam Living Trust - Director(3)               126,918         22,918(2)        104,000
Fiducia Trading Co. - Beneficial owners:
 Gabriella Myers, Former Director                 8,890          2,223(2)          6,667
Fishman, Richard L.                              30,779          3,612(2)         27,167
Fleming Profit Sharing Plan                     273,000        187,500(2)         85,500
Fleming, Ana Leigh                               17,750          2,500(2)         15,250
Fleming, Michael                                 22,750          7,500(2)         15,250
Fleming, Terry L.                               386,600        192,500(2)        194,100              1.4%
Fleming, Jr., Terry L.                           30,250         15,000(2)         15,250
Fonmin, John L.                                   5,780          1,112(2)          4,668
Foti, A. Bert                                     4,446          1,112(2)          3,334
Foti, Andrew                                      4,446          1,112(2)          3,334
Frank, Anthony M.(3)(6)                       6,187,551      4,057,809(2)      2,129,742             15.7%
Frank, Randall P. - Director(3)                 411,536         30,000(2)        381,536              2.8%
Frank, Tracy F.                                 142,196         12,362(2)        129,834
Frisenda, Quinton & Nicholson
 Beneficial owner:  Frank Frisenda              110,696        100,000(2)         10,696
Fuja, Megan                                      90,000         10,000(2)         80,000
Haavig, David(3)                                275,000         85,000(2)        190,000              1.4%
Heidmann, Randolph S. - Director(3)              30,000         20,000(2)         10,000
Hughes, Martin                                    4,446          1,112(2)          3,334

                                                                     Number of         After
                                                      Number of       Shares         Offering
                                        Number of      Shares       Owned After      Percent of
Name and Position                        Shares      Covered by        This          Class, if
with us, if any                         Owned(1)     Prospectus     Offering(1)    Greater than 1%
-----------------------------------------------------------------------------------------------------
Illes, Steve G.                         100,446        1,112(2)       99,334
J & L Enterprises
 Beneficial owner:  James Higbee         50,000       50,000(2)           --
Jepson, Joanne                            2,223          556(2)        1,667
Johnson, Craig                           30,000        4,000(2)       26,000
Johnson Associates, Keith M.              8,600        8,600(2)           --
Johnston, Heidi Tarlow                    4,552        4,552              --
Jones, Larry                             50,000       50,000(2)           --
Kearns, Jeanne M.                         2,100          500(2)        1,600
Kwan Pension Plan                         4,848        1,181(2)        3,667
Kwan Profit Sharing Plan                  4,848        1,181(2)        3,667
Landrace Corporation
 Beneficial owner: Ralph Harris           4,446        1,112(2)        3,334
Lee, William H. - former Director        10,000       10,000(2)           --
Link, F. Steven                           2,788          556(2)        2,232
Littlewood, Ken                           4,446        1,112(2)        3,334
Lorden, Gary A.                         175,000       70,000(2)      105,000
Lupo, Vince                               3,334                        3,334
Maichaud, Chubb                          30,000       20,000(2)       10,000
Maroka, Inc.                            325,000      250,000(2)       75,000
Martinez, Susan                             446          112(2)          334
Meier, Lon                                  223          223(2)
Metals Precision
 Beneficial Owner:  Miguel Cedeno         1,212          303(2)          909
Meylor, Tom                                 334           63(2)          271
Mihama Corporation                      150,000       50,000(2)      100,000
MSN Securities
 Beneficial owner:  Miles S. Nadau      131,250       43,750(2)       87,500
Nance, Edward                             4,446        1,112(2)        3,334

                                                                   Number of        Shares          Offering
                                                  Number of         Shares        Owned After       Percent of
Name and Position                                  Shares         Covered by         This           Class, if
with us, if any                                   Owned(1)        Prospectus      Offering(1)     Greater than 1%
-----------------------------------------------------------------------------------------------------------------
Nathaniel, Sheldon                                 18,750           6,250(2)         12,500
Neff, Merlin L.                                    12,020           2,223(2)          9,797
Nemerovski, Harold                                  3,334                (2)          3,334
Newhuis, Gregg                                     56,250          18,750(2)         37,500
O'Connell, George                                  75,000                (2)         75,000
O'Hare, Harry M. - Former Director
  and Former Chief Financial Officer(4)            86,483          83,983             2,500
O'Hare, Ronald J. - Former Director
  and Design Engineer                             229,500          99,500(2)        130,000
Orlandini, Jeff                                    20,000          20,000(2)             --
Osenblok, Johann                                  100,000          25,000(2)         75,000
Ovando, Paul J. - Former Director                 220,849          70,000(2)        150,849            1.1%
Panning, Floyd - Director, President
  and Chief Executive Officer(3)                  811,792         649,202(2)        162,590            1.2%
Panning, Scott                                    100,000          30,000(2)         70,000
Patterson, Catherine - Secretary
  and Chief Financial Officer(3)                  210,112         210,000(2)            112
Pett, Robert A.                                   122,838          25,000(2)         97,838
Poss Family Trust                                  75,000          75,000(2)             --
Powell, Charles                                    16,973           7,500(2)          9,473
Ratcliffe, Martyn                                 150,000          40,000(2)        110,000
Reason, Robert                                     37,500          12,500(2)         25,000
Romig, Richard                                      5,815           1,250(2)          4,565
Schaeffer, Richard                                    700                (2)            700
Schmitt, Daryl                                      4,446           1,112(2)          3,334

                                                                                 Number of         After
                                                             Number of            Shares         Offering
                                            Number of         Shares            Owned After      Percent of
Name and Position                            Shares         Covered by             This          Class, if
with us, if any                             Owned(1)         Prospectus         Offering(1)    Greater than 1%
--------------------------------------------------------------------------------------------------------------
Shani, Ruth - Admin. Asst.                    41,125           37,000(2)             4,125
Shirley, Terry                                50,000           30,000(2)            20,000
Sikora, Thaddeus S.                            7,875            1,875(2)             6,000
Skalski, Ken                                   2,223              556(2)             1,667
Snow, Michael(3)                             370,000          140,000(2)           230,000              1.7%
Spencer, Charles                              32,307            2,223(2)            30,084
Stegall, Sam Ray                              22,500           22,500(2)                --
Tarlow, Gardner                                4,553            4,553                   --
Tarlow, Garth                                  4,553            4,553                   --
Textile Apparel Corp.
 Beneficial owner: William Langdon             4,446            1,112(2)             3,334
TNKRGK Family Trust                            9,696            2,362(2)             7,334
Traub, Gordon                                 10,639                 (2)            10,639
Veraldi, William                               5,434                 (2)             5,434
von Leesen, Joan                              22,050            6,250(2)            15,800
von Leesen, John                              28,001           10,000(2)            18,001
Waldman Family Trust                         123,157            2,500(2)           120,657
Waldman, Jill                                  5,250            1,250(2)             4,000
Wenc, Henry S.                                 2,625              625(2)             2,000
White, Bryan L.                                1,000            1,000(2)                --
White, Kevin C.                               31,000            7,000(2)            24,000
White, Kristi, A.                              1,000            1,000(2)                --
White, Leroy - Production Manager             70,000           10,000(2)            60,000
White, Sally J.                                1,000            1,000(2)                --
Whiting, Mikel                                 5,576            1,112(2)             4,464
Weider, Harriett                              75,000           50,000(2)            25,000
Wilson, Carly                                  5,000                                 5,000
Wilson, Patricia                              10,250                                10,250
Winokur Water Trust
 Beneficial owner:  Richard Winokur           78,584            6,250               72,334
Worley, Samantha L.                            1,000            1,000(2)                --
Yamada, Kenneth                                4,938              938(2)             4,000
                                          ----------        ---------            ---------
                                          13,467,804        7,461,458            6,006,346
                                          ==========        =========            =========

--------------
(1) Includes 3,626,327 shares currently issuable upon exercise of options or warrants or exercisable within 60 days of the date hereof. Also includes 83,983 shares issuable upon conversion of Class B common stock and 1,000,000 shares issuable upon conversion of Series B Convertible Preferred Stock. Excludes Convertible Preferred Stock owned by the Selling Shareholders.

(2)     Includes common stock underlying options or warrants.

(3) See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and "MANAGEMENT - Directors, Officers and Key Employees."

(4) Includes 83,983 shares issuable upon conversion of Class B common stock. Through ownership of common stock, Class B common stock and Convertible Preferred Stock, Mr. O'Hare controls 7.5% of the voting power. See "PRINCIPAL SHAREHOLDERS."

(5) See "PRINCIPAL SHAREHOLDERS" and CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Mr. Arthur Lipper III."

(6) Includes 1,000,000 shares issuable upon conversion of Series B Convertible Preferred Stock. Through ownership of common stock and Series B Convertible Preferred Stock, Mr. Frank controls 43.1% of the voting power. See "PRINCIPAL SHAREHOLDERS" and CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Mr. Anthony Frank."


(7) Includes 100,000 shares of common stock and 100,000 warrants to purchase common stock at $1.00 per share issued in May 1997 to settle a lawsuit against Electropure and various former and current officers and directors for alleged breach of fiduciary duty. The Economic Development Bank is a banking institution and a governmental branch of the Commonwealth of Puerto Rico.



Plan of Distribution


The common stock may be sold by the Selling Shareholders or their pledgees, donees, transferees, or other successors-in-interest. The sale of common stock may be effected from time to time in transactions which may include block transactions by or for the account of the Selling Shareholder in the over-the-counter market or in negotiated transactions, through the writing of options on the common stock, through a combination of these methods of sale, or otherwise. Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any Selling Shareholder sells his, her or its shares, or options thereon, pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Shareholder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the shares, a post-effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the Securities and Exchange Commission before the Selling Shareholder could make the sale, pay the compensation or make such a distribution. We are under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under these circumstances.

The Selling Shareholders may effect transactions in their common stock by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Shareholders or to broker-dealers who may purchase the Selling Shareholder's shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. The broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers for whom the broker-dealers may act as agents or to whom they may sell as principals or both. While this Prospectus covers the sale of common stock received upon exercise of options and warrants by the Selling Shareholders, it does not cover the exercise of the options and warrants.

The Selling Shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Act.


The Selling Shareholders have been advised that during the time each is engaged in "distribution" (as defined under Regulation M under the Securities Exchange Act of 1934, as amended) of the securities covered by this Prospectus, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant thereto:

- shall not engage in any stabilization activity in connection with our securities; and

- shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended. Any Selling Shareholder who may be an "affiliated purchaser" as defined in Regulation M has been further advised that he must coordinate his sales under this Prospectus with each other and us for purposes of Regulation
        M. Each Selling Shareholder must also furnish each broker through which common stock is sold copies of this Prospectus.

--------------------------------------------------------------------------------
                          DESCRIPTION OF CAPITAL STOCK
--------------------------------------------------------------------------------

----------------
COMMON STOCK
----------------


We are authorized to issue up to 20,000,000 shares of $0.01 par value common stock. In May 1996, the Company's shareholders approved a one-for-ten reverse stock split of its then currently outstanding Class A and Class B common stock. Consequently, on July 25, 1996 the currently outstanding 18,960,695 shares of Class A common stock were reconstituted and converted into 1,896,070 shares of $0.01 par value Class A common stock. The issued and outstanding shares of common stock and the shares included in this Registration Statement and the shares issuable upon exercise of warrants and options when exercised and issued, will be validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders and except as may otherwise be required by law or as described under "DESCRIPTION OF CAPITAL STOCK - Class B Common Stock," will vote with the holders of the Class B common stock, Series B Convertible Preferred Stock and Convertible Preferred Stock as one class. Under California law, separate class voting is required for mergers or sales of substantially all of our assets. If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then for the election of directors each shareholder may cumulate votes for any nominee, if the nominee's name was placed in nomination prior to the voting. In cumulative voting, each shareholder is entitled in the election of directors to one vote for each voting share held by him multiplied by the number of directors to be elected and may cast all his votes for a single nominee for directors or may distribute them among any two or more nominees as he sees fit.

The shares of common stock have no preemptive, subscription, conversion or redemption rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive pro rata our assets which are legally available for distribution to shareholders, subject to the liquidation rights held by the Class B common stock, Series B Convertible Preferred Stock and the Convertible Preferred Stock, and the prior rights, if any, that may be established in the future for Preferred Stock, if any. See "DESCRIPTION OF CAPITAL STOCK - Preferred Stock." Holders of common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor along with the holders of the Class B common stock, subject to any prior rights when may be granted in the future to holders of Preferred Stock.

As of July 24, 2000, 8,877,341 shares of the Company's common stock were outstanding.


------------------------
CLASS B COMMON STOCK
------------------------


As a result of the July 25, 1996 one-for-ten reverse stock split, 839,825 authorized and outstanding shares of Class B common stock all owned by Harry M. O'Hare, Sr. were reconstituted and converted into 83,983 authorized and outstanding shares of $0.01 par value Class B common stock. The Class B common stock, the common stock, the Series B Convertible Preferred Stock, and the Convertible Preferred Stock vote as a single class on all matters except as required by law and except if a reverse stock split or stock split is effected on the common stock and a similar reverse stock split or stock split is not effected on the Class B common stock or if a stock dividend in Class B common stock is not declared equal to a stock dividend declared on the common stock. In the latter situations, a separate class vote of the Class B common stock is required.

Each share of Class B common stock carries eight votes per share and is entitled to non-stock dividends and liquidation payments equal to 80% of those paid on the common stock. The Class B common stock may not be transferred or assigned by the owner thereof. If a transfer is made of a share of Class B common stock in contravention of these restrictions, the share will automatically be converted into a share of common stock. Class B common stock will automatically convert, on a share-for-share basis, into shares of common stock upon the death of Harry
M. O'Hare, Sr.

----------------------------
CONVERTIBLE PREFERRED STOCK
----------------------------


We can also issue 2,600,000 shares of Convertible Preferred Stock, $0.01 par value. In March 1987, an aggregate of 2,492,152 shares of Convertible Preferred Stock had been issued pro rata to all of the shareholders of the then currently outstanding common stock and Class B common stock. On July 28, 1988, the balance of 107,848 Convertible Preferred Shares were issued to Harry M. O'Hare, Sr. as a bonus. Each share of Convertible Preferred Stock has one vote per share and except as otherwise may be required by law or described in "DESCRIPTION OF CAPITAL STOCK - Class B Common Stock," will vote as a class on all matters with the common stock, Class B common stock, and the Series B Convertible Preferred Stock. The Convertible Preferred Stock is not entitled to receive any dividends, and in the event of liquidation, dissolution or winding up, each share is entitled to share ratably in all assets available for distribution at the rate equal to one share of common stock up to a maximum of $0.01 per share. The shares of Convertible Preferred Stock have no preemptive rights or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions with respect to the shares.

We did not achieve the requisite after-tax earnings and/or market prices and as of January 31, 1991, the Convertible Preferred Stock became redeemable by us for $0.01 per share.

The Convertible Preferred Stock is not assignable or transferable except upon death or upon approval of a majority of the members of the Board of Directors not holding shares of Convertible Preferred Stock.


------------------
PREFERRED STOCK
------------------


On January 15, 1999, we issued 1,000,000 shares of its Series B Convertible Preferred Stock out of the 1,000,000 shares of authorized Preferred Stock, $1.00 par value. Series B Convertible Preferred Stock provides for a $1.00 per share liquidation preference over the common stock, Class B common stock and Convertible Preferred Stock and each share of Series B Convertible Preferred Stock entitles the holder thereof to four votes per share and is to vote as a class along with holders of the common stock, Class B common stock and Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock are convertible, in whole or in part, into common stock on a share for share basis at any time at the option of the holder, Mr. Anthony M. Frank. Each share of Series B Convertible Preferred Stock is automatically convertible into one share of common stock upon five days' written notice from us if either of the following events shall occur:


- We shall make a public offering of any of its securities under the terms of an underwriting agreement with a securities dealer or underwriter; or

- Our securities shall be admitted for listing on a national securities exchange market system or the NASDAQ System where the common stock may then be traded.

------------------------------
TRANSFER AGENT AND REGISTRAR
------------------------------

The Transfer Agent and Registrar for the common stock is American Stock Transfer Company, 40 Wall Street, New York, New York 10005.

--------------------------------
SHARES ELIGIBLE FOR FUTURE SALE
--------------------------------


2,751,148 of the shares of common stock owned by our shareholders are "restricted securities" as that term is defined in the Securities Act of 1933. An aggregate of approximately 1,206,531 shares of common stock are eligible for sale under Rule 144. In general, Rule 144 permits a shareholder who has held his shares for at least one year after payment therefor to sell within any three-month period a number of shares that does not exceed the greater of 1% of the outstanding shares of common stock or the average weekly trading volume of the shares for the four weeks preceding the sale. Any shareholder who is not an affiliate and has not been an affiliate for the preceding three months and who has held his shares of common stock for at least two years after payment may sell his shares under Rule 144, without any volume limitations. If a substantial number of shares of common stock are sold pursuant to Rule 144, registration statements or otherwise, the price at which the shares of common stock are traded may be adversely affected.


                    -----------------------------------------
                    WHERE YOU CAN FIND ADDITIONAL INFORMATION
                    -----------------------------------------

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of this material can be obtained from the Public Reference Section of the SEC upon payment of certain fees prescribed by the SEC. The SEC's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act of 1933, as amended, in respect of the common stock offered pursuant to this prospectus. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement as permitted by the SEC's rules and regulations. For further information with respect to us and the common stock offered pursuant to this prospectus, please reference the registration statement, including its exhibits. Statements in this prospectus concerning the contents of any contract or other document filed with the SEC as an exhibit to the registration statement are summaries of the material provisions of those documents and we recommend that you also refer to those exhibits in evaluating us. Copies of the registration statement, including all related exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at the address shown above.

--------------------------------------------------------------------------------
                                  LEGAL OPINION
--------------------------------------------------------------------------------


Skadden, Arps, Slate, Meagher & Flom, LLP, 300 South Grand Avenue, 34th Floor, Los Angeles, California 90071, securities counsel to Electropure, will render an opinion with respect to the valid issuance and nonassessability of the common stock being offered in this prospectus.


--------------------------------------------------------------------------------
                                     EXPERTS
--------------------------------------------------------------------------------


The audited financial statements of Electropure, Inc. as of October 31, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended October 31, 1999, included herein and elsewhere in the Registration Statement have been audited by Kelly & Company, independent certified public accountants, for the period and to the extent set forth in their report, which contains an explanatory paragraph as to the Company's ability to continue as a going concern, appearing herein and elsewhere in the Registration Statement. Such audited financial statements have been so included in reliance upon the report of such firm given their authority as experts in auditing and accounting.


--------------------------------------------------------------------------------
                        CHANGE IN CERTIFYING ACCOUNTANTS
--------------------------------------------------------------------------------


On June 16, 1998, due to a need for expanded accounting requirements and location of accountants, the Board of Directors approved the recommendation of management to dismiss Alex Chaplan & Associates and to engage Kelly & Company as the independent auditors for Electropure, Inc.

For the Company's fiscal years ended October 31, 1996 and 1997, the financial statements were subject to going concern qualifications and an uncertainty as to the outcome of certain litigation and claims, but were not otherwise qualified or modified as to audit scope, or accounting principles by Alex N. Chaplan & Associates. During the two fiscal years ended October 31, 1996 and 1997, and since October 31, 1997, there were not any disagreements with Alex N. Chaplan & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Alex N. Chaplan & Associates, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, nor were there any "reportable events" as defined in
Item 304(a)(1)(v) of Regulation S-K. During the two fiscal years ended October 31, 1996 and 1997, and between October 31, 1997 and June 16, 1998, Registrant did not consult with Kelly & Company on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements or any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event as defined above.

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
Electropure, Inc.


We have audited the accompanying balance sheets of Electropure, Inc. as of October 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electropure, Inc. as of October 31, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses from operations, has negative cash flow from operations and an accumulated deficit. In addition, the Company has relied primarily on the sale of its securities and borrowings to provide the cash needed for operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kelly & Company

Kelly & Company
Newport Beach, California
December 23, 1999

                                ELECTROPURE, INC.
                                 BALANCE SHEETS
                            OCTOBER 31, 1999 AND 1998

--------------------------------------------------------------------------------
                                     ASSETS


                                                                1999            1998
                                                                ----            ----
Current assets:
    Cash and equivalents                                  $  204,328      $   57,440
    Trade accounts receivable                                 97,745         161,225
    Note receivable, related party                                --           3,500
    Note receivable, individual                                   --          67,127
    Inventories                                              204,888         320,532
    Prepaid legal fees                                        92,500              --
    Other prepaid expenses                                    12,007          24,505
                                                          ----------      ----------
        Total current assets                                 611,468         634,329

Property and equipment, net                                  566,872         134,045
Acquired technology, net of accumulated amortization         131,945         528,192
Building purchase option                                     105,000          90,000
                                                          ----------      ----------
TOTAL ASSETS                                              $1,415,285      $1,386,566
                                                          ==========      ==========

    The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                                 BALANCE SHEETS
                            OCTOBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                1999           1998
                                                                ----           ----
Current liabilities:
    Trade accounts payable                                  $     86,544   $    126,843
    Current portion of obligations under capital leases            9,465             --
    Note payable to officer                                        7,632          6,216
    Customer deposit                                             168,755        100,000
    Accrued payroll                                               87,986         79,345
    Other accrued liabilities                                     51,630         36,968
        Total current liabilities                                412,012        349,372

Obligations under capital leases, net of current portion           1,298             --

Note payable to officer, net of current portion                    4,683         12,315
                                                            ------------   ------------
TOTAL LIABILITIES                                                417,993        361,687
                                                            ------------   ------------
Commitments and contingencies

Redeemable preferred stock; $.01 par value;
      2,600,000 shares authorized, issued and
      outstanding                                                 26,000         26,000

Shareholders' equity:
    Series B convertible preferred stock; $1.00
      par value; 1,000,000 and no shares
      authorized, issued and outstanding
      (Notes 2 and 25).                                        1,000,000             --
    Common stock; $.01 par value; 20,000,000
      shares authorized; 7,791,425 and
      8,618,925 shares issued and
      outstanding                                                 77,914         86,189
    Class B common stock; $.01 par value;
      83,983 shares authorized, issued and
      outstanding                                                    840            840
    Additional paid-in capital                                20,971,537     20,032,205
    Accumulated deficit                                      (21,018,249)   (19,059,605)
    Notes receivable on common stock                             (60,750)       (60,750)
                                                            ------------   ------------
TOTAL SHAREHOLDERS' EQUITY                                       971,292        998,879
                                                            ------------   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $  1,415,285   $  1,386,566
                                                            ============   ============

    The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                            STATEMENTS OF OPERATIONS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


                                                        1999            1998
                                                        ----            ----
Net sales                                            $   695,565     $   805,513

Cost of sales                                            898,386         704,365
                                                     -----------     -----------
    Gross profit (loss)                                 (202,821)        101,148
                                                     -----------     -----------
Operating costs and expenses:

    Research and development                             650,897         445,110

    Salaries                                             364,697         263,953

    Consulting                                           243,392         142,919

    Other operating expenses                             512,793         407,939
                                                     -----------     -----------
Total operating expenses                               1,771,779       1,259,921
                                                     -----------     -----------
    Loss from operations                              (1,974,600)     (1,158,773)
Other income (expense):
    Interest income                                       14,252           7,556
    Other income                                           3,920          22,449
    Interest expense                                      (1,416)       (403,426)
                                                     -----------     -----------
Other income (expense), net                               16,756        (373,421)
                                                     -----------     -----------

Loss  before  provision  for  income  taxes  and
  extraordinary item                                  (1,957,844)     (1,532,194)
Provision for income tax                                    (800)           (800)
Extraordinary gain                                            --          26,051
                                                     -----------     -----------
NET LOSS                                             $(1,958,644)    $(1,506,943)
                                                     ===========     ===========

NET LOSS PER SHARE, BASIC AND DILUTED                $     (0.23)    $     (0.19)
                                                     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

                                                          Series B                        Class B        Series B
                                                         Convertible      Common           Common       Convertible
                                                       Preferred Shares   Shares           Shares     Preferred Stock
                                                       ----------------   ------           ------     ---------------
BALANCE, OCTOBER 31, 1997, AS RESTATED                           --      7,734,293         83,983             --

  Common shares issued for convertible debt to a
  related party                                                  --        342,659             --             --
  Common shares issued on the exercise of
  warrants with beneficial conversion features                   --        155,928             --             --
  Paid-in capital arising from beneficial conversion
  features on convertible debt issued                            --             --             --             --
  Common shares issued on exercise of warrants                   --         25,000             --             --

  Common shares issued on exercise of options                    --         12,000             --             --

  Common shares and warrants issued in a private
  placement offering                                             --        278,363             --             --
  Common shares issued for an option to purchase
  real estate                                                    --         60,000             --             --
  Common shares issued for real estate broker
  commission                                                     --          6,579             --             --
  Common shares issued for consulting and public
  relations services                                             --          4,103             --             --
  Payment of note receivable arising from an earlier
  issuance of common stock                                       --             --             --             --
  Warrants granted on common stock to employees
  and consultants for services                                   --             --             --             --
  Net loss                                                       --             --             --             --
                                                          ---------      ---------         ------        -------
BALANCE, OCTOBER 31, 1998                                        --      8,618,925         83,983             --
                                                          =========      =========         ======        ========



                                                                 Class B   Additional
                                                       Common    Common     Paid-in      Accumulated    Note Receivable
                                                       Stock      Stock     Capital        Deficit       Common Stock        Total
                                                       -----      -----     -------        -------       ------------        -----
BALANCE, OCTOBER 31, 1997, AS RESTATED                 $77,343   $  840   $ 18,244,073   $(17,552,662)   $    (50,000)    $  719,594

  Common shares issued for convertible debt to a
  related party                                          3,427       --        406,420             --              --       409,847
  Common shares issued on the exercise of
  warrants with beneficial conversion features           1,559       --        154,369             --              --       155,928
  Paid-in capital arising from beneficial conversion
  features on convertible debt issued                       --       --        400,175             --              --       400,175
  Common shares issued on exercise of warrants             250       --         29,500             --         (29,750)           --

  Common shares issued on exercise of options              120       --          5,880             --          (6,000)           --

  Common shares and warrants issued in a private
  placement offering                                     2,784       --        547,216             --              --       550,000
  Common shares issued for an option to purchase
  real estate                                              600       --         89,400             --              --        90,000
  Common shares issued for real estate broker
  commission                                                66       --          9,934             --              --        10,000
  Common shares issued for consulting and public
  relations services                                        40       --          7,460             --              --         7,500
  Payment of note receivable arising from an earlier
  issuance of common stock                                  --       --             --             --          25,000        25,000
  Warrants granted on common stock to employees
  and consultants for services                              --       --        137,778             --              --       137,778
  Net loss                                                  --       --             --     (1,506,943)             --    (1,506,943)
                                                       -------   ------   ------------   ------------    ------------    ----------
BALANCE, OCTOBER 31, 1998                              $86,189   $  840   $ 20,032,205   $(19,059,605)   $    (60,750)   $  998,879
                                                       =======   ======   ============   ============    ============    ==========


    The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

                                                     Series B                         Class B     Series B
                                                    Convertible        Common         Common     Convertible      Common
                                                  Preferred Shares     Shares         Shares    Preferred Stock    Stock
                                                  ----------------     ------         ------    ---------------    -----
BALANCE, OCTOBER 31, 1998                                    --       8,618,925       83,983              --      $ 86,189
  Common shares issued upon exercise of options              --           2,500           --              --            25

  Common shares and warrants issued in private
  placement                                                  --       1,020,000           --              --        10,200
  Common shares issued as prepaid legal fees                 --         100,000           --              --         1,000

  Common shares cancelled pursuant to a
  settlement                                                 --      (1,950,000)          --              --       (19,500)
  Class B convertible preferred shares issued in
  private placement to a related party                1,000,000              --           --      $1,000,000            --
  Options and warrants granted to employees and
  consultants for services                                   --              --           --              --            --
  Net loss                                                   --              --           --              --            --
                                                      ---------       ---------       ------      ----------      --------
BALANCE, OCTOBER 31, 1999                             1,000,000       7,791,425       83,983      $1,000,000      $ 77,914
                                                      =========       =========       ======      ==========      ========



                                                   Class B        Additional
                                                    Common         Paid-in         Accumulated      Note Receivable
                                                     Stock         Capital           Deficit        Common Stock       Total
                                                     -----         -------           -------        ------------       -----
BALANCE, OCTOBER 31, 1998                             $840      $ 20,032,205       $(19,059,605)      $(60,750)      $   998,879
  Common shares issued upon exercise of options         --             1,225                 --             --             1,250

  Common shares and warrants issued in private
  placement                                             --         1,009,800                 --             --         1,020,000
  Common shares issued as prepaid legal fees            --            99,000                 --             --           100,000

  Common shares cancelled pursuant to a
  settlement                                            --          (273,000)                --             --          (292,500)
  Class B convertible preferred shares issued in
  private placement to a related party                  --                --                 --             --         1,000,000
  Options and warrants granted to employees and
  consultants for services                              --           102,307                 --             --           102,307
  Net loss                                              --                --         (1,958,644)            --        (1,958,644)
                                                      ----      ------------       ------------       --------       -----------
BALANCE, OCTOBER 31, 1999                             $840      $ 20,971,537       $(21,018,249)      $(60,750)      $   971,292
                                                      ====      ============       ============       ========       ===========


The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                            STATEMENTS OF CASH FLOWS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

                                                           1999              1998
                                                           ----              ----
Cash flows from operating activities:

        Net loss                                       $(1,958,644)      $(1,506,943)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation                                        43,080            11,937
        Amortization                                       103,747           117,484
        Provision for (recovery on) uncollectible
          accounts                                             560            (7,278)
        Issuance of warrants for services                  102,307           137,778
        Interest expense arising from issuance of
          convertible debt                                      --           400,175
        Services provided in payment of note
          receivable - related party                        70,627            69,627
        Issuance of common stock for services                   --            17,500
        Extraordinary gain on settlement of debt                --           (26,051)
    (Increase) decrease in assets:
        Trade accounts receivable                           62,920          (145,965)
        Accounts receivable - related party                     --            19,500
        Prepaid legal and other expenses                    19,998           (19,606)
        Inventories                                        115,644          (216,239)
        Building purchase -  option                        (15,000)               --
    Increase (decrease) in liabilities:
        Trade accounts payable                             (40,299)           70,668
        Customer deposit                                    68,755           100,000
        Accrued payroll and other liabilities               23,303            70,884
                                                       -----------       -----------
CASH USED IN OPERATING ACTIVITIES                       (1,403,002)         (906,529)
                                                       ===========       ===========


    The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                            STATEMENTS OF CASH FLOWS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


                                                                      1999              1998
                                                                      ----              ----
Cash flows used in investing activities:

    Purchase of property and equipment                            $  (471,360)      $  (117,670)
    Purchase of acquired technology                                        --          (200,000)
    Increase in notes receivable, related parties                          --          (203,500)
                                                                  -----------       -----------
CASH USED IN INVESTING ACTIVITIES                                    (471,360)         (521,170)
                                                                  -----------       -----------
Cash flows provided by (used in) financing activities:

    Principal payments on notes payable                                    --           (13,469)
    Proceeds from the issuance of notes payable
      to a related party                                                   --           400,000
    Payments on notes receivable for common
      stock                                                                --            25,000
    Proceeds from exercise of warrants                                  1,250           155,928
    Proceeds from issuance of stock - private
      placement                                                     1,020,000           550,000
    Proceeds from issuance of preferred stock to a
      related party                                                 1,000,000                --
                                                                  -----------       -----------
CASH PROVIDED BY FINANCING ACTIVITIES                               2,021,250         1,117,459
                                                                  -----------       -----------
NET INCREASE (DECREASE) IN CASH                                       146,888          (310,240)

CASH AT BEGINNING OF PERIOD                                            57,440           367,680
                                                                  -----------       -----------
CASH AT END OF PERIOD                                             $   204,328       $    57,440
                                                                  ===========       ===========

     The accompanying notes are an integral part of the financial statements

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

                Supplemental Disclosure of Cash Flow Information

                        1999        1998
                        ----        ----

Interest paid          $2,543      $3,251
Income taxes paid      $1,600      $  800

      Supplemental Schedule of Non-Cash Investing and Financing Activities

Acquisition of assets in non-cash transactions:
      Assets acquired                                             --       $ 200,108
      Accounts receivable, related party satisfied                --       $ (19,306)
      Notes receivable satisfied                                  --       $ (70,802)
      Issuance of note payable to officer                         --       $ (20,000)
      Issuance of common stock                                    --       $ (90,000)

Litigation settlement:
      Return and cancellation of common stock              $ 292,500              --
      Surrender of acquired technology                     $(292,500)             --

Issuance of common stock for prepaid legal fees:
      Prepaid legal fees                                   $ 100,000              --
      Issuance of common stock                             $(100,000)             --

Issuance of common stock for note receivable:
      Notes receivable received                                   --       $  35,750
      Issuance of common stock                                    --       $ (35,750)

Convertible debt retired by issuance of common stock:
      Reduction of liabilities                                    --       $ 409,847
      Issuance of common stock                                    --       $(409,847)

The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS

     Electropure, Inc. (the "Company") manufactures and markets electrodeionization ("EDI") water treatment devices for commercial and industrial high purity water applications. The Company holds an exclusive patent on its EDI product and markets it to original equipment manufacturers as a specialized component for water treatment systems, whose major customers include semiconductor, pharmaceutical and cosmetic companies, as well as laboratories and petrochemical companies. The Company's Hydro Components ("HC") products are sanitary heat exchangers, sample coolers for sterile steam and water, based on ion exchange membrane technology for electrodialysis, electrodeposition, and electrochemical separations. The Company's Micro Imaging ("MI") technology is in the development phase, which, when completed, will provide a product that will enable real time identification of contamination in water.

2.   MANAGEMENT'S PLAN (UNAUDITED)

     The Company incurred net losses of $1,958,644 and $1,506,943 in fiscal years October 31, 1999 and 1998, respectively, and at October 31, 1999 had an accumulated deficit of $21,018,249 and is in default under the redemption provisions of its redeemable preferred stock (Note 24). Despite negative cash flows from operations of $1,403,002 and $906,529 in the years ended October 31, 1999 and 1998, respectively, the Company has been able to secure additional operating capital through private equity funding sources, a significant portion of which is from an individual who is a related party and the largest shareholder. No assurances can be given that the Company can or will continue to obtain sufficient working capital through the sale of the Company's securities, borrowing, or through the sale of products that will generate sufficient revenues in the future to sustain ongoing operations. The Company's ability to continue as a going concern will be reliant upon its ability to gain access to equity and debt capital or achieve profitable operations. The Company believes, however, that the current market interest in its products is strong and will enhance its ability to generate the funds necessary through equity and debt capital and the sale of its products to meet its needs.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition

     Revenues on the sale of the Company's products are recognized when the products are shipped.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Cash and Cash Equivalents

     The Company invests portions of its excess cash in highly liquid investments. Cash and equivalents include time deposits and commercial paper with original maturities of three months or less. The Company has no requirements for compensating balances. The Company maintains cash balances in accounts which exceeded the federally insured limits by $166,684 and $0 at October 31, 1999 and 1998, respectively; however, the Company has not experienced any losses in such accounts.

     Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Exposure to losses on accounts receivable is principally dependent on the individual customer's financial condition, as credit sales are not collateralized. The Company monitors its exposure to credit losses and reserves for those accounts receivable that it deems to be not collectible.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis, which approximates the first in - first out method of valuation. The Company's management monitors inventories for excess and obsolete items and makes necessary valuation corrections when such adjustments are required.

     Property and Equipment

     Property and equipment are recorded at cost and are depreciated using the straight-line method over the expected useful lives noted below. Expenditures for normal maintenance and repairs are charged to operations. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and the resulting profit or loss is reflected in the Statement of Operations. Renewals and betterments that materially extend the life of the assets are capitalized.


                                                Estimated Useful
                                                     Lives
                                                ----------------

         Machinery and equipment                    5 years
         Automobiles                                5 years
         Furniture and fixtures                     5 years
         Leasehold improvements                     3 years

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Intangible Assets

     Intangible assets represent the cost of intellectual properties described as acquired patented technology and unpatented process technology that are amortized on a straight-line method over the shorter of the estimated useful life of the technology or the remaining term of the patent.

     Impairment of Long-Lived Assets

     The Company annually evaluates its long-lived assets, including identifiable intangible assets for potential impairment. When circumstances indicate that the carrying amount of an asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss is recognized. The Company's management has determined that there was no such impairment present at October 31, 1999 and 1998.

     Debt Issued with Stock Purchase Warrants

     Proceeds from debt issued were allocated between the debt and the warrants based on their relative fair values. The value ascribed to the warrants, based on the Black-Scholes Option Pricing Model, is amortized to interest expense over the term of the related debt using the effective interest method.

     Induced Conversion of Debt

     The Company in certain instances will grant or modify conversion privileges of debt to equity after its issuance. These grants or modifications take the form of new or reduced conversion prices of the debt into the Company's common stock available to the applicable debt holders. When the debt is converted into equity, the Company recognizes, as debt conversion expense, the excess of the fair value of the common stock issued at that time over the fair value of the common stock that would be issuable under the original terms.

     Income Taxes

     The Company accounts for income taxes under the liability method. Under the liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Stock Based Compensation

     Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company will continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Compensation cost for stock options, if any, will be measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the requisite vesting periods.

     Product Warranty Cost

     Provision for estimated warranty cost is recorded at the time of sale and periodically adjusted to reflect actual experience.

     Research and Development

     Research and development expenditures are charged to expense as they are incurred. The Company's research and development activities include ongoing work on various uses of the micro imaging multi-angle laser light scattering technology. Additionally, efforts are continuing on development of improved production processes and cost reduction techniques for the ion permeable membranes for their application in the HC products. Contract research and development expenditures are expensed as incurred.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.

     Financial Statement Classification

     Certain amounts presented within the 1998 financial statements have been reclassified in order to conform to the 1999 financial statement presentation.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

4.   NOTE RECEIVABLE, INDIVIDUAL

     In February 1998, the Company received a note receivable from an individual with a fixed annual interest rate of 8%. During the year ended October 31, 1999, the unpaid balance of the note plus the accrued interest was offset against a vendor contract incentive bonus earned by the same individual (Notes 11 and 26).

5.   INVENTORIES

     At October 31, 1999 and 1998, inventories  consisted of the following:


                                                     1999          1998
                                                     ----          ----

         Raw materials                             $125,292      $320,532
         Finished goods                              79,596            --
                                                   --------      --------
         INVENTORIES                               $204,888      $320,532
                                                   ========      ========

6.   PROPERTY AND EQUIPMENT

     At October 31, 1999 and 1998, property and equipment consisted of the following:


                                                        1999            1998
                                                        ----            ----
         Machinery and equipment                     $ 424,999              --
         Automobiles                                    39,797       $  23,000
         Furniture and fixtures                        111,018          94,711
         Leasehold improvements                         45,954          28,443
                                                     ---------       ---------
                                                       621,768         146,154
               Less: accumulated depreciation          (54,896)        (12,109)
                                                     ---------       ---------
         TOTAL PROPERTY AND EQUIPMENT, NET           $ 566,872       $ 134,045
                                                     =========       =========

Depreciation expense for the years ended October 31, 1999 and 1998 was $43,080 and $11,937, respectively.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

7.   ACQUIRED TECHNOLOGY

     At October 31, 1999 and 1998, intangible assets consisted of the following:


                                                       1999            1998
                                                       ----            ----
         Micro imaging multi-angle laser light
            scattering instrumentation (Note 26)            --       $ 447,146
         Ion exchange membrane technology (Note 26)  $ 200,000         200,000
                                                     ---------       ---------
         Total acquired technology                     200,000         647,146
             Less: accumulated amortization            (68,055)       (118,954)
                                                     ---------       ---------
         TOTAL ACQUIRED TECHNOLOGY, NET              $ 131,945       $ 528,192
                                                     =========       =========

     Amortization expense for the years ended October 31, 1999 and 1998 was $103,747 and $117,484, respectively.

     The Company currently holds a patent on certain electrodeionization water treatment technology. This patent was issued in 1984 and will expire in 2001.

8.   CAPITAL LEASE OBLIGATIONS

     The Company acquired machinery and equipment under the provisions of two long-term leases during the year ended October 31, 1999. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. One of the leases expires in 2000, and one expires in 2001. The leased property under capital leases as of October 31, 1999, has a cost of $17,594, accumulated amortization of $1,787, and a net book value of $15,807. Amortization of the leased property is included in depreciation expense.
     The future minimum lease payments under capital leases and the net present value of the future minimum lease payments at October 31, 1999 are as follows:


               2000                                          $ 10,347
               2001                                             1,394
                                                             --------
         Total minimum lease payments                          11,741
             Less: amount representing interest                  (978)
                                                             --------
         Present value of net minimum lease payments           10,763
             Less: current maturities                          (9,465)
                                                             --------
         LONG-TERM CAPITAL LEASE OBLIGATION                  $  1,298
                                                             ========

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

9.   NOTE PAYABLE TO AN OFFICER

     At October 31, 1999 and 1998, a note payable to an officer consisted of the following:


                                                               1999          1998
                                                               ----          ----
         Note payable to officer, collateralized by an
         automobile, with interest at 9% per annum,
         payable in monthly installments of $636
         through July 15, 2001                               $ 12,315        18,531
             Less: current portion                             (7,632)       (6,216)
                                                             --------       -------
         LONG TERM PORTION OF NOTE PAYABLE TO AN OFFICER     $  4,683        12,315
                                                             ========       =======

     Maturities of notes payable to an officer as of October 31, 1999 are as follows:

             2000                                            $  7,632
             2001                                            $  4,683

10.  INCOME TAXES

     At October 31, 1999 and 1998, the components of the provision for income taxes are as follows:



                                                             1999      1998
                                                             ----      ----
         Current tax expense:
             Federal                                           --        --
             State                                           $800      $800
                                                             ----      ----
                                                              800       800
                                                             ----      ----
         Deferred tax expense (benefit):
             Federal                                           --        --
                                                             ----      ----
             State                                             --        --
                                                             ----      ----
                                                             ----      ----
         TOTAL PROVISION                                     $800      $800
                                                             ====      ====

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


10.  INCOME TAXES, CONTINUED

     Significant components of the Company's deferred income tax assets and liabilities at October 31, 1999 and 1998 are as follows:


                                                                 1999              1998
                                                                 ----              ----
         Deferred income tax assets:
             Net operating loss carryforward                 $ 5,527,023       $ 4,536,592
             Allowance for doubtful accounts                          --             9,902
             Amortization                                         19,635            35,989
             Other                                                 4,473             1,026
             Accrued expenses                                     38,536             6,553
                                                             -----------       -----------
         Total deferred income tax asset                       5,589,667         4,590,062
             Valuation allowance                              (5,589,667)       (4,590,062)
                                                             -----------       -----------
         NET DEFERRED INCOME TAX ASSET                                --                --
                                                             ===========       ===========


The Company, based upon its history of losses and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them. Reconciliation of the effective income tax rate to the U.S. statutory income tax rate is as follows:



                                                    1999          1998
                                                    ----          ----
Tax expense at U.S. statutory income tax rate       (34.0)%       (34.0)%
State tax provision                                   0.1           0.1
Increase in the valuation allowance                  34.0          34.0
                                                   ------        ------
EFFECTIVE INCOME TAX RATE                             0.1%          0.1%
                                                   ======        ======

     The Company has federal and state net operating loss carryforwards of $14,579,267 and $6,448,779, respectively. The federal and state net operating loss carryforwards will begin to expire in 2000 and will continue to lapse through 2019.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


11.  COMMITMENTS

     Facilities Lease Agreement

     The Company entered into a three year lease agreement that began on February 1, 1998 for its facility located in Laguna Hills, California. Monthly lease payments were $16,000 through January 1999, $16,480 through January 2000 and $16,974 through January 2001. The Company has an option to extend the lease for two additional three year terms. In March 1998, the Company entered into a two year sub-lease agreement for a portion of the facility to a third party at the rate of $6,500 per month.
     Future minimum facilities lease payments and facilities sublease rental income as of October 31, 1999, are as follows:


                                                                 Minimum        Minimum
                                                                  Lease         Sublease
                                                                 Payments     Rental Income
                                                                 --------     -------------
             2000                                               $   202,206     $  26,000

             2001                                                    50,922            --
                                                                -----------     ---------
             TOTAL                                              $   253,128     $  26,000
                                                                ===========     =========


     Rent expense was $196,320 and $151,956 for the years ended October 31, 1999 and 1998, respectively. Sublease rental income was $78,000 and 58,500 for the years ended October 31, 1999 and 1998, respectively. The sublease rental income has been treated as a reduction of the rent expense on the Statement of Operations.

     Building Purchase Escrow

     As part of the original facilities lease agreement, the Company issued 60,000 shares of its common stock for an option to purchase the Laguna Hills building at any time prior to January 31, 2001 for $2,300,000. The value of the facility purchase option for which the shares were issued was $90,000.

     In July 1999, the Company notified the lessor of its intent to exercise its purchase option by opening an escrow with a $15,000 deposit. The purchase option provides the Company with 18 months within which to close the escrow and complete the sale. The Company will continue to make lease payments as prescribed by the lease agreement until the sale transaction is completed. If the sales transaction is not completed, the terms of the lease agreement remain in effect. To date, financing for the building purchase has not been obtained.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


11.  COMMITMENTS, CONTINUED

     Consulting Agreement

     In May 1998, the Company entered into a three year agreement for financial consulting services for which it pays $2,500 per month and granted warrants to purchase 175,000 shares of common stock (Note 16).

     Agreement with Harry O'Hare

     In October 1998, the Company entered into an agreement with Mr. Harry O'Hare, a significant shareholder and founder of the Company. In June 1999, the shareholders approved the agreement at the annual shareholders' meeting. The agreement provides for the Company to pay into a special bank account, controlled by Mr. O'Hare's wife, $1,000 per month for ten years and to issue to her a warrant to purchase 10,000 shares of the Company's common stock at $.50 per share with a ten year term. Also, the Company will cancel $9,105 owed by Mr. O'Hare to the Company, for which 2,500 of his shares of the Company's common stock is pledged as collateral.

     In exchange, the Company is to receive from Mr. O'Hare all of his 931,629 shares of redeemable preferred stock, 31,205 shares of his Class B common stock, and all the 2,500 shares of his common stock pledged for payment of the $9,105 he owes the Company. Mr. O'Hare will transfer 52,678 of his remaining Class B common stock (52,778 shares) to others in satisfaction of claims against him. Mr. O'Hare will also waive any claims he may have to any royalties for technology the Company now owns, and he will not seek any modification of this agreement.

     The agreement also provides for the full mutual release of any and all claims between the Company and Mr. O'Hare.

     In connection with a public offering made by the Company in 1987, the California Commissioner of Corporations (the "Commissioner") imposed transfer and other restrictions on Mr. O'Hare's Class B common stock and redeemable preferred stock. Even though the agreement was executed by the parties and approved by the shareholders, the closing, and therefore the effectiveness of this agreement, is subject to approval from the Commissioner for the transfer of the shares as described above. The Company and Mr. O'Hare agreed to jointly prepare an application to obtain authorization from the Commissioner to transfer the shares, and in October 1999 the application was filed. There is no assurance such authorization will be obtained.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


11.  COMMITMENTS, CONTINUED

     Agreement with Harry O'Hare, Continued

     During the year ended October 31, 1999, the Company made advances of the monthly payments contemplated under the agreement totaling $12,000 to the special bank account controlled by Mr. O'Hare's wife.

12.  GAIN ON THE EXTINGUISHMENT OF DEBTS

     Lapse in Statutory Collection Period

     In the year ended October 31, 1998, the Company received a legal determination that applicable state statutes with regard to enforcement of the collectability of a $17,308 note payable due from the Company had lapsed. Accordingly, the resulting gain on the lapsing of the enforceability of the debt has been recognized as an extraordinary item. There is no income tax effect on this extraordinary item.

     Settlement of Judgment

     In the year ended October 31, 1998, the Company settled a $30,744 liability it recognized as an account payable resulting from a 1993 default judgment rendered against the Company for unpaid corporate credit card charges. The Company paid a total of $22,000 to satisfy the judgment. The resulting gain on settlement of $8,744 has been recognized as an extraordinary item. There is no income tax effect on this extraordinary item.

13.  ROYALTIES

     In 1986, the former owner of the EDI patents and an original officer of the Company, entered into agreements to pay two separate royalties of $42 and $9 to a group of individuals for each EDI water purification unit sold by the Company or any sublicensees. The royalty at $42 per unit continues until the last patent related to these products expires. The last patent expires in August 2001. The second royalty at $9 per unit is payable until a maximum of $525,600 has been paid.

     The Company sold 68 and 81 EDI water purification units in fiscal years 1999 and 1998, respectively. No units affected by these royalty agreements were sold prior to fiscal year 1997. The amounts due under the $42 per unit royalty totaled $6,249 and $3,402 in fiscal years 1999 and 1998, respectively. Under the $9 per unit royalty the amounts totaled $1,341 and $729 in fiscal years 1999 and 1998, respectively. These royalties have been accrued and have not been paid.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


14.  LICENSED TECHNOLOGY AGREEMENTS

     Nonexclusive licenses for the worldwide use of the EDI technology were issued to Glegg Water Consulting, Inc. ("Glegg") and to Polymetrics, Inc. ("Polymetrics"). The license granted to Glegg is a paid up license with no continuing royalty requirements. The license provides Glegg the right to sublicense the technology to its subsidiaries and affiliates and to a Japanese entity. The license granted to Polymetrics has continuing royalty requirements with royalty fee percentages of five (5) percent of net sales of "greater than 100 gallon per minute ("gpm")" systems and ten (10) percent of the "less than 100 gpm" systems. Polymetrics has not sold any units subject to the license since inception of the agreement.

15.  CONTINGENCIES

     Litigation

     In August 1999, the Company was named as a cross defendant in a cross complaint by Douglas B. Platt doing business as East-West Technic Group ("Platt") arising from a lawsuit brought by Staar Surgical Company, Inc. ("Staar") against East-West Technic Group, Douglas B. Platt, and Does 1 through 100. The cross complaint alleges breach of contract, breach of implied duty of good faith and fair dealing, misrepresentation, negligence and common counts. More specifically, Platt claims that in December 1997, the Company and Platt entered into a written agreement wherein the Company agreed to supply, service, and support an electrodeionization module to be part of a system installed by Platt for Staar. Platt claims that the Company knew the details and specifications of the systems and participated in its design, but failed to provide a module that could be operated as part of the system.

     As a result, Platt seeks to recover damages he suffered under the contract. The amount of such damages has not yet been determined.

     The Company believes the lawsuit is without merit and intends to vigorously defend itself. While it is not practical to estimate a range of possible loss, if any, for the Company's litigation of this matter, a loss could have a material adverse effect on the Company's results of operations, liquidity and financial position.

     Concentrations of Risk

     One customer represents 35% and 67% of the Company's sales of its HC products for the years ended October 31, 1999 and 1998, respectively, and at October 31, 1999 accounts receivable included $11,800 due from this customer, which represents 12% of trade accounts receivable.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


15.  CONTINGENCIES, CONTINUED

     Concentrations of Risk, Continued

     During the years ended October 31, 1999 and 1998, two customers accounted for 48% and 10% and 23% and 10% of EDI product sales, respectively. At October 31, 1999 and 1998, no amounts were due from either of these customers.

     Management believes the trade accounts receivable are fully collectible, and therefore no provision has been recorded for uncollectable trade accounts receivable at the years ended October 31, 1999 and 1998.

16.  STOCK OPTIONS AND WARRANTS

     In May 1999, the Company adopted the Electropure, Inc. 1999 stock option plan (the "plan"), for officers, directors, employees, consultants, and advisors of the Company. The plan authorizes the granting of options on up to 1,000,000 shares of common stock. The exercise price per share on options granted may not be less than the fair market value per share of the Company's common stock at the date of grant. The exercise price per share of options granted to anyone who owns more than 10% of the voting power of all classes of the Company's common stock is a minimum of 110% of the fair market value per share at the date of grant. The options exercise price may be paid in cash or its equivalent including cashless exercises as determined and approved by the plan administrator. The plan provides two types of options: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. In fiscal year 1999, the Company granted options to purchase 455,000 shares of its common stock under this plan. The term of each stock option granted is fixed by the plan administrator and shall not exceed 10 years, except that for those who own 10% of the voting power of the Company the term of the option may be no more than 5 years. The vesting period is determined by the administrator at or after the date of grant.

     From time-to-time prior to the adoption of the plan, the Company has granted warrants to officers, key employees, consultants, advisors and vendors to attract and retain personnel, provide for performance incentives, and promote the success of the Company by providing warrant holders the opportunity to acquire an equity interest. Only non-employees have been granted warrants outside the stock option plan since its adoption.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


16.  STOCK OPTIONS AND WARRANTS, CONTINUED

     Issued to Employees

     The following table summarizes information about options granted to employees. Unless otherwise noted, options vest on an annual pro rata basis over various periods of time and are exercisable, upon proper notice, in whole or in part at any time upon vesting. Generally, unvested options terminate when an employee leaves the Company. The options granted have contractual lives ranging from 3 to 10 years.
     The weighted average fair value of the options granted during the years ended October 31, 1999 and 1998 were $.94 and $1.31, respectively.


                                                                      Weighted
                                                                      Average
                                                   Number of          Exercise
                                                    Options             Price
                                                    -------             -----

BALANCE AT OCTOBER 31, 1997                          518,478            $0.57
    Granted                                        1,265,000             1.05
    Exercised                                        (12,000)            0.50
    Canceled                                          (4,978)            2.80
                                                   ---------            -----

OUTSTANDING AT OCTOBER 31, 1998                    1,766,500             0.91

    Granted                                          890,000             0.96
    Exercised                                         (2,500)            0.50
    Repriced                                         (25,000)            1.78
    Canceled                                        (500,000)            0.86
                                                   ---------            -----

OUTSTANDING AT OCTOBER 31, 1999                    2,129,000            $0.93
                                                   =========            =====


     The Company continues to account for stock-based compensation to employees using the intrinsic value method prescribed in APB No. 25 whereby no compensation cost is recognized for options granted at or above fair market value. Had compensation expense for options awards been determined based upon fair values at the grant dates in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been the amounts indicated in the following schedule. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over their vesting periods. The pro forma effects of applying SFAS No. 123 are not indicative of future results because this statement does not apply to awards granted prior to fiscal year 1997.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


16.  STOCK OPTIONS AND WARRANTS, CONTINUED
     Issued to Employees, Continued


                                                                         October 31
                                                              -------------------------------
                                                                    1999           1998
                                                                    ----           ----
         Net loss:
             As reported                                      $(1,958,644)       $(1,506,943)
             Pro forma                                        $(2,382,137)       $(1,811,487)
         Loss per share:
             As reported                                           $(0.23)            $(0.19)
             Pro forma                                             $(0.28)            $(0.20)

     For purposes of the above pro forma calculation, the fair value of options granted by the Company during the years ended October 31, 1999 and 1998, is estimated using the Black-Scholes Option Pricing Model with the weighted average assumptions listed below:


                                                                   1999                1998
                                                                   ----                ----
         Risk-free interest rate                                    5.51%              4.99%
         Expected dividend yield                                       0                  0
         Expected stock price volatility                           2.042              2.125
         Expected life in years                                       10                 10


     Summary information about the Company's options outstanding at October 31, 1999:


                                        Weighted
                                         Average      Weighted                     Weighted
        Range of          Options       Remaining      Average       Options        Average
        Exercise        Outstanding    Contractual    Exercise     Exercisable     Exercise
         Prices      October 31, 1999     Life          Price   October 31, 1999     Price
       -----------   ----------------  -----------    --------  ----------------   ---------
       $.28 - $.58        164,000          7.3        $  0.32         114,000       $  0.33
       $.58 - $.88        455,000          4.9        $  0.76         100,000       $  0.79
       $.88 - $1.78     1,510,000          6.0        $  1.07         321,000       $  1.10
                        ---------                                     -------
                        2,129,000                                     535,000
                        =========                                     =======

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

16.  STOCK OPTIONS AND WARRANTS, CONTINUED

     Issued to Non-Employees

     The Company accounts for stock-based compensation awards to non-employees based upon fair values at the grant dates in accordance with SFAS No. 123. The consideration received for the issuance of stock purchase warrants is based on the fair value of the warrants or of the goods or services received for the warrants issued, whichever is more reliably measurable. When the value of the services is based on the fair value of the warrants, the value is calculated using the Black-Scholes Option Pricing Model. The fair value of the options or warrants is amortized over the period the Company received the goods or services.

     In this connection, during the years ended October 31, 1999 and 1998 the Company granted warrants as follows:

         Issued to Directors for Services

         In August 1998, the Board of Directors granted to each of four Directors of the Company 10,000 warrants, each with a ten year term to purchase common stock at $1.375 per share. The issuance of these warrants for services resulted in an aggregate expense of $6,000 in fiscal year 1998.

         In August 1999, the Board of Directors granted to each of four Directors of the Company 10,000 warrants, each with a ten year term to purchase common stock at $1.375 per share. The issuance of these warrants for services resulted in aggregate expense of $3,000 in fiscal year 1999.

         Issued for Consulting Services

         In March 1998, the Company granted 20,000 warrants at $1.125 per share for consulting services. The warrants expire on March 31, 2002. The fair value of the services provided was $2,000 and is recorded as a consulting expense in fiscal year 1998.

         In May 1998, as part of a financial consulting contract, the Company granted warrants to purchase 175,000 shares of common stock at an exercise price of $1.06 per share. The warrants issued have a term of five years. The value of the warrants issued in conjunction with this agreement is $90,000 and is being recognized as a consulting expense ratably over its life.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

16.  STOCK OPTIONS AND WARRANTS, CONTINUED

     Issued to Non-Employees, Continued

         Issued for Consulting Services, Continued
         During the year ended October 31, 1999, the Company granted a total of 303,600 warrants to purchase common stock to various individuals for consulting services. The warrants have exercise prices ranging from $.94 to $1.00, and have contractual lives ranging from 5 to 10 years. The fair value of the consulting services received was $94,700 and is being charged to expense over the life of the consulting arrangements. Consulting expense of $28,380 relating to these services was recognized for the year ended October 31, 1999.

The following table summarizes the information relating to warrants granted to non-employees as of October 31, 1999 and 1998 and changes during the years then ended:


                                                                        Weighted
                                                                         Average
                                                         Warrants       Exercise
                                                        Outstanding       Price
                                                        -----------       -----

             BALANCE AT OCTOBER 31, 1997                   991,362        $ 2.60
                   Granted                                 382,500          1.80
                   Exercised                             (180,928)          0.44
                   Canceled                               (51,600)          0.07
                                                         ---------        ------

             OUTSTANDING AT OCTOBER 31, 1998             1,141,334          2.35
                   Granted                                 853,600          1.59
                   Exercised                                    --            --
                   Canceled                               (12,000)          0.01
                                                         ---------        ------

             OUTSTANDING AT OCTOBER 31, 1999             1,982,934        $ 2.03
                                                         =========        ======

The values of the consideration received were based on the values of the warrants, which granted were estimated using the Black-Scholes Option Pricing Model with the following weighted average assumptions for grants made in 1999 and 1998:


                                                         1999           1998
                                                         ----           ----

         Risk-free interest rate                         5.51%          4.99%
         Expected dividend yield                            0              0
         Expected stock price volatility                2.042          2.125
         Expected life in years                            10             10

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

16.  STOCK OPTIONS AND WARRANTS, CONTINUED
     Issued to Non-Employees, Continued

     Summary information about the Company's warrants outstanding at October 31, 1999 is as follows:


                                          Weighted
                                           Average      Weighted                      Weighted
    Range of             Warrants         Remaining      Average       Warrants        Average
    Exercise            Outstanding      Contractual    Exercise      Exercisable     Exercise
     Prices          October 31, 1999   Life in Years     Price    October 31, 1999     Price
     ------          ----------------   -------------     -----    ----------------     -----
  $.10 - $.50              48,210           4.89         $ 0.28          48,210        $ 0.28
  $.50 - $1.00            473,600           5.26         $ 0.98         238,600        $ 0.97
  $1.00 - $1.50           322,500           5.61         $ 1.16         222,500        $ 1.20
  $1.50 - $3.00         1,071,250           1.95         $ 2.14       1,071,250        $ 2.14
  $3.00 - $10.00           22,376           1.50         $ 9.00          22,376        $ 9.00
  $10.00 - $15.00          44,998           1.50         $15.00          44,998        $15.00
                        ---------                                     ---------
                        1,982,934                                     1,647,934
                        =========                                     =========


     Private Placement Offerings

     During the year ended October 31, 1998, the Company issued 137,500 detachable warrants as part of a private placement offering. The warrants have a three year term to purchase common stock at $3.00 per share. These warrants were valued at $1.97 and resulted in an offsetting increase and decrease to additional paid-in capital. The warrants are redeemable by the Company at $.05 per warrant if the price of the common stock equals or exceeds $4.00 per share for 30 consecutive business days.

     During the year ended October 31, 1999, the Company issued 510,000 detachable warrants as part of a private placement offering. The warrants have a three year term to purchase common stock at $2.00 per share. These warrants were valued at $.90 and resulted in an offsetting increase and decrease to additional paid-in capital. The warrants are redeemable by the Company at $.05 per warrant if the price of the common stock equals or exceeds $4.00 per share for 30 consecutive business days.

     Issuances by the Company of warrants from all sources at exercise prices below fair market value at the date of grant resulted in an expense to the Company of $102,307 and $116,920 for the years ended October 31, 1999 and 1998, respectively.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

17.  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

     The estimated fair value amounts of all financial instruments on the Company's October 31, 1999 and 1998 balance sheets have been determined by using available market information and appropriate valuation methodologies. Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than in a forced liquidation. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company does not have any off balance sheet financial instruments.

     The following methods and assumptions were used by the Company in estimating fair value disclosures for financial statements:

             Cash and equivalents, trade accounts receivable, notes receivable, inventories, prepaid expenses, trade accounts payable, current portion of notes payable and capital leases, and certain other current liability amounts are reported in the balance sheet at approximate fair value due to the short term maturities of these instruments.

             The fair value of non-current notes payable is estimated by determining the net present value of future payments. The carrying amount on the balance sheet approximates the fair value as the interest rates approximate current market rates.

18.  RELATED PARTY TRANSACTIONS

     Note Receivable

     In August 1998, the Company acquired a note receivable for $3,500 from a director resulting from cash advances. The note was unsecured and had an annual interest rate of 5.58%, which became due in October 1998. The note became delinquent but was eventually satisfied by offsetting it against consulting fees due to the same individual for services during the year ended October 31, 1999.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


18.  RELATED PARTY TRANSACTIONS

     Purchase of a Vehicle

     During the year ended October 31, 1998, the Company purchased an automobile from an officer for $23,000. The Company paid $3,000 in cash and issued a note payable collateralized by the automobile for the balance. In the year ended October 31, 1999, the Company exchanged the automobile for another automobile. The Company paid $7,797 in cash and issued a note payable for $16,008.

19.  LOSS PER COMMON SHARE

     In accordance with the disclosure requirements of SFAS No. 128, Earnings per Share, a reconciliation of the numerator and denominator of the basic and diluted loss per share calculation and the computations of net loss per common share for the years ended October 31, 1999 and 1998 are as follows.


                                                                1999              1998
                                                                ----              ----
        Net loss available to common shareholders:
             Loss before extraordinary gain                 $(1,958,644)      $(1,532,994)
        Extraordinary gain                                           --            26,051
                                                            -----------       -----------
             Net loss available to common shareholders      $(1,958,644)      $(1,506,943)
                                                            ===========       ===========

             WEIGHTED AVERAGE SHARES OUTSTANDING              8,404,713         8,240,951
                                                            ===========       ===========
        Basic and diluted loss per common share:
             Loss before extraordinary gain                 $     (0.23)      $     (0.19)
             Extraordinary gain                                      --                --
                                                            -----------       -----------
             NET LOSS                                       $     (0.23)      $     (0.19)
                                                            ===========       ===========


     The following securities and contingently issuable shares are excluded in the calculation of diluted shares outstanding as their effects would be antidilutive for the years ended October 31, 1999 and 1998 as follows:


                                                               1999               1998
                                                               ----               ----
               Stock options and warrants                   4,111,934           2,607,834
               Convertible preferred stock                  1,000,000                  --

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

20.  SHARE TRANSACTIONS

     Common Shares Issued for Debt with a Beneficial Conversion Feature

     During the year ended October 31, 1998, the Company borrowed $400,000 from a related party who is the largest shareholder. The terms of the notes provided for conversion into shares of the Company's common stock at any time after their issuance. The intrinsic value of the beneficial conversion features was determined, and additional paid-in capital and interest expense of $400,000 was recognized. The Company issued 342,659 shares of common stock to the major shareholder of the Company at fair market value of $672,897 in connection with the conversion of convertible notes payable and accrued interest totaling $409,847.

     Common Shares Issued for Warrants Exercised with a Beneficial Conversion Feature

     During the year ended October 31, 1998, the Company offered to reduce the exercise price to $1.00 per share on any warrants with original exercise prices greater than $2.00 per share. As a result of this beneficial conversion feature, warrants were exercised for the purchase of 155,928 shares of common stock for $155,928.

     Common Shares Issued for Options and Warrants Exercised

     During the year ended October 31, 1998, warrants were exercised resulting in the purchase of 25,000 shares of common stock for $29,750. A note receivable of $29,750 was acquired in payment for the shares issued. The note receivable is recorded as a reduction of shareholders' equity.

     During the year ended October 31, 1998, options were exercised to purchase 12,000 shares of common stock for $6,000. A note receivable for $6,000 was acquired in payment of the shares issued. The note receivable is recorded as a reduction of shareholders' equity.

     During the year ended October 31, 1999, warrants were exercised resulting in the purchase of 2,500 shares of common stock for $1,250.

     Private Placement Offering - Common Stock

     In April 1998, a private placement offering resulted in the issuance of 275,000 shares of common stock and 137,500 detachable warrants to purchase common stock at an exercise price of $3.00 per share, and the Company received net proceeds of $550,000. In connection with this private placement offering, the Company issued 3,363 shares of common stock as a finder's fee valued at $7,500, which was treated as a reduction of the proceeds from the private placement offering.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

20.  SHARE TRANSACTIONS, CONTINUED

     Private Placement Offering - Common Stock, Continued

     During the year ended October 31, 1999, a private placement offering resulted in the issuance of 1,020,000 shares of common stock and 510,000 detachable warrants to purchase common stock at $2.00 per share, and the Company received net proceeds of $1,020,000.

     Common Shares Issued in Consideration of an Option to Purchase Real Estate


     During the year ended October 31, 1998, the Company issued 60,000 shares of common stock to the lessor of the Company's new facility in exchange for a three year option to purchase the building. The value attributable to the option to purchase the building was determined to be $90,000 based on the fair value of the 60,000 shares of common stock issued and has been recorded as a building purchase option.

     Common Shares Issued for Services

     In the year ended October 31, 1998, the Company issued 6,579 shares of common stock to the real estate broker who negotiated the lease on the Company's current facility in satisfaction of a $10,000 commission. The value of the services involved in the transaction has been expensed and added to common stock and additional paid-in capital.

     In the year ended October 31, 1998, the Company issued 4,103 shares of common stock, valued at $7,500, to a consulting firm in partial payment for public relations services to be rendered. The value of the services involved in the transaction has been expensed and added to common stock and additional paid-in capital.

     Prepaid Legal Services

     In May 1999, the Company issued to a law firm involved with its patent work, 100,000 shares of common stock with a fair value of $100,000 as a retainer against which fees and expenses incurred will be paid. The value of the services to be received in this transaction has been recorded as prepaid legal services and added to common stock and additional paid-in capital.

     Settlement

     In July 1999, pursuant to the terms of a settlement, the Company cancelled 1,950,000 shares of common stock previously held by Wyatt Technology Corporation (Note 26).

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

20.  SHARE TRANSACTIONS, CONTINUED

     Private Placement Offering - Preferred Shares

     In January 1999, the Company sold 1,000,000 shares of its Series B convertible preferred stock to a related party who is the largest shareholder of the Company in a private transaction for $1,000,000. The Series B convertible preferred stock is convertible into 1,000,000 shares of the Company's common stock in whole or in part at any time by its holder. The Series B convertible preferred stock is automatically convertible on the same basis if either of two events occur: a) the Company makes a public offering of any of its securities, or b) the Company's securities are admitted for listing on a national securities exchange market system. In the event the number of shares of the Company's common stock is increased or decreased as a result of a stock split, stock dividend, reverse stock split, or otherwise, the number of shares of common stock into which each share of Series B convertible preferred stock may be converted shall concurrently be proportionately increased or decreased. The Series B convertible preferred stock has no rights for participation in any new or additional issuances of any Company equity instruments.

     Each share of Series B convertible preferred stock is entitled to four votes on all matters, including the election of directors and shall vote as a single class along with the common stock, Class B common stock and redeemable preferred stock.

     In any liquidation or dissolution of the Company, the holders of the Series B convertible preferred stock will be entitled to a liquidation preference of $1 per share.

21.  NOTES RECEIVABLE FOR ISSUANCE OF COMMON STOCK

     On various dates during the years ended October 31, 1998 and 1997, the Company allowed certain individuals, who were current or former officers and directors, to purchase shares and to exercise options or warrants held by them in exchange for notes receivable at fixed interest rates ranging from 5.49% to 5.63%. As of October 31, 1999 and 1998, the notes receivable related to the issuance of common stock are reflected as a reduction in equity and are summarized as follows:

                                                                                1999         1998
                                                                                ----         ----
Note receivable from an officer and director of the Company for the issuance of 50,000 shares of common stock in August 1997, with interest at 5.49% per annum, due in July 2002. The note receivable is collateralized by the shares issued resulting from the
exercise of warrants                                                         $   25,000      $25,000

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

21.      NOTES RECEIVABLE FOR ISSUANCE OF COMMON STOCK, CONTINUED


         Note receivable from a former director of the Company for the issuance of 12,000 shares of common stock in July 1998, with interest at 5.51%
         per annum. The note receivable is collateralized by the shares issued resulting from the exercise of warrants and is due 90 days after their
         registration                                                                $ 6,000      $ 6,000

         Note receivable from a former director of the Company for the issuance of 25,000 shares of common stock in July 1998, with interest at 5.63%
         per annum. The note receivable is collateralized by the shares issued resulting from the exercise of warrants and is due 90
         days after their registration                                                29,750       29,750
                                                                                     -------      -------
         TOTAL                                                                       $60,750      $60,750
                                                                                     =======      =======

22.  EQUITY RIGHTS AND PREFERENCES

     Voting Rights

     Each share of the Company's common stock is entitled to one vote per share, and the Class B common stock of the Company is entitled to eight votes per share. The holders of the outstanding redeemable preferred stock of the Company are entitled to one vote per share. Each share of Series B convertible preferred stock is entitled to four votes per share.

     Liquidation Preferences

     In the event of liquidation or dissolution of the Company, the holders of the common stock, Class B common stock and redeemable preferred stock, subject to the rights of the holders of the Series B convertible preferred stock, shall be entitled to receive an equal amount per share, provided, however, in no instance shall a share of redeemable preferred stock receive more than $0.01 per share and in no instance shall each share of Class B common stock receive an amount greater than 80% of the amount each share of common stock receives, subject to the restrictions imposed by the Commissioner as described in Note 23.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

23.  CLASS B COMMON STOCK

     The Class B common stock is entitled to non-stock dividends and liquidation payments equal to 80% of those paid to the common stock. All of the Class B common stock is held by one individual (a significant shareholder and the founder of the Company) and may not be transferred or assigned. These shares automatically convert on a share for share basis into common stock upon the death of the current owner. However, in connection with an order imposed by the Commissioner, all shares held by this individual will not participate in dividends, other than for stock in distribution of assets in the event of liquidation and may not be transferred without prior consent of the Commissioner or pursuant to a court order.

24.  REDEEMABLE PREFERRED STOCK

     The redeemable preferred stock was issued in 1987 to the then holders of the common and Class B common stock had a redemption date in 1991. The redeemable preferred stock has not been redeemed due to a lack of "legally available funds." These shares must be redeemed by the Company as soon as possible for $0.01 per share at any time the Company has the "legally available funds" for the redemption. There was a conversion feature to this redeemable preferred stock, which, with the passing of time, has lapsed. The Company believes the definition of "legally available funds" to be the amount under California law from which dividends could be paid by a corporation that does not have retained earnings. In general, California law provides that to the extent a corporation's assets, excluding intangible and deferred assets, are at least equal to 1.25 times its liabilities, excluding deferred taxes, deferred income, and deferred credits, a corporation may pay dividends. Under this definition, the Company had "legally available funds" as of October 31, 1999 and 1998. As a result, the Company is in default under the redemption provisions of the redeemable preferred stock. The impact of this default on the Company's financial position is uncertain.

     The redeemable preferred stock is not assignable or transferable, except upon death or upon approval of a majority of the members of the Board of Directors not holding such shares and are not entitled to receive any dividends. In the event of liquidation, dissolution, or winding up of the Company, each share is entitled to share ratably in all assets available for distribution equal to that of a share of common stock up to a maximum of $.01 per share.

25.  SERIES B CONVERTIBLE PREFERRED STOCK

     Each share of Series B convertible preferred stock is entitled to four votes on all matters, including the election of directors and shall vote as a single class along with the common stock, Class B common stock, and redeemable preferred stock. In any liquidation or dissolution of the Company, the holders of the Series B convertible preferred stock will be entitled to a liquidation preference of $1 per share.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

26.  ACQUISITION AND DISPOSITION OF TECHNOLOGY

     Micro Imaging Technology

     In October 1997, the Company completed a technology transfer agreement (the "Agreement") for the acquisition of certain intellectual property described in seven patents from Wyatt Technology Corporation ("Wyatt"). The intellectual property acquired relates to clean water monitoring through the utilization of multi-angle laser light scattering instrumentation, which the Company refers to as its "micro imaging technology." The cost of the intellectual property acquired was 2,100,000 shares of the Company's common stock valued at $447,146. As part of the Agreement, Wyatt was to manufacture and sell at prices including a reasonable profit all components involving the intellectual property that the Company requires for a period of three years.

     During year ended October 31, 1999, disagreements arose between the Company and Wyatt regarding the performance of each under the terms of the Agreement. In February 1999, the Company filed a lawsuit claiming Wyatt breached the terms of the Agreement. Wyatt filed a counter suit claiming the Company breached the Agreement. In July 1999, the Company and Wyatt entered into a settlement agreement whereby the Company and Wyatt each retain the right to commercially exploit the technology that was the subject of the Agreement, including that which was developed during "Phase I" (as defined) of the Agreement (the "Retained Rights"). The Company's Retained Rights are limited to use in detection of harmful substances in drinking water and may not be transferred or assigned except to resellers and end users of products developed by the Company from such Retained Rights.

     As consideration for the settlement, the Company delivered to Wyatt items obtained from Wyatt during the term of the agreement and copies of the technology, consisting of certain papers and software, developed by the Company through April 1998.

     Wyatt in turn, delivered all remaining shares it held of the Company's common stock, which it received for entering into the Agreement, and all stock purchase warrants received by Clifford Wyatt for services as a member of the Company's Board of Directors. The settlement has been recorded at $292,500, the fair value at the settlement date of the 1,950,000 shares returned.

     The Company believes there is no remaining value in the Retained Rights. Since the fair value of the shares received in the settlement is equal to the net book value of the related intangible assets at the settlement date, no gain or loss has been recognized as a result of the settlement.

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

26.  ACQUISITION AND DISPOSITION OF TECHNOLOGY, CONTINUED

     Ion Exchange Membrane Technology

     In February 1998 the Company acquired the HC ion exchange membrane process technology for $200,000. The process technology is comprised of certain production processes, intellectual properties, and know-how. None of the acquired intangible assets are protected by patent, copyright or trademark.

27.  BUSINESS SEGMENTS

     The Company has three reportable segments: water purification ("EDI"), hydro components ("HC"), and clean water monitoring (Micro Imaging ["MI"]) (a start up segment). The water purification segment produces water treatment modules for sale to manufacturers. The hydro component segment sells water and wastewater treatment products to the light commercial/industrial markets. The clean water monitoring segment is developing technology that is anticipated will enable real time identification of contamination in water.

     The Company's reportable segments are strategic business units that offer different products, are managed separately, and require different technology and marketing strategies. The accounting policies of the segments are those described in the summary of significant accounting policies. The Company evaluates performance based on results from operations before income taxes not including nonrecurring gains and losses. Business Segment Information:


                                             1999              1998
                                             ----              ----
        Revenue
               EDI                       $   278,943       $   372,742
               HC                            416,622           432,771
               MI                                 --                --
                                         -----------       -----------
             TOTAL REVENUE               $   695,565       $   805,513
                                         ===========       ===========
        Operating Loss
               EDI                       $  (642,835)      $     7,883
               HC                           (239,768)           93,265
               MI                           (650,897)         (445,110)
               Corporate                    (437,180)         (792,362)
                                         -----------       -----------
             TOTAL OPERATING LOSS        $(1,970,680)      $(1,136,324)
                                         ===========       ===========

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------

27.  BUSINESS SEGMENTS, CONTINUED

     Business Segment Information, Continued:


                                                          1999            1998
                                                          ----            ----
   Depreciation and Amortization

        EDI                                           $    1,418      $    8,952
        HC                                                40,717          31,040
        MI                                                65,425          89,429
        Corporate                                         39,271              --
                                                      ----------      ----------
        TOTAL DEPRECIATION AND AMORTIZATION           $  146,831      $  129,421
                                                      ==========      ==========

   Identifiable Assets

        EDI                                           $  426,103      $  292,806
        HC                                               634,154         522,734
        MI                                               122,374         356,247
        All others                                       232,654         214,779
                                                      ----------      ----------
        Total identifiable assets                     $1,415,285      $1,386,566
                                                      ==========      ==========

   Expenditures for Long Lived Assets

          EDI                                         $  122,258      $   86,227
          HC                                             292,368         200,000
          MI                                              10,373              --
          Corporate                                       17,809              --
                                                      ----------      ----------
        TOTAL EXPENDITURES FOR LONG LIVED ASSETS      $  442,808      $  286,227
                                                      ==========      ==========

Geographic Information:

   Revenues

        United States                                 $  502,228      $  506,996
        Japan                                            132,490         183,117
        Ireland                                           28,668          83,600
        Other foreign countries                           32,179          31,800
                                                      ----------      ----------
        TOTAL REVENUES                                $  695,565      $  805,513
                                                      ==========      ==========

                                ELECTROPURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED OCTOBER 31, 1999
--------------------------------------------------------------------------------


28.  SUBSEQUENT EVENT

     Financial Arrangement with a Related Party

     In December 1999, the Company entered into a financing arrangement with the principal shareholder. The terms of the agreement are for the principal shareholder to lend the Company $200,000 and receive in return from the Company an unsecured convertible note with a term of two years and an annual interest rate of 10%. The conversion terms and the number of warrants have not as of yet been described and then approved by the Company's Board of Directors. The $200,000 note payable has been issued, and $100,000 of the proceeds therefrom have been received. The remainder of the proceeds is anticipated by the Company in January 2000.

                     UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying interim condensed Financial Statements are unaudited and have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. These statements should be read in connection with the Financial Statements for the two years ended October 31, 1999, and the notes thereto included in this Prospectus. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.


In our opinion, the accompanying unaudited interim condensed Financial Statements contain all adjustments (consisting of normal recurring accruals and prior period adjustments) necessary to present fairly our financial position as of April 30, 2000, and the results of its operations and its cash flows for the six months ended April 30, 2000 and 1999. The results of operations for the three-month and six-month period ended April 30, 2000 are not necessarily indicative of the results to be expected for the full year.

                                ELECTROPURE, INC.

                           Consolidated Balance Sheets

                                      ASSETS

                                                          April 30,       October 31,
                                                             2000            1999
                                                          ----------      ----------
                                                         (UNAUDITED)
Current assets:
  Cash and equivalents                                    $  131,896      $  204,328
  Certificate of deposit - restricted                         15,000              --
  Trade accounts receivable                                   71,895          97,745
  Inventories                                                198,881         204,888
  Prepaid legal fees                                          92,500          92,500
  Other prepaid expenses                                       4,845          12,007
                                                          ----------      ----------
                 Total current assets                        515,017         611,468

Property and equipment, net                                  552,656         566,872

Acquired technology, net of accumulated amortization         111,945         131,945

Building purchase option                                     105,000         105,000
                                                          ----------      ----------
TOTAL ASSETS                                              $1,284,618      $1,415,285
                                                          ==========      ==========

The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.

                           Consolidated Balance Sheets

                     LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                 April 30,        October 31,
                                                                   2000               1999
                                                               ------------       ------------
                                                               (UNAUDITED)
 Current liabilities:
   Trade accounts payable                                      $    125,406       $     86,544
   Current portion of obligations under capital leases               11,847              9,465
   Note payable to bank                                              15,000                 --
   Note payable to officer                                               --              7,632
   Customer deposit                                                   7,552            168,755
   Accrued payroll                                                   88,902             87,986
   Other accrued liabilities                                         39,368             51,630
                                                               ------------       ------------
                    Total current liabilities                       288,075            412,012

 Obligations under capital leases, net of current portion             7,083              1,298

 Note payable to officer, net of current portion                         --              4,683
                                                               ------------       ------------
TOTAL LIABILITIES                                                   295,158            417,993
                                                               ------------       ------------
 Commitments and contingencies

 Redeemable preferred stock; $0.01 par value;
     2,600,000 shares authorized, issued and outstanding             26,000             26,000

 Shareholders' equity:

   Series B convertible preferred stock; $1.00 par value;
     1,000,000 shares authorized, issued and outstanding          1,000,000          1,000,000
   Common stock; $0.01 par value; 20,000,000
     shares authorized; 8,877,341 and 7,791,425
     shares issued and outstanding                                   88,773             77,914
   Class B common stock; $0.01 par value;                            83,983
     shares authorized, issued and outstanding                          840                840
   Additional paid-in capital                                    22,180,080         20,971,537
   Accumulated deficit                                          (21,938,270)       (21,018,249)
   Notes receivable on common stock                                (367,963)           (60,750)
                                                               ------------       ------------
TOTAL SHAREHOLDERS' EQUITY                                          963,460            971,292
                                                               ------------       ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $  1,284,618       $  1,415,285
                                                               ------------       ------------

    The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.

                      Consolidated Statements of Operations
                                   (UNAUDITED)



                                                 Three Months Ended                  Six Months Ended
                                                       April 30,                         April 30,
                                            -----------------------------       -----------------------------
                                               2000              1999              2000              1999
                                            -----------       -----------       -----------       -----------
Net sales                                   $   226,987       $   131,483       $   451,557       $   411,454
Cost of sales                                   261,552           202,693           542,302           455,439
                                            -----------       -----------       -----------       -----------
  Gross profit (loss)                           (34,565)          (71,210)          (90,745)          (43,985)
                                            -----------       -----------       -----------       -----------
Operating costs and expenses:

  Research and development                      112,874            73,272           213,158           240,211
  Salaries                                      101,668            61,915           217,930            94,484
  Consulting                                     34,371           126,736            62,180           179,282
  Other operating expenses                      205,872           192,437           340,929           254,595
                                            -----------       -----------       -----------       -----------
Total operating expenses                        454,785           454,360           834,197           768,572
                                            -----------       -----------       -----------       -----------
  Loss from operations                         (489,350)         (525,570)         (924,942)         (812,557)

Other income (expense):
  Interest income                                 2,708            10,099             9,292            11,049
  Interest expense                                  (47)               --            (3,571)               --
                                            -----------       -----------       -----------       -----------
Interest income, net                              2,661            10,099             5,721            11,049
                                            -----------       -----------       -----------       -----------
Loss before provision for income taxes         (486,689)         (515,471)         (919,221)         (801,508)

Provision for income tax                           (800)             (800)             (800)             (800)
                                            -----------       -----------       -----------       -----------
Net loss                                    $  (487,489)      $  (516,271)      $  (920,021)      $  (802,308)
                                            ===========       ===========       ===========       ===========

Net loss per share, basic and diluted       $     (0.06)      $     (0.06)      $     (0.11)      $     (0.09)
                                            ===========       ===========       ===========       ===========

Weighted average shares outstanding           8,546,011         8,631,060         8,173,677         8,624,892

The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.

                 Consolidated Statements of Shareholders' Equity
                                   (UNAUDITED)


                                                Series B                             Series B
                                              Convertible                 Class B  Convertible            Class B    Additional
                                               Preferred    Common        Common   Preferred    Common    Common      Paid-In
                                                 Shares      Shares        Shares     Stock      Stock      Stock      Capital
                                               ---------   ---------      ------   ----------   -------   -------   -----------
BALANCE, OCTOBER 31, 1999                      1,000,000   7,791,425      83,983   $1,000,000   $77,914   $   840   $20,971,537

Common shares issued upon exercise of
  options                                             --      18,210          --           --       182        --        1,639

Common shares and warrants issued in
  private placement                                   --   1,065,206          --           --    10,652        --    1,054,554

Common shares issued for public relations
   services                                           --       2,500          --           --        25        --        2,163

Options and warrants granted to employees
   and consultants for services                       --          --          --           --        --        --      150,187

Increase in notes receivable on common
  stock                                               --          --          --           --        --        --           --

Net loss                                              --          --          --           --        --        --           --

BALANCE, APRIL 30, 2000                        1,000,000   8,877,341      83,983   $1,000,000   $88,773   $   840   $22,180,080
                                               =========   =========      ======   ==========   =======   =======   ===========


                                                 Note
                                              Receivable
                                              Accumulated       Common
                                                Deficit         Stock           Total
                                             ------------    ------------     ---------
BALANCE, OCTOBER 31, 1999                     (21,018,249)   $    (60,750)    $ 971,292

Common shares issued upon exercise of
  options                                              --              --         1,821

Common shares and warrants issued in
  private placement                                    --        (300,000)      765,206

Common shares issued for public relations
   services                                            --              --         2,188

Options and warrants granted to employees
   and consultants for services
                                                       --              --       150,187
Increase in notes receivable on common
  stock                                                            (7,213)       (7,213)

Net loss                                         (920,021)             --      (920,021)

BALANCE, APRIL 30, 2000                      $(21,938,270)  $    (367,963)    $ 963,460
                                             ============   =============     =========



The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                      Consolidated Statements of Cash Flows
                                   (UNAUDITED)


                                                                 Six Months Ended
                                                                      April 30,
                                                            ---------------------------
                                                               2000              1999
                                                            ---------       -----------
Cash flows from operating activities:

Net loss                                                    $(920,021)      $  (802,308)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation                                                 67,637            17,680
  Amortization                                                 20,000            64,715
  Issuance of warrants for services                           150,188            41,084
(Increase) decrease in assets:
  Trade accounts receivable                                    25,850           113,656
  Accounts receivable - related party                              --            66,058
  Prepaid legal and other expenses                              7,162                --
  Inventories                                                   6,007            33,075
  Other current assets                                             --           (85,185)
Increase (decrease) in liabilities:
  Trade accounts payable                                       38,862           (92,850)
  Customer deposit                                           (161,203)           70,000
  Accrued payroll and other liabilities                       (12,690)          (18,083)
                                                            ---------       -----------
CASH USED IN OPERATING ACTIVITIES                            (778,208)         (592,158)
                                                            ---------       -----------
Cash flows used in investing activities
  Purchase of property and equipment                          (53,421)          (38,502)
  Purchase of certificate of deposit                          (15,000)               --
                                                            ---------       -----------
CASH USED IN INVESTING ACTIVITIES                             (68,421)          (38,502)
                                                            ---------       -----------
Cash flows provided by (used in) financing activities:

  Principal payments on notes payable                          12,195            (2,816)
  Proceeds from issuance of note payable                       15,000                --
  Proceeds from the issuance of common stock                  760,181           120,000
  Proceeds from exercise of warrants                            1,821                --
  Proceeds from issuance of preferred stock to a
     related party                                                 --         1,000,000
                                                            ---------       -----------
CASH PROVIDED BY FINANCING ACTIVITIES                         789,197         1,117,184
                                                            ---------       -----------
NET INCREASE (DECREASE) IN CASH                               (57,432)          486,524

CASH AT BEGINNING OF PERIOD                                   204,328            57,440
                                                            ---------       -----------
CASH AT END OF PERIOD                                       $ 146,896       $   543,964
                                                            ---------       -----------


The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.

                      Consolidated Statements of Cash Flows
                                   (UNAUDITED)

        Supplemental Schedule of Non-Cash Investing and Financing Activities


                                                               Six months ended
                                                                   April 30,
                                                            -----------------------
                                                               2000          1999
                                                            ---------      --------
   Issuance of common stock for note receivable:
       Notes receivable received                            $ 307,213             --
       Issuance of common stock                             $(307,213)            --


The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements include all adjustments which management believes are necessary for a fair presentation of the results of operations for the periods presented, except those which may be required to adjust assets and liabilities to the net realizable value should we not be able to continue operations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

     The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. It is suggested that the accompanying condensed financial statements be read in conjunction with our audited financial statements and footnotes as of and for the year ended October 31, 1999, included in our Annual Report on Form 10-KSB.

     Principles of Consolidation

     The consolidated financial statements of Electropure, Inc. and Subsidiaries include the accounts of its wholly-owned subsidiaries, Electropure EDI, Inc. and Micro Imaging Technology, both of which were incorporated in February 2000. All significant intercompany balances have been eliminated in consolidation.

     Financial Statement Classification

     Certain amounts presented within the 1999 financial statements have been reclassified in order to conform to the 2000 financial statement presentation.

2.   NOTES PAYABLE

     At April 30, 2000 and 1999, notes payable consisted of the following:


                                                                              2000         1999
                                                                           ----------      ----
NOTE PAYABLE TO BANK

Note payable to bank, collateralized by a $15,000 certificate of deposit, with an interest rate of 8% per annum, payable in 11 monthly
installments of $678 and one final payment on April 25, 2001 of $8,477     $   15,000        --
                                                                           ----------      ----

The accompanying notes are an integral part of the financial statements.

                                ELECTROPURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE PAYABLE TO OFFICER

Note payable to officer, collateralized by an
automobile, with interest at 9% per annum, payable in
monthly installments of $636 through July 15, 2001.
Note paid in full on April 26, 2000.                                                         --       15,715
      Less:  Current portion                                                                 --       (4,039)
                                                                                       --------       ------

LONG TERM PORTION OF NOTES PAYABLE TO OFFICER                                          $     --       11,676


3.   CONTINGENCIES

     Litigation

     In August 1999, Electropure, Inc. and an unaffiliated third party, Universal Aqua Technologies, Inc. were named as cross defendants in a cross complaint by Douglas B. Platt doing business as East-West Technic Group arising from a lawsuit brought by Staar Surgical Company, Inc. against East-West Technic Group, Douglas B. Platt, and Does 1 through 100. The cross complaint was filed in the Los Angeles Superior Court, Case No. GC 023410, and alleged that we failed to provide an EDI module that could be operated as part of the system provided by Platt to Staar.

     In April 2000, the lawsuit was settled in its entirety in exchange for the total payment of $18,000 to the plaintiff, Staar; to be paid in equal amounts of $6,000 by Platt, Universal and us. We paid $1,000 in May 2000 and will satisfy the balance due in monthly installments of $1,000 through October 2000. As part of the settlement agreement, we are entitled to recover the EDI module held by Staar.

     Concentration of Risk

     Financial instruments which potentially subject us to concentrations of credit risk consist primarily of trade accounts receivable. Exposure to losses on accounts receivable is principally dependent on the individual customer's financial condition, as credit sales are not collateralized. We monitor our exposure to credit losses and reserve for those accounts receivable that we deem to be not collectible.

     During the six months ended April 30, 2000:

- Approximately 89% of the $231,778 in sales of our EDI products were made to foreign customers. One such foreign customer, Mihama Corporation of Tokyo, Japan, accounted for 65% of EDI product sales. Of the total EDI sales during the period, approximately 31% represented sales of the XL module which incorporates our exclusive ion exchange membranes.


- Less than 1% of the $175,933 in sales of our Hydro Components products were made to foreign customers. Two domestic companies accounted for approximately 53% of Hydro Components sales; Lenscrafters at 41% and McMaster-Carr Corporation at 12%.

                                ELECTROPURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

- Our membrane division began selling ion exchange membranes for use in electrodialysis, electrodeionization, electrodeposition and general electrochemical separations. One domestic customer, Purolite Company, accounted for 94% of the total of $43,846 in membrane product sales.

     We make all sales and receive all payments in U.S. dollars on all foreign sales. No provision has been recorded for uncollectable trade accounts receivable for the period ended April 30, 2000.

4.   SHARE TRANSACTIONS

     Private Placement Offering - Common Stock

     In a February 2000 private placement offering, we sold units consisting of 25,000 shares of common stock and 12,500 redeemable detachable three-year warrants to purchase common stock at an exercise price of $2.00 per share. The warrants are redeemable at $0.05 per warrant if the price of common stock equals or exceeds $4.00 per share for 30 consecutive business days. We issued units representing 660,000 shares of common stock for net proceeds of $160,000 and a note receivable in the amount of $500,000 was also issued by a related party who is our largest shareholder. Of this receivable, $200,000 was collected and the balance is recorded as a reduction of shareholders' equity as of April 30, 2000.

     Common Shares Issued for Debt

     Between December 1999 and February 2000, we borrowed $400,000 from a related party who is the largest shareholder. The terms of the notes provided for conversion into our securities on terms to be mutually agreed. On February 24, 2000, the notes were converted into the above private placement securities. We issued 405,206 shares of common stock and 202,603 redeemable detachable three-year warrants to purchase common stock at an exercise price of $2.00 per share at fair market value of $405,206 in connection with the conversion of convertible notes payable and accrued interest totalling $5,206.

     Common Shares Issued for Warrants Exercised

     On November 1, 1999, warrants were exercised resulting in the purchase of 18,210 shares of common stock and we received net proceeds of $1,821.

     Common Shares Issued for Services

     On February 23, 2000, we issued 2,500 shares of common stock, valued at $2,188, to a consulting firm in partial payment for public relations services to be rendered. The value of

                                ELECTROPURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     the services involved in the transaction has been expensed and added to common stock and additional paid-in capital.

5.   LOSS PER COMMON SHARE

     In accordance with the disclosure requirements of SFAS No. 128, Earnings Per Share, a reconciliation of the numerator and denominator of the basic and diluted loss per share calculation and the computations of net loss per common share for the periods ended April 30, 2000 and 1999 are as follows.


                                                        2000              1999
                                                        ----              ----
Net loss available to common shareholders:
    Loss before extraordinary gain                 $  (920,021)      $  (802,308)
    Extraordinary gain                                      --                --
                                                   -----------       -----------
    Net loss available to common shareholders      $  (920,021)      $  (802,308)
                                                   -----------       -----------

    WEIGHTED AVERAGE SHARES OUTSTANDING              8,173,677         8,624,892
                                                   ===========       ===========
Basic and diluted loss per common share:
    Loss before extraordinary gain                 $     (0.11)      $     (0.09)

    Extraordinary gain                                      --                --
                                                   -----------       -----------
    NET LOSS                                       $     (0.11)      $     (0.09)
                                                   ===========       ===========

     The following securities and contingently issuable shares are excluded in the calculation of diluted shares outstanding as their effects would be antidilutive for the periods ended April 30, 2000 and 1999 as follows:


                                                                             2000              1999
                                                                             ----              ----
         Stock options and warrants                                        5,101,327         3,349,834
         Convertible preferred stock                                       1,000,000         1,000,000

6.   BUSINESS SEGMENTS

     We have four reportable segments: water purification (Electropure, EDI, Inc. ["EDI"]), hydro components ("HC"), ion exchange membranes ("MEM") (a start up segment), and fluid monitoring (Micro Imaging Technology ["MIT"]). The water purification segment produces water treatment modules for sale to manufacturers of high purity water treatment systems. The hydro components segment sells water and wastewater treatment products to the light commercial/industrial markets. The membrane segment sells ion exchange membranes for use in electrodialysis, electrodeionization, electrodeposition and general electrochemical separations. The fluid monitoring segment is developing technology that is anticipated will enable real time identification of contamination in fluids.

                                ELECTROPURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     Our reportable segments are strategic business units that offer different products, are managed separately, and require different technology and marketing strategies. The accounting policies of the segments are those described in the summary of significant accounting policies. We evaluate performance based on results from operations before income taxes, not including nonrecurring gains and losses.

     Business Segment Information:

                                                      Three Months Ended                   Six Months Ended
                                                            April 30,                          April 30,
                                                 -----------------------------       -----------------------------
                                                     2000              1999              2000              1999
                                                 -----------       -----------       -----------       -----------
 Revenue
       EDI                                       $   116,868       $    20,703       $   231,778       $   201,001
       HC                                             68,604           110,780           175,933           210,453
       MEM                                            41,515                --            43,846                --
       MIT                                                --                --                --                --
                                                 -----------       -----------       -----------       -----------
   TOTAL REVENUE                                 $   226,987       $   131,483       $   451,557       $   411,454
                                                 ===========       ===========       ===========       ===========

 Operating Loss
       EDI                                       $  (108,262)      $  (165,265)      $  (212,628)      $  (275,079)
       HC                                             43,585            41,464            19,330            93,644
       MEM                                           (62,017)          (99,685)          (92,083)          (99,685)
       MIT                                          (103,374)         (182,507)         (189,598)         (349,446)
       Corporate                                    (260,082)         (120,377)         (450,763)         (182,791)
                                                 -----------       -----------       -----------       -----------
   Total operating loss                          $  (490,150)      $  (526,370)      $  (925,742)      $  (813,357)
                                                 ===========       ===========       ===========       ===========

 Depreciation and Amortization
       EDI                                       $     7,524       $        41       $    14,705       $        41
       HC                                                100               245               198               490
       MEM                                            24,839            10,000            49,677            20,000
       MIT                                             1,099            22,819             2,140            45,176
       Corporate                                      10,564             8,511            20,917            16,688
                                                 -----------       -----------       -----------       -----------
   TOTAL DEPRECIATION AND AMORTIZATION           $    44,126       $    41,616       $    87,637       $    82,395
                                                 ===========       ===========       ===========       ===========

 Identifiable Assets
       EDI                                       $   339,855       $   320,591       $   339,855       $   320,591
       HC                                            139,406           255,451           139,406           255,451
       MEM                                           465,398           346,424           465,398           346,424
       MIT                                            67,101           430,638            67,101           430,638
       Corporate                                     272,857           348,490           272,857           348,489
                                                 -----------       -----------       -----------       -----------
   TOTAL IDENTIFIABLE ASSETS                     $ 1,284,617       $ 1,701,594       $ 1,284,617       $ 1,701,593
                                                 ===========       ===========       ===========       ===========

 Expenditures for Long Lived Assets
       EDI                                       $    22,978       $     2,200       $    36,812       $     2,200
       HC                                                 --             4,900                --             4,900
       MEM                                                --            79,685             4,412            79,685
       MIT                                             1,505             4,773             1,505             4,773
       Corporate                                       8,906            21,483            10,692            26,629
                                                 -----------       -----------       -----------       -----------
   TOTAL EXPENDITURES FOR LONG LIVED ASSETS      $    33,389       $   113,041       $    53,421       $   118,187
                                                 ===========       ===========       ===========       ===========

    Geographic Information:

 Revenues
       United States                             $   113,684       $   119,520       $   218,613       $   244,593
       Japan                                          65,000                --           170,300           130,427
       Ireland                                        12,518                --            18,758            10,235
       Other foreign countries                        35,785            11,963            43,886            26,199
                                                 -----------       -----------       -----------       -----------
   TOTAL REVENUES                                $   226,987       $   131,483       $   451,557       $   411,454
                                                 ===========       ===========       ===========       ===========

                                ELECTROPURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

7.   SUBSEQUENT EVENTS

     As of June 12, 2000, we received $200,000 of the $300,000 note receivable on common stock due from Anthony Frank, our majority shareholder.

     In May 2000, we appointed an exclusive representative to sell our EDI products to original equipment manufacturers in Belgium, Luxembourg, Germany, Austria, Switzerland, France, Spain, Portugal, Italy, Greece, Hungary, Bulgaria, Romania, Czech Republic, Slovakia, Poland, Denmark, Norway, Sweden, and Finland. The arrangement also provides that this representative may sell EDI products to both end-users and OEM's located in The Netherlands. The appointment expires on May 8, 2001 and provides that our representative will receive a 10% commission on all EDI orders in the stated territories.

     In May 2000, the Board of Directors authorized an offering of up to 1,000,000 shares of our common stock in conjunction with a private placement offering of 200 Units of the Series A convertible preferred stock of Micro Imaging Technology, our wholly-owned Nevada subsidiary. Each Unit consists of 10,000 shares of MIT Series A convertible preferred stock and a right to purchase up to 5,000 shares of our common stock at $1.00 per share. The Units are being offered in two distinct stages. In the first stage, the purchase price for each Unit is $30,000, plus $1.00 for each share of our common stock, up to 5,000 shares. In the second stage, the purchase price for each Unit is $40,000, plus $1.00 for each share of our common stock, up to 5,000 shares. Either stage of the offering may be closed at any time before selling the maximum number of Units allocated to that stage. The offering expires on October 15, 2000. There is no minimum subscription amount and as of June 12, 2000, no Units of the private placement offering have been subscribed.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and if given or made, such information or presentations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities offered hereby to any person in any state or other jurisdiction in which the offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.



                                TABLE OF CONTENTS

AVAILABLE INFORMATION ......................................
PROSPECTUS SUMMARY .........................................
THE COMPANY ................................................
RECENT SIGNIFICANT DEVELOPMENTS.............................
RISK FACTORS ...............................................
DILUTION ...................................................
DIVIDEND POLICY ............................................
USE OF PROCEEDS ............................................
MARKET PRICES ..............................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
    AND RESULTS OF OPERATIONS ..............................
BUSINESS ...................................................
LITIGATION .................................................
MANAGEMENT .................................................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
    AND MANAGEMENT .........................................
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............
SELLING SHAREHOLDERS .......................................
DESCRIPTION OF CAPITAL STOCK ...............................
LEGAL OPINION ..............................................
EXPERTS ....................................................
CHANGE IN CERTIFYING ACCOUNTANTS ...........................
ACCOUNTANTS' REPORT ........................................
FINANCIAL STATEMENTS .......................................
UNAUDITED INTERIM FINANCIAL STATEMENTS .....................





                                ELECTROPURE, INC.



                                  COMMON STOCK




                     -------------------------------------
                                   PROSPECTUS
                     -------------------------------------


                             _____________ __, 2000

                                     PART II



--------------------------------------------------------------------------------
                     INFORMATION NOT REQUIRED IN PROSPECTUS
--------------------------------------------------------------------------------

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS


Section 317 of the California Corporations Code allows a corporation to advance expenses incurred by an officer or director in defending any proceeding prior to the final disposition of the proceeding upon receipt of an undertaking to repay the amount if the person is not ultimately entitled to indemnification. In non-derivative actions, an officer or director is entitled to reimbursements for expenses, fines, judgments and settlements if the individual has acted in good faith and in a manner he believed to be in the best interests of the corporation and in the case of criminal proceedings, he had no reasonable cause to believe the conduct was unlawful. With regard to derivative actions (a suit brought on behalf of the Registrant), the person is entitled to reimbursements for expenses if the officer or director acted in good faith, in a manner the officer or director believed to be in the best interests of the corporation and with such care, including reasonable injury, as an ordinary and prudent person in like position would use in similar circumstances; provided, however, that no indemnification shall be made:


- if the officer or director is found liable to the corporation, except as may be determined by the court in which the action is pending;

-    for amounts paid in settling an action without court approval; or

- for amounts paid in defending an action which is terminated without court approval.

If indemnification is authorized by Section 317, but not required, then it shall be determined by:

-    a majority vote of the disinterested members of the Board of Directors;

-    a majority vote of the disinterested shareholders;

-    the court in which the action is pending; or

- if a quorum of independent directors is not available, by independent legal counsel in a written opinion. If the officer or director is successful in the defense of an action, Section 317 provides that the individual shall be entitled to indemnification. Finally, Section 317 authorizes a corporation to maintain officers' and directors' liability insurance.


Article III, Section 16 of the By-Laws of Registrant provides for indemnification of officers and directors in the situations authorized by
Section 317.

See also "WHERE YOU CAN FIND ADDITIONAL INFORMATION."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Registration Fee Under Securities
    Act of 1933 ........................      $ 4,000
Accounting Fees and Expenses ...........        1,500
Legal Fees and Expenses ................       10,000
Miscellaneous ..........................        4,500
                                              -------
              Total ....................      $20,000
                                              =======

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES


During the past three years, the Registrant has issued or sold the securities described below:

Shares Issued in Connection with Legal Settlement

In the year ended October 31, 1997, we issued 100,000 shares of common stock with a fair market value of $62,500 in settlement of a judgment against Electropure and various officers and former directors in fiscal year 1996. The settlement also provided for the issuance of 100,000 five-year warrants to purchase common stock at $1.00 per share with a fair value of $61,000 and a $12,000 promissory note to cover costs and attorneys' fees. The warrants are exercisable at any time until June 13, 2002.

In 1997, we also issued 20,000 shares of common stock with a fair market value of $9,375 and 20,000 ten-year warrants to purchase common stock at $1.00 per share with a fair value of $12,400 to an individual who provided consulting and legal services in connection with the legal settlement.

Common Stock Issued in Exchange for Debt

In fiscal year 1998, we borrowed $400,000 from a major shareholder. The terms of the notes provided for conversion into shares of common stock at any time. The intrinsic value of the beneficial conversion features was determined, and additional paid-in capital and interest expense of $400,000 was recognized. We issued 342,659 shares of common stock to our major shareholder at fair market value of $672,897 in connection with the conversion of convertible notes payable and accrued interest totalling $409,847.

In fiscal year 1997, we issued 1,864,933 shares of common stock in connection with conversion features granted in prior years. Of these shares, 1,717,484 were issued to an individual who thereby became a major shareholder of Electropure. We recognized research and development expense and an increase to additional paid-in capital of $1,068,206 upon grant of the conversion features in prior years. Upon conversion, we recorded an increase in common stock and a corresponding decrease in additional paid-in capital for the par value of the shares issued.

In fiscal year 1997, we issued 418,960 shares of common stock to our major shareholder in connection with the exercise conversion features issued during the year. We recognized research and development expense and an increase to additional paid-in capital of $130,909 upon grant of the conversion features. Upon conversion to common stock, we recorded an increase in common stock and corresponding decrease in additional paid-in capital for the par value of the shares issued.

Between December 1999 and February 2000, we borrowed $400,000 from a related party who is the largest shareholder. The terms of the notes provided for conversion into our securities on terms to be mutually agreed. On February 24, 2000, the notes were converted into shares offered in a private placement discussed later. We issued 405,206 shares of common stock and 202,603 redeemable detachable three-year warrants to purchase common stock at an exercise price of

$2.00 per share at fair market value of $405,206 in connection with the conversion of convertible notes payable and accrued interest totalling $5,206.

Common Shares Issued to EDI Shareholders

In connection with the License Termination Agreement with EDI Components (Note
4), we issued 362,500 shares of common stock to the investors of EDI Components. Of these shares, 25,000 were issued to a major shareholder of Electropure. We also agreed to issue these individuals additional shares as described in Note 4. The 362,500 shares issued and the additional 516,479 contingently issuable shares were valued at $.3125, the market price per share at the date of termination of the agreement, which totals $274,681. This amount has been recorded as research and development expense.

Common Shares Issued for the Acquisition of Technology

On October 25, 1997, we issued 2,100,000 shares of its common stock at market value of $447,146 to Wyatt Technology Corporation to acquire exclusive rights to intellectual property.

Common Shares Issued to Private Investors

In fiscal year 1997, we issued 30,988 shares of common stock, at $0.375 per share to private investors.

Common Shares Issued for Warrants Exercised

During fiscal years 1998 and 1997, warrants were exercised resulting in the purchase of 25,000 shares for $29,750 and 107,400 shares of common stock for $53,700, respectively. Notes receivable for $29,750 for 1998 and $25,000 for 1997, were issued as partial payment of the shares issued. These receivables are recorded as a reduction of shareholders' equity.

In fiscal year 1998, we to reduce the exercise price to $1.00 per share on any warrants exercised with original exercise prices greater than $2.00 per share. As a result, warrants were exercised for the purchase of 155,928 shares of common stock for $155,928.

During fiscal year 1998, options were exercised resulting in the purchase of 12,000 shares of common stock for $6,000. A note receivable for $6,000 was issued as payment of the shares issued. This receivable is recorded s a reduction of shareholders' equity.

During the year ended October 31, 1999, warrants were exercised resulting in the purchase of 2,500 shares of common stock for $1,250.

On November 1, 1999, warrants were exercised resulting in the purchase of 18,210 shares of common stock and we received net proceeds of $1,821.

Private Placement Offering

In a private placement offering conducted in fiscal year 1997, we sold units consisting of 25,000 shares of common stock and 12,500 redeemable three-year warrants to purchase common stock at an exercise price of $2.00 per share. The warrants are redeemable at $.05 per warrant if the price of common stock equals or exceeds $4.00 per share for 30 consecutive business days. We issued units representing 500,000 shares of common stock for net proceeds of $475,000. A note receivable was also issued in the amount of $25,000 for common stock units in regards to the private placement. The receivable is recorded as a reduction of shareholders' equity. This receivable was collected in fiscal year 1998. In connection with the private placement, we issued 4,706 shares of common stock, as a finders' fees.

In April 1998, in conjunction with a private placement offering, we issued 275,000 shares of common stock and 137,500 warrants to purchase common stock at $3.00 per share, and received net proceeds of $550,000. The warrants are redeemable by us at $.05 per warrant if the price of common stock equals or exceeds $4.00 per share for 30 consecutive business days. In connection with the private placement, we issued 3,363 shares of common stock as a finder's fee.

During the year ended October 31, 1999, a private placement offering resulted in the issuance of 1,020,000 shares of common stock and 510,000 detachable warrants to purchase common stock at $2.00 per share, and we received net proceeds of $1,020,000.

In a February 2000 private placement offering, we sold units consisting of 25,000 shares of common stock and 12,500 redeemable detachable three-year warrants to purchase common stock at an exercise price of $2.00 per share. The warrants are redeemable at $0.05 per warrant if the price of common stock equals or exceeds $4.00 per share for 30 consecutive business days. We issued units representing 660,000 shares of common stock for net proceeds of $160,000 and a note receivable in the amount of $500,000 was also issued by a related party who is our largest shareholder. Of this receivable, $200,000 was collected and the balance is recorded as a reduction of shareholders' equity as of April 30, 2000.

Common Shares Issued in Consideration of an Option to Purchase Real Estate

In November 1997, we issued 60,000 shares of common stock with a fair market value of $90,000 at the date of issue to the lessors of our new facility in exchange for a three-year option to purchase the building. The $90,000 value attributable to the option to purchase the building has been recorded as an other asset.

Common Shares Issued for Services

On April 1, 1998, we issued 6,579 shares of common stock to the real estate broker who negotiated the lease on our current facility in satisfaction of his $10,000 commission.

In May 1998, we issued 4,103 shares of common stock, valued at $7,500, or $1.48 per share, to a consulting firm in partial payment for public relations services to be rendered. The value of the transaction has been expensed and added to common stock and additional paid-in capital.

On February 23, 2000, we issued 2,500 shares of common stock, valued at $2,188, to a consulting firm in partial payment for public relations services to be rendered. The value of the services involved in the transaction has been expensed and added to common stock and additional paid-in capital.

Prepaid Legal Services

In May 1999, we issued to a law firm involved with its patent work, 100,000 shares of common stock with a fair value of $100,000 as a retainer against which fees and expenses incurred will be paid. The value of the services to be received in this transaction has been recorded as prepaid legal services and added to common stock and additional paid-in capital.

Settlement

In July 1999, pursuant to the terms of a settlement, we cancelled 1,950,000 shares of common stock previously held by Wyatt Technology Corporation.

Private Placement Offering - Preferred Shares

In January 1999, we sold 1,000,000 shares of Series B convertible preferred stock to a related party who is our largest shareholder in a private transaction for $1,000,000. The Series B convertible preferred stock is convertible into 1,000,000 shares of our common stock in whole or in part at any time by its holder. The Series B convertible preferred stock is automatically convertible on the same basis if either of two events occur: a) we make a public offering of any of our securities, or b) our securities are admitted for listing on a national securities exchange market system. In the event the number of our common shares is increased or decreased as a result of a stock split, stock dividend, reverse stock split, or otherwise, the number of shares of common stock into which each share of Series B convertible preferred stock may be converted shall concurrently be proportionately increased or decreased. The Series B convertible preferred stock has no rights for participation in any new or additional issuances of any of our equity instruments.

Each share of Series B convertible preferred stock is entitled to four votes on all matters, including the election of directors and shall vote as a single class along with the common stock, Class B common stock and redeemable preferred stock.

In any liquidation or dissolution of Electropure, the holders of the Series B convertible preferred stock will be entitled to a liquidation preference of $1 per share.


The issuance of securities in these transactions, except as described below, were exempt from registration under the Securities Act of 1933, as amended, by virtue of Sections 3(b) and 4(2) of the Act, including Regulation D promulgated thereunder. The Company believes that the recipients in each case acquired the securities for investment only and not with a view to the distribution thereof and legends were affixed to the stock certificates.

ITEM 27.       EXHIBITS

        3.1     Articles of Incorporation of the Registrant, as amended. ***

        3.2     By-Laws of the Registrant, as amended. *

        5.0     Opinion of Skadden, Arps, Slate Meagher & Flom, LLP.

        10.19 Form of Indemnity Agreement with each current Officer and Director. **

        10.47.8 License Termination Agreement with EDI Components dated August 14, 1997 (effective 08/05/97). *****

        10.47.9 Employment Agreement with Floyd H. Panning dated August 14, 1997 (effective 08/05/97). *****

        10.52 Technology Transfer Agreement with Wyatt Technology Corporation dated October 25, 1997. ******

        10.53 8% Sixty-Day Term Note from Hydro Components, Inc. dated February 17, 1998, including Assignment Agreement, Security Agreement and Unlimited Personal Guaranty.*******

        24.1    Consent of Kelly & Company.

        24.2 Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.0).

        25      Power of Attorney (see page II-5).

        ------------------------------------------

* Previously filed on December 15, 1986 in connection with Registration Statement of Registrant on Form S-1, File No. 33-10669.

** Incorporated by reference to Exhibit "B" to Registrant's Definitive Proxy Statement, dated April 20, 1988, for the Annual Meeting held May 18, 1988, as filed on May 4, 1988.

*** Previously filed on February 28, 1989 in connection with Registrant's Form 10-K for the fiscal year ended October 31, 1988.

**** Previously filed on October 11, 1995 in connection with Registrant's Form 10-KSB for the fiscal year ended October 31, 1994.

***** Previously filed on July 16, 1997 in connection with Registrant's form 10-KSB for the fiscal year ended October 31, 1996.


****** Previously filed on September 11, 1997 in connection with Registrant's Form 10-QSB for the fiscal quarter ended July 31, 1997.

******* Previously filed on November 14, 1997 in connection with Schedule 13-D filed by Wyatt Technology Corporation.

******** Previously filed on February 11, 1998 in connection with Registrant's Form 10-KSB for the fiscal year ended October 31, 1997.

*********      Previously filed on March 5, 1998 in connection with Registrant's
               Form 10-QSB for the fiscal quarter ended January 31, 1998.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any Prospectus required by Section
                10(a)(3) of the Securities Act of 1933;


                      (ii) To reflect in the Prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information included in the Registration Statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;


               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
               Section 13(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions in Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 3 on Form SB-2 and authorized this Registration Statement and any and all amendments thereto to be signed on its behalf by the undersigned thereunder duly authorized, in the City of Laguna Hills, California, on August 1, 2000.

                                                 ELECTROPURE, INC.


                                                 BY  /S/  CATHERINE PATTERSON
                                                   -----------------------------

                                                       CATHERINE PATTERSON
                                                     Chief Financial Officer


--------------------------------------------------------------------------------
                                POWER OF ATTORNEY
--------------------------------------------------------------------------------


Each person whose individual signature appears below hereby constitutes and appoints Catherine Patterson and Floyd H. Panning as his true and lawful attorneys-in-fact with full power of substitution to execute in the name and on behalf of that person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

---------------
SIGNATURES
---------------



/s/  WILLIAM F. FARNAM                                Director               August 1, 2000
----------------------------------------------
WILLIAM F. FARNAM

                                                      Director
----------------------------------------------
RANDALL P. FRANK

/s/  RANDOLPH S. HEIDMANN                             Director               August 1, 2000
----------------------------------------------
RANDOLPH S. HEIDMANN

/s/ ARTHUR LIPPER III                                 Director               August 2, 2000
----------------------------------------------
ARTHUR LIPPER III

/s/  FLOYD H. PANNING                             Chief Executive Officer    August 1, 2000
----------------------------------------------       and Director
FLOYD H. PANNING

                                                  Chief Financial Officer    August 1, 2000
/s/  CATHERINE PATTERSON                          (Principal Financial and
----------------------------------------------     Accounting Officer)
CATHERINE PATTERSON

                                 EXHIBIT INDEX



Exhibit                           Description
-------                           -----------

  5.0          Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP.

 24.1          Consent of Kelly & Company.